Exhibit 10.2

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of August 31, 2018 (the “Third Amendment Effective Date”), is entered into by and among SRC O.P. LLC, a Delaware limited liability company (“SRC OP”), SRC Facilities LLC, a Delaware limited liability company (“SRC Facilities”), SRC Real Estate (TX), LLC, a Delaware limited liability company (“SRC Real Estate” and together with SRC OP and SRC Facilities, each a “Borrower” and, collectively, the “Borrowers”), the Lenders party hereto and UBS AG, Stamford Branch, as administrative agent (the “Administrative Agent”).

WHEREAS, the Borrowers, the Lenders and the Administrative Agent entered into that certain Credit Agreement dated as of March 14, 2018 (as amended by that certain First Amendment to Credit Agreement dated as of April 20, 2018 and that certain Second Amendment to Credit Agreement and First Amendment to Property Information Agreement dated as of June 29, 2018, collectively, the “Credit Agreement”), whereby the Lenders extended credit to the Borrowers on the terms and subject to the conditions described therein;

WHEREAS, the Borrowers have requested that the Lenders extend additional credit to the Borrowers in the form of an additional term loan in an aggregate principal amount equal to $113,045,485.89 (the “Third Amendment Term Loan”) and the Lenders have elected to provide the Third Amendment Term Loan on the terms and conditions set forth herein;

WHEREAS, in addition, the Borrowers have requested that the Administrative Agent and the Lenders make certain modifications to the Credit Agreement as set forth herein; and

WHEREAS, the Administrative Agent and the Lenders party hereto have agreed, subject to the terms and conditions of this Amendment, to make such modifications to the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement, as amended by and after giving effect to this Amendment (the “Amended Credit Agreement”).

2. Third Amendment Term Loan Commitment. The Lenders hereby agree to establish the Third Amendment Term Loan Commitment pursuant to which the Lenders will provide the Third Amendment Term Loan on the Third Amendment Effective Date on the terms and conditions set forth herein. The Third Amendment Term Loan Commitment and the Third Amendment Term Loan shall be subject to all of the terms and conditions set forth in the Amended Credit Agreement. The Third Amendment Term Loan shall be Loans and shall, for all purposes of this Amendment and the other Loan Documents, be subject to all the terms and conditions set forth in the Amended Credit Agreement applicable to the Loans. For the avoidance of doubt and without limiting the generality of the foregoing, (a) the Third Amendment Term Loan shall bear interest at the rates applicable to the Loans from time to time and (b) the maturity date of the Third Amendment Term Loan shall be the Maturity Date.

3. Amendments. As of the Third Amendment Effective Date, the Credit Agreement (including certain schedules attached thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement (and certain schedules thereto) attached hereto as Exhibit A and to add a new Exhibit F (Form of Shortfall Notice) included therein.

4. Conditions Precedent. The effectiveness of this Amendment, the funding of the Third Amendment Term Loan and each of the amendments to the Credit Agreement contained herein shall be subject to the satisfaction of the following conditions precedent:

(a) receipt by the Administrative Agent of a copy of this Amendment, duly executed and delivered by the Loan Parties and the Required Lenders;

(b) receipt by the Administrative Agent of all other documents, instruments and agreements set forth on the closing checklist agreed to between the Administrative Agent and the Borrowers prior to the Third Amendment Effective Date, in each case, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders;

(c) no Default or Event of Default shall exist immediately prior to or after giving effect to this Amendment;

(d) the truth and accuracy of the representations and warranties contained in Section 6 of this Amendment;

(e) receipt by the Administrative Agent of evidence reasonably satisfactory to it that, on a pro forma basis after incurrence of the Third Amendment Term Loan, the Loan to value ratio based on the aggregate Appraised Value of the Properties of the Borrowers does not exceed 17.2% based on “lit values” of the Properties as set forth in the Appraisals;

(f) receipt by the Administrative Agent of a solvency certificate from a Responsible Officer (immediately after giving effect to the transactions to occur on the Third Amendment Effective Date);

(g) the Borrowers shall have (i) made a payment to the Administrative Agent, for the benefit of the Lenders, of interest on the Loans as set forth on the settlement statement delivered on the Third Amendment Effective Date and (ii) funded, or caused to be funded, the Shortfall Reserve Account with an amount equal to the Shortfall Reserve; and

(h) receipt by the Administrative Agent of all fees and expenses due and payable on or before the Third Amendment Effective Date including, without limitation, fees and expenses under the Third Amendment Fee Letter and fees and expenses of Hunton Andrews Kurth LLP, counsel to the Administrative Agent.

5. Reaffirmation. Each Borrower hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party and (b) ratifies and reaffirms each grant of a Lien on its property made pursuant to the Loan Documents and confirms that such Liens continue to secure the Obligations under the Loan Documents, subject to the terms thereof.

6. Representations, Warranties, Covenants and Acknowledgments. To induce the Administrative Agent and the Lenders to enter into this Amendment, each Borrower hereby:

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(a) represents and warrants that (i) the representations and warranties set forth in the Amended Credit Agreement and the other Loan Documents are true and correct on and as of the Third Amendment Effective Date, (ii) as of the Third Amendment Effective Date and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, (iii) the execution and delivery by the Loan Parties of this Amendment and the other Loan Documents required to be delivered hereunder (collectively, the “Third Amendment Documents”) are within the limited liability company, partnership or corporate, as the case may be, powers of the Loan Parties and have been duly authorized by all necessary limited liability company, partnership or corporate, as the case may be, actions of the Loan Parties and, if required, actions by equity holders thereof, (iv) the execution, delivery and performance by the Loan Parties of the Third Amendment Documents to which they are parties and the consummation of the transactions contemplated thereby do not and shall not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority (other than any filings or reports required under the securities laws) except as otherwise set forth in the Third Amendment Documents and except for filings and recordings with respect to the collateral to be made, or otherwise delivered for filing and/or recordation, (v) this Amendment and the other Third Amendment Documents have been duly executed and delivered by it and constitute legal, valid and binding obligations of each Borrower, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (vi) Exhibit B attached hereto contains a true and correct list of each Property owned by a Borrower as of the Third Amendment Effective Date, (vii) except as set forth on Schedule 5.17 to the Property Information Agreement delivered on the Third Amendment Effective Date, the Borrowers have completed all of the required repairs identified on Schedule 5.17 to the Property Information Agreement delivered on the Effective Date and (viii) each Borrower is, and the Borrowers taken as a whole, are Solvent as of the Third Amendment Effective Date immediately after the consummation of the transactions to occur on the Third Amendment Effective Date;

(b) acknowledges and agrees that (i) this Amendment is not intended, and should not be construed, except as expressly set forth herein, as an amendment of, or any kind of waiver or consent related to, the Credit Agreement or any other Loan Document, (ii) this Amendment shall not represent an amendment, consent, or waiver related to any future actions of any Borrower, any other Loan Party or any Subsidiary and (iii) the Administrative Agent and each Lender reserves all of their respective rights pursuant to the Credit Agreement and the other Loan Documents;

(c) further acknowledges and agrees that this Amendment shall be deemed a Loan Document for all purposes under the Credit Agreement (and, following the effectiveness hereof, the Amended Credit Agreement) and the other Loan Documents; and

(d) further acknowledges and agrees that no right of offset, recoupment, defense, counterclaim, claim, cause of action or objection in favor of any Borrower or any other Loan Party against the Administrative Agent or any Lender exists as of the Third Amendment Effective Date arising out of or with respect to this Amendment, the Credit Agreement or any other Loan Document.

7.	Effect of Amendment.

(a) On the Third Amendment Effective Date, the Credit Agreement will be automatically amended to reflect the amendments thereto provided for in this Amendment. The rights and obligations of the parties hereto shall be governed (i) prior to the Third Amendment Effective Date, by the Credit Agreement and (ii) on and after the Third Amendment Effective Date, by the Amended Credit Agreement. As of the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement and all references to the Credit Agreement in any document, instrument, agreement, or writing shall be deemed to refer to the Amended Credit Agreement.

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(b) This Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and, except as expressly set forth herein, shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment is a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

8.	Miscellaneous.

(a) Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Subject to the terms of Section 3 of this Amendment, this Amendment shall become effective when it shall have been executed by the Borrowers, the Administrative Agent and the Required Lenders and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto, the Lenders and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

(b) Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(c) Governing Law. This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

(d) Jurisdiction. Any legal action or proceeding with respect to this Amendment or any other Loan Document shall, except as provided below, be brought in the courts of the State of New York in the County of New York or of the United States for the Southern District of New York and, by execution and delivery of this Amendment, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each party hereto agrees that a judgment, after exhaustion of all available appeals, in any such action or proceeding shall be conclusive and binding upon it, and may be enforced in any other jurisdiction, including by a suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment. Nothing in this Section 7(d) shall

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limit the right of the Secured Parties to refer any claim against the Borrower or any other Loan Party to any court of competent jurisdiction outside of the State of New York, nor shall the taking of proceedings by any Secured Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

(e) No Objection to Venue. Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment or any other Loan Document in any court referred to in Section 8(d). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(f) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(f).

(g) Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

(h) Exculpation. The terms and provisions of Section 9.14 of the Credit Agreement are incorporated herein by reference and shall apply to the Borrowers with the same force and effect as if fully set forth herein.

[remainder of page intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

SRC REAL ESTATE (TX), LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	President

SRC FACILITIES LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	President

SRC O.P. LLC

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	President

ADMINISTRATIVE AGENT:

UBS AG, STAMFORD BRANCH

By:	/s/ Darlene Arias
Name:	Darlene Arias
Title:	Director

By:	/s/ Houssem Daly
Name:	Houssem Daly
Title:	Associate Director

LENDERS:

UBS AG, STAMFORD BRANCH

By:	/s/ Darlene Arias
Name:	Darlene Arias
Title:	Director

By:	/s/ Houssem Daly
Name:	Houssem Daly
Title:	Associate Director

Exhibit A

Amendments to Credit Agreement

See attached.

~~CONFORMED COPY~~

Composite Credit Agreement reflecting

First Amendment dated as of April 20, 2018

Second Amendment dated as of June 29, 2018

and Third Amendment dated as of August 31, 2018

CREDIT AGREEMENT

dated as of

March 14, 2018,

and as amended as of April 20, 2018 ~~and~~, June 29, 2018 and August 31, 2018

among

SRC O.P. LLC,

SRC FACILITIES LLC, and

SRC REAL ESTATE (TX), LLC,

as Borrowers,

the Lenders party hereto

and

UBS AG, STAMFORD BRANCH,

as Administrative Agent

and

UBS SECURITIES LLC,

as Lead Arranger and Bookrunner

Page
ARTICLE I DEFINITIONS		1

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Terms Generally	~~25~~28
SECTION 1.03.	Accounting Terms; GAAP; Pro Forma Calculations	~~26~~29
SECTION 1.04.	Rounding	~~27~~29
SECTION 1.05.	Times of Day	~~27~~29

ARTICLE II THE TERM LOAN		~~27~~29

SECTION 2.01.	Commitments	~~27~~29
SECTION 2.02.	Loans	~~27~~30
SECTION 2.03.	Request for Loans	~~27~~30
SECTION 2.04.	Reserved	~~27~~30
SECTION 2.05.	Reserved	~~27~~30
SECTION 2.06.	Reserved	~~27~~30
SECTION 2.07.	Joint and Several Liability	~~27~~30
SECTION 2.08.	Termination of Commitments	~~28~~31
SECTION 2.09.	Repayment of Loans; Evidence of Debt	~~28~~31
SECTION 2.10.	Repayment of Loans	~~29~~32
SECTION 2.11.	Fees	~~31~~34
SECTION 2.12.	Interest	~~31~~34
SECTION 2.13.	Illegality	~~32~~35
SECTION 2.14.	Alternate Rate of Interest	~~32~~35
SECTION 2.15.	Increased Costs	~~33~~36
SECTION 2.16.	Break Funding Payments	~~34~~37
SECTION 2.17.	Taxes	~~34~~37
SECTION 2.18.	Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs	~~38~~41
SECTION 2.19.	Mitigation Obligations; Replacement of Lenders	~~39~~42
SECTION 2.20.	Return of Collateral ~~Reserves 40~~Reserve; Shortfall Reserve	43

ARTICLE III REPRESENTATIONS AND WARRANTIES		~~41~~45

SECTION 3.01.	Organization; Powers; Single Purpose Entity; Subsidiaries	~~41~~45
SECTION 3.02.	Authorization; Enforceability	~~42~~45
SECTION 3.03.	Governmental Approvals; No Conflicts	~~42~~46
SECTION 3.04.	Financial Condition; No Material Adverse Change	~~42~~46
SECTION 3.05.	Properties; Title	~~43~~46
SECTION 3.06.	Litigation, Environmental and Labor Matters	~~43~~46
SECTION 3.07.	Compliance with Laws and Agreements	~~43~~47
SECTION 3.08.	Investment Company Status	~~43~~47
SECTION 3.09.	Taxes	~~44~~47
SECTION 3.10.	ERISA	~~44~~47
SECTION 3.11.	Disclosure	~~44~~48
SECTION 3.12.	Federal Reserve Regulations	~~44~~48
SECTION 3.13.	Liens	~~45~~48
SECTION 3.14.	Condemnation	~~45~~48
SECTION 3.15.	Utilities and Public Access; Zoning	~~45~~48

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(Continued)

Page

SECTION 3.16.	Solvency	~~45~~49
SECTION 3.17.	Insurance	~~45~~49
SECTION 3.18.	Security Interest in Collateral	~~45~~49
SECTION 3.19.	Master Lease; Material Agreements; Management Agreements	~~45~~49
SECTION 3.20.	OFAC	~~45~~49
SECTION 3.21.	Patriot Act	~~46~~49
SECTION 3.22.	Foreign Corrupt Practices Act; Anti-Corruption Laws	~~46~~49
SECTION 3.23.	Tax Shelter Regulations	~~46~~50
SECTION 3.24.	PPPFA	~~46~~50
SECTION 3.25.	Broker’s Fees	~~46~~50
SECTION 3.26.	Federal Income Tax Classification	~~46~~50
SECTION 3.27.	Flood Zone	~~46~~50
SECTION 3.28.	Physical Condition	~~47~~50
SECTION 3.29.	Master Lease; Ground Leases; Leases	~~47~~50
SECTION 3.30.	Boundaries; Separate Lots	~~48~~52
SECTION 3.31.	Opinion Assumptions	~~49~~52
SECTION 3.32.	Business Purpose	~~49~~52
SECTION 3.33.	Certificate of Occupancy; Licenses	~~49~~53
SECTION 3.34.	Assessments	~~49~~53
SECTION 3.35.	Filing, Recording and Other Taxes	~~49~~53
SECTION 3.36.	Casualty	~~49~~53
SECTION 3.37.	Purchase Options	~~49~~53
SECTION 3.38.	Underwriting Representations	~~50~~53
SECTION 3.39.	Sears REMIC	~~50~~53

ARTICLE IV CONDITIONS		~~50~~54

SECTION 4.01.	Effective Date	~~50~~54

ARTICLE V AFFIRMATIVE COVENANTS		~~52~~56

SECTION 5.01.	Financial Statements and Other Information	~~53~~56
SECTION 5.02.	Notices of Material Events	~~53~~57
SECTION 5.03.	Existence; Conduct of Business	~~55~~59
SECTION 5.04.	Payment of Obligations	~~55~~59
SECTION 5.05.	Maintenance of Properties; Defense of Title; Insurance; Further Assurances	~~55~~59
SECTION 5.06.	Books and Records; Inspection Rights	~~56~~60
SECTION 5.07.	Compliance with Laws and Obligations	~~57~~60
SECTION 5.08.	Use of Proceeds	~~57~~61
SECTION 5.09.	Alterations	~~57~~61
SECTION 5.10.	Handicapped Access	~~58~~62
SECTION 5.11.	Additional Collateral; Environmental Matters; Further Assurances; Estoppels	~~58~~62
SECTION 5.12.	Cooperation in Legal Proceedings	~~60~~64
SECTION 5.13.	Master Lease	~~60~~64
SECTION 5.14.	Taxes on Security	~~60~~64
SECTION 5.15.	Interest Rate Protection	~~60~~64
SECTION 5.16.	Single Purpose Entity	~~61~~65
SECTION 5.17.	Post-Closing Matters	~~61~~65

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(Continued)

Page

SECTION 5.18.	Ground Lease	~~61~~65
SECTION 5.19.	REA	~~64~~68

ARTICLE VI NEGATIVE COVENANTS		~~65~~69

SECTION 6.01.	Indebtedness; Swap Agreements	~~65~~69
SECTION 6.02.	Liens	~~66~~70
SECTION 6.03.	Transfers	~~66~~70
SECTION 6.04.	Investments	~~67~~71
SECTION 6.05.	Reserved	~~67~~71
SECTION 6.06.	Transactions with Affiliates	~~67~~71
SECTION 6.07.	REA	~~67~~71
SECTION 6.08.	Management Agreements	~~68~~71
SECTION 6.09.	Material Agreements; Master Lease; Organizational Documents	~~68~~71
SECTION 6.10.	No Joint Assessment	~~68~~72
SECTION 6.11.	No Plan Assets	~~68~~72
SECTION 6.12.	Zoning	~~68~~72
SECTION 6.13.	Use of Properties	~~68~~72
SECTION 6.14.	Accounting Changes; Fiscal Year	~~68~~72
SECTION 6.15.	Ground Lease	~~68~~72
SECTION 6.16.	PPPFA	~~69~~73

ARTICLE VII EVENTS OF DEFAULT		~~69~~73

SECTION 7.01.	Events of Default	~~69~~73
SECTION 7.02.	Limited Right to Cure	~~73~~77

ARTICLE VIII THE ADMINISTRATIVE AGENT		~~73~~77

SECTION 8.01.	Appointment of Agency	~~73~~77
SECTION 8.02.	Rights and Powers of Administrative Agent	~~74~~77
SECTION 8.03.	Resignation and Replacement	~~75~~78
SECTION 8.04.	No Joint Venture, Etc.	~~75~~79
SECTION 8.05.	Agent as Representative, Etc.	~~76~~79

ARTICLE IX MISCELLANEOUS		~~77~~81

SECTION 9.01.	Notices; Effectiveness; Electronic Communication	~~77~~81
SECTION 9.02.	Waivers; Amendments	~~79~~83
SECTION 9.03.	Expenses; Indemnity; Damage Waiver	~~81~~85
SECTION 9.04.	Successors and Assigns	~~83~~86
SECTION 9.05.	Survival	~~86~~90
SECTION 9.06.	Counterparts; Integration; Effectiveness	~~86~~90
SECTION 9.07.	Severability	~~86~~90
SECTION 9.08.	Right of Setoff	~~87~~90
SECTION 9.09.	Governing Law; Jurisdiction; Consent to Service of Process	~~87~~91
SECTION 9.10.	WAIVER OF JURY TRIAL	~~88~~92
SECTION 9.11.	Headings	~~88~~92
SECTION 9.12.	Confidentiality	~~88~~92
SECTION 9.13.	USA Patriot Act.	~~89~~93
SECTION 9.14.	Exculpation	~~89~~93

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(Continued)

Page

SECTION 9.15.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~93~~97
SECTION 9.16.	Interest Rate Limitation	~~94~~97
SECTION 9.17.	No Advisory or Fiduciary Responsibility	~~94~~98
SECTION 9.18.	Independent Effect of Covenants	~~94~~98
SECTION 9.19.	Inconsistencies with Other Documents	~~94~~98
SECTION 9.20.	Partial Release	~~95~~98
SECTION 9.21.	Publicity	~~95~~99
SECTION 9.22.	Additional Titles	~~95~~99
SECTION 9.23.	No Novation	99

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SCHEDULES:

Schedule 1.01 – Properties
Schedule 1.05 – Insurance Maintenance Requirements
Schedule 1.07 – Single Purpose Entity Requirements
Schedule 1.08 – Other Real Property
Schedule 1.09 – Physical Condition Reports
Schedule 2.01 – Commitments
Schedule 4.01 – Effective Date Mortgage Instruments

EXHIBITS:

Exhibit A – Form of Assignment and Assumption
Exhibit B – Reserved
Exhibit C – Form of Promissory Note
Exhibit D – Form of Compliance Certificate
Exhibit E – Form of Solvency Certificate
Exhibit F – Form of Shortfall Notice

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CREDIT AGREEMENT (this “Agreement”) dated as of March 14, 2018 among SRC O.P. LLC, a Delaware limited liability company (“SRC OP”), SRC Facilities LLC, a Delaware limited liability company (“SRC Facilities”), SRC Real Estate (TX), LLC, a Delaware limited liability company (“SRC Real Estate” and, together with SRC OP and SRC Facilities, each a “Borrower” and, collectively, the “Borrowers”), the Lenders from time to time party hereto, UBS AG, Stamford Branch, as administrative agent, and UBS Securities LLC, as Lead Arranger and Bookrunner.

WHEREAS, the Borrowers have requested that the lenders make available to them on the Effective Date a term loan facility in an aggregate principal amount equal to $200,000,000, the proceeds of which will be used in accordance with Section 5.08;

WHEREAS, the Borrowers have requested that the Lenders extend additional credit to them on the Third Amendment Effective Date in the form of an additional term loan in an aggregate principal amount equal to $113,045,485.89 and the Lenders have elected to provide the Third Amendment Term Loan on the terms and conditions set forth herein;

WHEREAS, the Lenders have agreed to provide such term loan facility on the terms and subject to the conditions set forth herein, including, without limitation, the requirement that each of the Borrowers be organized or reorganized as a single purpose entity with attendant restrictions, as specifically set forth herein, on the scope of its respective activities and actions and conventional separateness covenants to ensure that it will be treated as a separate legal entity and not substantively consolidated with any Affiliate; and

WHEREAS, in providing the term loan facility, the Lenders are relying heavily on the organization or reorganization of each Borrower as a single purpose entity and on its legal separateness from each of its Affiliates and, without such features, would not have agreed to provide the term loan facility at all.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Acceptable Counterparty” means a counterparty to the LIBOR Cap that (a) has and shall maintain, until the expiration of the applicable LIBOR Cap, (i) a long-term unsecured debt rating of not less than “A+” by S&P and a short-term senior unsecured debt rating of at least “A-1” from S&P and (ii)(x) a long-term unsecured debt rating of not less than “A2” from Moody’s and a short-term senior unsecured debt rating of at least “P1” from Moody’s or (y) if no short-term debt rating exists, a long-term senior unsecured debt rating of at least “A1” from Moody’s or (b) is otherwise acceptable to the Administrative Agent.

“Access Laws” has the meaning assigned to such term in Section 5.10(a).

“Additional Mezzanine Borrower” means Sparrow One or such other direct or indirect Subsidiary of Roebuck which is a holder of the direct or indirect Equity Interests of the Borrowers and acceptable to the Administrative Agent.

“Additional Mezzanine Loan Agreement” means any loan agreement entered into after the Effective Date by the Additional Mezzanine Borrower relating to the incurrence of Additional Permitted Mezzanine Debt.

“Additional Permitted Mezzanine Debt” means mezzanine debt incurred pursuant to, and subject to the limitations set forth in the definition of “Permitted Mezzanine Debt” and also subject to the following terms and conditions:

(a) at all times all such Additional Permitted Mezzanine Debt shall be subject to the terms of the Intercreditor Agreement or such other intercreditor agreement substantially similar to the terms of the Intercreditor Agreement or otherwise reasonably satisfactory in form and substance to the Administrative Agent;

(b) at the time of incurrence of such Additional Permitted Mezzanine Debt, no Default or Event of Default shall have occurred and be continuing;

(c) the Borrowers shall have provided the Administrative Agent with at least two Business Days (or one Business Day if the mezzanine lender providing such Additional Permitted Mezzanine Debt is an existing mezzanine lender) prior written notice of the proposed closing date for such Additional Permitted Mezzanine Debt (or such shorter period of time as the Administrative Agent may agree in its sole and absolute discretion);

(d) such Additional Permitted Mezzanine Debt is provided by a Qualified Lender;

(e) the only collateral for the obligations under such Additional Permitted Mezzanine Debt is a pledge of the direct Equity Interests in the Mezzanine Borrower or SRC OP;

(f) such Additional Permitted Mezzanine Debt shall be non-recourse to the borrower thereunder and to any Affiliate of the Borrowers, except for customary non-recourse carveouts substantially similar to the non-recourse carveouts and environmental indemnifications set forth in this Agreement and the other Loan Documents (and customary changes thereto to reflect risks unique to the mezzanine lender (e.g., transfers of interests in the Equity Interests that are pledged));

(g) the maturity date of such Additional Permitted Mezzanine Debt shall be no earlier than the Maturity Date;

(h) such Additional Permitted Mezzanine Debt shall be current pay and shall not be a PIK (payment in-kind) or similar loan;

(i) the Administrative Agent must receive evidence satisfactory to it that, on a pro forma basis after incurrence of such Additional Permitted Mezzanine Debt, the aggregate amount of all Loans, all Mezzanine Debt and all Additional Permitted Mezzanine Debt does not exceed ~~69~~79% loan to value based on the aggregate Appraised Value of the remaining Properties owned by the Borrowers as of such date ~~and (j) such Additional Permitted Mezzanine Debt shall be~~;

(j) in the event that the Shortfall Reserve is insufficient, as reasonably determined by the Administrative Agent (calculated in the manner that the amount of the Shortfall Reserve was calculated as of the Third Amendment Effective Date), to cover the reasonably anticipated Shortfall Amount for the remaining term of the Loans after giving effect to such Additional Permitted Mezzanine Debt, the Borrowers shall deposit or cause to be deposited with the Administrative Agent an amount (the “Additional Shortfall Reserve”) reasonably determined by the Administrative Agent (calculated in the manner that the amount of the Shortfall Reserve was calculated as of the Third Amendment Effective Date) to be equal to such insufficiency, which Additional Shortfall Reserve shall be held by the Administrative Agent for the benefit of the Lenders as additional collateral security for the obligations and disbursed, from time to time, in each case in accordance with the terms and conditions of Section 2.20; and

(k) such Additional Permitted Mezzanine Debt shall be permitted under the Effective Date Mezzanine Loan Agreement.

“Additional Shortfall Reserve” has the meaning assigned to such term in the definition of “Additional Permitted Mezzanine Debt”.

“Administrative Agent” means UBS AG, Stamford Branch, in its capacity as administrative agent for the Lenders, together with its successors and assigns.

“Administrative Questionnaire” means an administrative questionnaire of a Lender in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning assigned to such term in Section 9.01(c).

“Agreement” has the meaning assigned to such term in the introductory paragraph.

“Allocated Loan Amount” means, for each Property, the allocated loan amount for such Property as set forth on Schedule 1.02 of the Property Information Agreement.

“Alteration Threshold” has the meaning assigned to such term in Section 5.09.

“Anti-Money Laundering Laws” means each of (a) the Bank Secrecy Act, (b) the Patriot Act, (c) OFAC and (d) all other applicable foreign or domestic laws, rules, procedures or regulations relating to or concerning money laundering, terrorist financing, securities fraud, market manipulation or the generation of income through illegal actions.

“Applicable Margin” means, for any period, the rate per annum set forth in the following table:

Date	Applicable Margin for Eurodollar Loans	Applicable Margin for Base Rate Loans
Effective Date through and including ~~June 14~~December 31, 2018	6.50%	5.50%
~~June 15, 2018~~January 1, 2019 through and including ~~September 14~~April 30, ~~2018~~2019	7.50%	6.50%
~~September 15, 2018~~May 1, 2019 and at all times thereafter	8.50%	7.50%

“Applicable Percentage” means, with respect to any Lender, a percentage equal to a fraction the numerator of which is such Lender’s outstanding principal amount of the Loans and the denominator of which is the aggregate outstanding principal amount of the Loans of all Lenders.

“Appraisals” means those certain appraisals of each Property in its then “as is” condition, prepared by a member of the American Institute of Real Estate Appraisers acceptable to the Administrative Agent, which appraisal (a) shall meet the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA) and (b) otherwise shall be in form and substance satisfactory to the Administrative Agent in its sole and absolute discretion.

“Appraised Value” means, with respect to any Property or Properties, the appraised value thereof determined by the Administrative Agent with reference to Appraisals accepted by the Administrative Agent prior to the Effective Date. The Appraised Values are set forth on Schedule 1.03 of the Property Information Agreement.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.).

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate in effect on such day plus  1⁄2 of 1.00% (b) the Prime Rate in effect on such day and (c) the Eurodollar Rate for a one month period on such day plus 1.00%. Any change in the Base Rate due to a change in the Federal Funds Rate, the Prime Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the Federal Funds Rate, the Prime Rate or the Eurodollar Rate, respectively. When used in reference to any Loan “Base Rate” shall refer to a Loan bearing interest at a rate determined by reference to the Base Rate.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the introductory paragraph.

“Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York and, if such day relates to any Eurodollar Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital lease obligations on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, that any obligations of any Person to pay rent or other amounts under any lease classified and accounted for as operating lease obligations on the Effective Date, shall continue to be accounted for and classified as operating lease obligations in accordance with GAAP as in effect on the Effective Date notwithstanding any change in GAAP. For the avoidance of doubt, any obligations under a Ground Lease or the Master Lease shall not constitute Capital Lease Obligations notwithstanding any change in GAAP after the Effective Date.

“Casualty Event” means any casualty or other insured damage to, or any Taking of, any Property.

“Change in Control” means (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than a Permitted Holder becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of Holdings entitled to vote for members of the board of directors of Holdings on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) and such “person” or “group” shall beneficially own (as such term is used herein) a greater percentage of the Equity Interests of Holdings entitled to vote for members of the board of directors than the Permitted Holders shall, collectively, beneficially own; or (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Holdings cease to be composed of individuals (x) who were members of that board or equivalent governing body on the first day of such period, (y) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (z) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (x) and (y) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) either Holdings or Roebuck shall cease for any reason to own, directly or indirectly, 100% of the voting stock of the Borrowers; or (d) the occurrence of a change in control under the Holdings Domestic Credit Agreement.

“Change in Law” means the occurrence, after the Effective Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and

all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means any and all property owned, leased or operated by any Borrower covered by the Collateral Documents and any and all other property of the Borrowers, now existing or hereafter acquired, that may at any time be or become subject to a Lien in favor of the Administrative Agent, on behalf of itself and the Secured Parties, to secure the Obligations.

“Collateral Assignment” means that certain Collateral Assignment of Interest Rate Cap Agreement to be entered into after the Effective Date by the Borrowers in favor of the Administrative Agent and acknowledged and agreed by the counterparty under the LIBOR Cap, relating to the LIBOR Cap.

“Collateral Documents” means, collectively, the Mortgages, the Collateral Assignment, ~~the Deposit Account Control Agreement, any other~~any deposit account control agreement entered into pursuant to Section 5.11 and all other agreements, instruments and documents executed in connection with this Agreement that create, or are intended to create, perfect or evidence Liens to secure the Obligations.

“Commitment” means, with respect to each Lender, such Lender’s commitment to make (a) a Loan to the Borrowers on the Effective Date and (b) the Third Amendment Term Loan to the Borrowers on the Third Amendment Effective Date. The initial amount of each Lender’s Commitment as of the Effective Date and as of the Third Amendment Effective Date is set forth on Schedule 2.01. The aggregate amount of the Commitment of all Lenders on the Effective Date ~~is~~was $200,000,000. The aggregate amount of the Commitment of all Lenders on the Third Amendment Effective Date is $113,045,485.89, which is in the form of the Third Amendment Term Loan Commitment established pursuant to the Third Amendment.

“Compliance Certificate” means a compliance certificate in substantially the form of Exhibit D (or such other form as may be approved by the Administrative Agent).

“Component Note” has the meaning assigned to such term in Section 2.09(f).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means, with respect to any Person, the possession, directly or indirectly, of the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the members of the board of directors (or the applicable comparable governing body) of such Person (or, to the extent such Person is a member-managed limited liability company, a direct or indirect parent of such Person that has a board of directors (or the applicable comparable governing body)). The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Investment Affiliates” means, with respect to any Person, any fund or investment vehicle that (a) is organized by such Person for the purpose of making equity or debt investments in one or more companies and (b) is Controlled by such Person. For the avoidance of doubt, as of the Effective Date, JPP, LLC and JPP II, LLC are each Controlled Investment Affiliates of ESL Investments, Inc.

“Crowd Funded Entity” means a Person that is capitalized by monetary contributions from a large number of people executed through electronic or internet mediated registries or other electronic, mail order or online subscriptions, benefit events and other similar methods.

“Currently Owned Permitted Subsidiaries” means, with respect to each Borrower, the entity or entities listed as such in Table 1 of Schedule 1.07, which are, as of the Effective Date, owned by the applicable Borrower.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Interest” means interest payable at the rate described in Section 2.12(b).

~~“Deposit Account Control Agreement” means a Deposit Account Control Agreement in form and substance reasonably satisfactory to the Administrative Agent to be entered into after the Effective Date in accordance with the terms of Section 5.17 by and among SRC OP, the Administrative Agent and Bank of America, N.A. with respect to account number 4451053110 in the name of SRC OP.~~

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests and cash in lieu of fractional shares), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable), (b) is redeemable at the option of the holder thereof (other than (i) solely for Equity Interests that are not Disqualified Equity Interests and cash in lieu of fractional shares or (ii) as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable), in whole or in part, (c) requires any scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Maturity Date at the time of issuance of such Equity Interests.

“Dollar” and “$” mean lawful money of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied.

“Effective Date Mezzanine Loan Agreement” means that certain Mezzanine Loan Agreement dated as of the Effective Date~~,~~ by and between the Mezzanine Borrower, the Mezzanine Lenders party thereto and the Mezzanine Agent, as amended by (a) that certain Amendment to Mezzanine Loan Agreement dated as of March 13, 2018 ~~and~~, (b) that certain Second Amendment to Mezzanine Loan Agreement dated as of April 20, 2018~~.~~, (c) that certain Third Amendment to Mezzanine Loan Agreement dated as of April 26, 2018, (d) that certain Fourth Amendment to Mezzanine Loan Agreement dated as of May 7, 2018, (e) that certain Fifth Amendment to Mezzanine Loan Agreement dated as of June 29, 2018 and (f) that certain Sixth Amendment to Mezzanine Loan Agreement dated as of July 25, 2018.

“Eligibility Requirements” means, with respect to any Person, that such Person (a) has total assets (in name or under management or advisement) in excess of $1,000,000,000, and (except with respect to a pension advisory firm, asset manager, registered investment advisor or manager or similar fiduciary) either capital/statutory surplus, shareholder’s equity or market capitalization of at least $500,000,000 and (b) is regularly engaged in the business of making or owning (or, in the case of a pension advisory firm, asset manager, registered investment advisor or manager or similar fiduciary, regularly engaged in managing investments in) commercial real estate mortgage or mezzanine loans or interests therein, originating preferred equity investments, owning or operating commercial properties or making investments in commercial real estate.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.04(b) (subject to such consents, if any, as may be required under Section 9.04(b)).

“Environmental Laws” means “Hazardous Material Laws” as defined in the HazMat Indemnity as in effect on the Third Amendment Effective Date.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of Remediation, fines, penalties or indemnities), of the Borrowers directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or Threatened Release of any Hazardous Materials in, on above, under or from any of the Properties or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Liability Policy” means an environmental impairment liability insurance policy in the form of an Enviro Covered Location Insurance Policy (Site Environmental) from Beazley (Lloyd’s of London syndicates 623/2623) which (a) lists the Administrative Agent with its successors, assigns and/or affiliates as their interests may appear (ISAOA, ATIMA) and the Borrowers as named insureds, (b) has a policy period of six years, (c) has limits of liability of $20,000,000 per incident and $20,000,000 in the aggregate and a self-insured retention or deductible not to exceed $100,000 (as applicable to the Administrative Agent) and (d) has coverage parts which include both existing conditions coverage as well as new conditions coverage for first-party and third-party claims (inclusive of bodily injury and property damage), together with a Mortgagee Insured endorsement for the Administrative Agent to automatically become the First Named Insured upon the occurrence of a Default or Event of Default (not foreclosure trigger) together with non-applicability of exclusionary language to the Administrative Agent upon the occurrence of a Default or Event of Default should the Administrative Agent be required to address pollution conditions.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Environmental Reports” means those certain reports described on Schedule 3.06 of the Property Information Agreement.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure by any Loan Party or ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules, whether or not waived; (c) the filing of an application for a waiver of the minimum funding standards under the Pension Funding Rules; (d) the incurrence by any Loan Party or any ERISA Affiliate of any liability pursuant to Section 4063 or 4064 of ERISA or the occurrence of a substantial cessation with respect to a Plan under Section 4062(e) of ERISA; (e) the filing of a notice of intent to terminate a Plan under, or the treatment of a Plan amendment as a termination under, Section 4041 of ERISA; (f) the institution by the PBGC of proceedings to terminate a Plan; (g) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (h) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan, notification of the imposition of Withdrawal Liability or notification that a Multiemployer Plan is “in reorganization” or “insolvent” (within the meaning of Title IV of ERISA); (i) the determination after the Effective Date that any Plan is in “at-risk status” (within the meaning of Section 430 of the Code or Section 303 of ERISA) or that a Multiemployer Plan is in “endangered status” or “critical status” (within the meaning of Section 432 of the Code or Section 305 of ERISA); (j) the imposition or incurrence of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (k) the engagement by any Loan Party or any ERISA Affiliate in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; or (l) the imposition of a lien upon any Loan Party pursuant to Section 430(k) of the Code or Section 303(k) of ERISA.

“Escrow Letter” means that certain escrow letter dated as of the Effective Date from the Administrative Agent to Chicago Title Insurance Company.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan, means that such Loan bears interest at a rate determined by reference to the Eurodollar Rate.

“Eurodollar Rate” means, with respect to any Interest Period, the greater of (a) the rate appearing on the applicable Reuters page (or on any successor or substitute page or service providing quotations of interest rates applicable to dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period; provided, that (i) if such rate is not available at such time for any reason, then the “Eurodollar Rate” with respect to such Interest Period shall be the Interpolated Rate, and (ii) if the Interpolated Rate is not available, the “Eurodollar Rate” with respect to such Interest Period shall be the offered quotation rate to first class banks in the London interbank market by the Person that is the Administrative Agent for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of such Person, in its capacity as a Lender (or, if it is not a Lender of such Loan, in such amount determined by the Administrative Agent) for which the Eurodollar Rate is then being determined with maturities comparable to such Interest Period at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period and (b) 0.00%.

“Eurodollar Successor Rate” has the meaning assigned to such term in Section 2.14.

“Eurodollar Successor Rate Conforming Changes” has the meaning assigned to such term in Section 2.14.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excluded Ground Leases” means the Ground Leases relating to (a) the Property located at 4000 Merle Hay Road, Des Moines, IA (Store Number 1012), (b) the Property located at 35000 Warren Road, Westland, MI (Store Number 1092) and (c) the Property located at 9 E Valley Mall Blvd, Union Gap, WA (Store Number 2029).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan (other than pursuant to an assignment request by the Borrowers under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exculpated Parties” has the meaning assigned to such term in Section 9.14.

“Existing Note” has the meaning assigned to such term in Section 2.09(f).

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future United States Treasury Regulations promulgated thereunder and published guidance with respect thereto, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements with respect thereto.

“FCPA” has the meaning assigned to such term in Section 3.22.

“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such days’ federal funds transactions by depositary institutions as determined in such manner as the NYFRB shall set forth on its public website from time to time and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.

“Fee Letter” means that certain fee letter dated as of the Effective Date entered into by and among the Borrowers and the Administrative Agent.

“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents required to be delivered pursuant to Section 5.01(a) or Section 5.01(b).

“Fiscal Year” means a fiscal year of the Borrowers ending on December 31 of each year.

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Ground Lease” means each Lease described on Schedule 3.29 of the Property Information Agreement.

“Ground Lessor” means any lessor under a Ground Lease.

“Ground Rent” means the rent paid under each Ground Lease.

“Group Members” means the Borrowers, the Mezzanine Borrower and any Additional Mezzanine Borrower.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means each of Roebuck and Holdings.

“Guaranty Agreement” means that certain Amended and Restated Limited Guaranty dated as of the Third Amendment Effective Date made by the Guarantor in favor of the Administrative Agent.

“Hazardous Materials” means “Hazardous Materials” as defined in the HazMat Indemnity as in effect on the Third Amendment Effective Date.

“Hazardous Materials Claims” means “Hazardous Materials Claims” as defined in the HazMat Indemnity as in effect on the Third Amendment Effective Date.

“HazMat Indemnity” means that certain Amended and Restated Hazardous Materials Indemnity Agreement dated as of the Third Amendment Effective Date made by the Guarantor in favor of the Administrative Agent.

“HazMat Violation” has the meaning assigned to such term in Section 5.02(g).

“Holdings” means Sears Holdings Corporation, a Delaware corporation.

“Holdings Domestic Credit Agreement” means that certain Third Amended and Restated Credit Agreement dated as of July 21, 2015, by and among Holdings, certain Subsidiaries of Holdings party thereto, the lenders party thereto, the issuing lenders party thereto, Bank of America, N.A., as administrative agent and the other agents and financial institutions party thereto.

“Improvements” means, for any Property, “Improvements” as defined in the applicable Mortgage for such Property.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial letters of credit), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Agreement;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than any trade accounts payable in the ordinary course of business and not past due for more than ninety (90) days);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Capital Lease Obligations of such Person;

(g) all obligations of such Person in respect of any Disqualified Equity Interest; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Insurance Maintenance Requirements” means maintaining (or causing to be maintained under the Master Lease), compliance at all times with the requirements set forth on Schedule 1.05.

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement dated as of the Third Amendment Effective Date entered into by and between the Administrative Agent and the Mezzanine Agent.

“Interest Payment Date” means the 14th day of each calendar month, commencing on April 14, 2018 and continuing on each such day through the Maturity Date~~.~~; provided, that the first Interest Payment Date to occur after the Third Amendment Effective Date shall be October 14, 2018; provided, further, that if the 14th day of any calendar month is not a Business Day, then the Interest Payment Date shall be the next succeeding Business Day.

“Interest Period” means the period commencing on the day immediately following an Interest Payment Date and continuing until the next such Interest Payment Date; provided, that (x) the first Interest Period shall commence on the Effective Date and end on the first Interest Payment Date occurring after the Effective Date and (y) the initial Interest Period commencing on the Third Amendment Effective Date shall end on the first Interest Payment Date occurring after the Third Amendment Effective Date.

“Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the rate as displayed on the applicable Reuters page (or on any successor or substitute page or service providing quotations of interest rates applicable to dollar deposits in the London interbank market comparable to those currently provided on such page, as determined by the Administrative Agent from time to time; in each case the “Screen Rate”) for the longest period (for which that Screen Rate is available) that is shorter than the Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available) that exceeds the Interest Period, in each case, at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Investment” has the meaning assigned to such term in Section 6.04.

“IRS” means the United States Internal Revenue Service.

“Kmart” means Kmart Corporation, a Michigan corporation.

“Lead Arranger” means UBS Securities LLC.

“Lease” means, with respect to each Property, any lease, sublease, subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in such Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, letting, license, concession or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to an Assignment and Assumption~~,~~ (other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption) and including, for the avoidance of doubt, the Lenders under the Third Amendment Term Loan.

“LIBOR Cap” has the meaning assigned to such term in Section 5.15.

“Licenses” has the meaning assigned to such term in Section 3.33.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan Documents” means this Agreement, any promissory notes issued pursuant to Section 2.09(e), the Guaranty Agreement, the HazMat Indemnity, the Third Amendment, the Fee Letter, the Third Amendment Fee Letter, the Property Information Agreement, the Collateral Documents, all Compliance Certificates and each other agreement, instrument, certificate or document executed and delivered to, or in favor of, the Administrative Agent or any Lender by or on behalf of any Loan Party in connection with this Agreement or the Transactions. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means, collectively, the Borrowers and the Guarantor.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement, including the loans made on the Effective Date and the Third Amendment Term Loan made on the Third Amendment Effective Date.

“Master Lease” means that certain Amended and Restated Master Lease dated as of the Effective Date by and between the Borrowers, as co-lessors, and the Master Lessee, as lessee, as amended by that certain First Amendment to Amended and Restated Master Lease dated as of the Third Amendment Effective Date.

“Master Lease Guaranty” means that certain Guarantee of Lease dated as of the Effective Date made by Holdings in favor of the Borrowers, as lessors under the Master Lease, as amended by that certain First Amendment to Guarantee of Lease dated as of the Third Amendment Effective Date.

“Master Lessee” means each of Roebuck and Kmart, as lessees under the Master Lease.

“Material Adverse Effect” means a material adverse effect on (a) the Properties, taken as a whole, or the Master Lease or the Master Lease Guaranty, (b) the rights and remedies of the Administrative Agent (with respect to itself and on behalf of the Secured Parties) under the Loan Documents, (c) the enforceability or validity of any Loan Document, the perfection or priority of any Lien created under any Loan Document or the rights, interests and remedies of the Administrative Agent or the other Secured Parties under any Loan Document, (d) the ability of any Borrower, Holdings or the Guarantor to perform its obligations under the Loan Documents, (e) the ability of the Master Lessee to perform its obligations under the Master Lease or the ability of Holdings to perform its obligations under the Master Lease Guaranty, or (f) the value, use or operation of any Property.

“Material Agreement” means any agreement to which a Borrower is a party which is material to the operation of any Property and for which the termination, non-renewal or cancellation thereof, in each case without a replacement reasonably acceptable to the Administrative Agent, could reasonably be expected to result in a Material Adverse Effect. “Material Agreement” shall not include any Lease (other than, for the avoidance of doubt, the Master Lease, which shall be a Material Agreement), any REA or any Multi-Site Agreement.

“Maturity Date” means the earlier of (a) ~~December 14, 2018~~August 30, 2019 and (b) the date of acceleration of the Obligations in accordance with Section 7.01.

“Maximum Legal Rate” means the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness under the Loans and as provided for herein or in the other Loan Documents, under the laws of such Governmental Authorities whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loans.

“Mezzanine Agent” means JPP, LLC.

“Mezzanine Borrower” means SRC Sparrow 2 LLC, a Delaware limited liability company.

“Mezzanine Debt” means the Indebtedness under the Effective Date Mezzanine Loan Agreement.

“Mezzanine Lender” means any lender under the Effective Date Mezzanine Loan Agreement from time to time as a holder of any portion of the Mezzanine Debt.

“Mezzanine Pledge Agreement” means that certain Pledge and Security Agreement dated as of the Effective Date entered into by the Mezzanine Borrower in favor of the Mezzanine Agent for and on behalf of the Mezzanine Lenders.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means each mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, on any Property.

“Mortgage Instruments” means such title reports, ALTA title insurance policies (with endorsements), evidence of zoning compliance, property insurance, flood certifications and flood insurance (and, if applicable FEMA form acknowledgements of insurance), opinions of counsel, ALTA surveys, appraisals, environmental assessments and reports, mortgage tax affidavits and declarations and other similar information and related certifications as are requested by, and in form and substance reasonably acceptable to, the Administrative Agent.

“Multiemployer Plan” means an “employee pension benefit plan” (as defined in Section 3(2) of ERISA that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Multi-Site Agreement” means a national, multi-site master lease, license or concession or department agreement, in each case, (a) with tenants or licensees that operate within and as part of the store operated at a Property, or that operate kiosks, ATM or vending machines or drive-through facilities located on a Property, (b) entered into in the ordinary course of business on arm’s length terms, (c) does not result in the Master Lessee being released from its obligations under the Master Lease and (d) to the extent entered into after the Effective Date, (i) shall provide that such agreement is subordinate to the Mortgage encumbering the applicable Property and (ii) does not result in a violation, breach or default under the Master Lease, Ground Lease, any REA or any other Material Agreement.

“Net Cash Proceeds” means, with respect to any Repayment Event, (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, and (ii) in the case of a Casualty Event, the insurance proceeds or condemnation awards or similar payments actually received net of (b) the sum of (i) all reasonable out-of-pocket fees and expenses paid to third parties (other than Affiliates) in connection with such event and (ii) the amount of all taxes paid (or reasonably estimated to be payable in the next six months) with respect to such event.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Non-Consolidation Opinion” means each of (a) that certain substantive non-consolidation opinion delivered to the Administrative Agent for the benefit of the Lenders by DLA Piper LLP, counsel to the Borrowers on the Effective Date, as updated pursuant to Schedule 5.17 of the ~~Property Information Agreement.~~property information agreement delivered by the Borrowers on the Effective Date and (b) that certain substantive non-consolidation opinion delivered to the Administrative Agent for the benefit of the Lenders by DLA Piper LLP, counsel to the Borrowers on the Third Amendment Effective Date.

“November 2017 PPPFA Amendment” means that certain REMIC Amendment to PPPFA, Craftsman Consent and other Transaction Documents, dated as of November 7, 2017, by and among Holdings, certain Subsidiaries of Holdings party thereto and the PBGC.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations, liabilities and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of any Loan Party to any of the Lenders, the Administrative Agent, any other Secured Party or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, in each case, to the extent arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Option Holder” means the holder of any purchase option right described in the definition of Purchase Option Exercise Event.

“Option Property Release Amount” means the purchase price paid by the Option Holder in connection with the purchase of the applicable Option Release Property.

“Option Release Property” has the meaning set forth in the definition of Purchase Option Exercise Event.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, Pub. L. 107-56, as it may be amended or otherwise modified from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Contribution” means the contribution or deposit made on the Effective Date in an aggregate amount of at least $406,700,000 to the Sears Pension Plans in accordance with the terms of the November 2017 PPPFA Amendment, a portion of which may be deposited into the escrow account described in the November 2017 PPPFA Amendment in accordance with the November 2017 PPPFA Amendment.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards and minimum required contributions (including any installment payment thereof) to Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Permitted Change in Control” means a Change in Control directly arising from the exercise of remedies by (a) the Mezzanine Agent under the Effective Date Mezzanine Loan Agreement or (b) any agent under any Additional Mezzanine Loan Agreement; provided, that any such exercise of remedies must be conducted strictly in accordance with the terms and conditions of the Intercreditor Agreement or the applicable intercreditor agreement relating to such Additional Permitted Mezzanine Debt, as the case may be, if the agent or lender exercising such remedies is an Affiliate of any Borrower, a Permitted Holder or an Affiliate of a Permitted Holder.

“Permitted Concept” means retail, office, gaming and family entertainment, restaurants, convenience stores, fast-food establishments, car dealerships, coffee shops, educational and such other uses which are commonly found in retail shopping centers and in each case not in conflict with the REA (including, without limitation, any obnoxious use restrictions in the REA) or such other use as may be approved by the Administrative Agent in its discretion (such consent not to be unreasonably withheld, conditioned or delayed).

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due and payable or are being contested in compliance with Section 5.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 5.04;

(c) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(d) judgment Liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k);

(e) [reserved];

(f) all Liens and other matters affecting any Property disclosed in the title insurance policy for such Property (including any REA) together with such other title and survey exceptions as the Administrative Agent has expressly approved in its sole discretion prior to the Effective Date;

(g) the Master Lease, Separate and Supplemental Agreements and all other Leases entered into prior to or after the Effective Date;

(h) easements, licenses, rights of way, covenants, conditions and restrictions, declarations, and similar agreements undertaken in the ordinary course of business with respect to the operation of the Property, including for use, access, ingress, egress, parking, encroachments, or utilities, in each case which could not reasonably be expected to materially detract from the value or use of operation of any Property (after giving effect to any benefit derived therefrom);

(i) Multi-Site Agreements, and all rights of existing and future occupants under Multi-Site Agreements;

(j) Permitted Leases and Permitted Liens; and

(k) such other title and survey exceptions as the Administrative Agent has approved or may approved in writing in the sole discretion of the Administrative Agent.

provided that, notwithstanding the foregoing, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Fund Manager” means any Person that on the date of determination is not subject to a proceeding, is not a Sanctioned Person and is (a) a nationally recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, or (b) a Person that is a Qualified Lender pursuant to clause (a) of the definition thereof, in each case that is investing through a fund or funds with aggregate committed capital under management of at least $500,000,000.

“Permitted Holder” means (a) Edward S. Lampert, (b) ESL Partners, L.P., (c) ESL Investments, Inc., (d) any spouse, descendant, heir, legatee, devisee or trust or family limited partnership created for the benefit of any of the foregoing, and (e) any Controlled Investment Affiliate(s) of any of the foregoing.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least P-2 from Moody’s or A-2 from S&P;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Permitted Leases” means any existing or future Lease of all or any portion of any Property provided that (a) such Lease is entered into in the ordinary course of business and on arm’s length terms, (b) the Master Lessee is not released from its obligations under the Master Lease, (c) to the extent entered into after the Effective Date, shall provide that such agreement is subordinate to the Mortgage encumbering the applicable Property, and (d) such Lease does not result in a violation, breach or default under the Master Lease, Ground Lease, any REA or any other Material Agreement.

“Permitted Liens” means Liens permitted under Section 6.02.

“Permitted Mezzanine Debt” means (a) the Mezzanine Debt incurred by the Mezzanine Borrower on the Effective Date under the Effective Date Mezzanine Loan Agreement, in an aggregate amount not to exceed $240,000,000 and (b) any Additional Permitted Mezzanine Debt incurred by the Mezzanine Borrower or the Additional Mezzanine Borrower after the Effective Date under either the Effective Date Mezzanine Loan Agreement (as amended) or any Additional Mezzanine Loan Agreement; provided, that at all times, a Qualified ESL Lender must directly or indirectly control all such Mezzanine Debt and Additional Permitted Mezzanine Debt and own, directly or indirectly, at least 51% of all such mezzanine debt. In connection with any such Additional Permitted Mezzanine Debt, the Borrowers shall (x) execute and deliver such amendments to the Loan Documents and the Effective Date Mezzanine Loan Agreement as are reasonably required by the Administrative Agent to incorporate into the terms of such Loan Documents and the Effective Date Mezzanine Loan Agreement the existence of the Additional Permitted Mezzanine Debt and (y) pay or reimburse to the Administrative Agent all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent, including fees and expenses of the Administrative Agent’s counsel, in connection with the review and documentation concerning the Additional Permitted Mezzanine Debt regardless of whether such Additional Permitted Mezzanine Debt is closed. On the Third Amendment Effective Date, the aggregate principal amount of Mezzanine Debt outstanding under the Effective Date Mezzanine Loan Agreement is $513,193,734.36.

“Permitted Sales” means, subject to compliance with the terms and conditions of this Agreement and the other Loan Documents, including, without limitation, Section 2.10, any Sale of any Property (~~1~~a) to an arms-length third party purchaser or (~~2~~b) with the prior written consent of the Administrative Agent, in its sole discretion (or, if the consideration for such Sale is equal to the greater of 100% of the Appraised Value of such Property and the fair market value of such Property, as reasonably determined by the Administrative Agent pursuant to a new appraisal for such Property provided to the Administrative Agent as of a date recently prior to the proposed Sale date, in its reasonable discretion) to an Affiliate of the Borrowers; provided, that in all such cases, (~~a~~w) such Sale is on fair market terms, (~~b~~x) such Sale is for consideration of 100% in cash, (~~c~~y) such Sale is for at least the Release Price for such Property (or such other amount as the Administrative Agent may otherwise consent, which consent is not to be unreasonably withheld, conditioned or delayed) and (~~d~~z) such Sale results in the removal of the applicable Property from the Master Lease.

“Permitted Subsidiaries” means Currently Owned Permitted Subsidiaries and Previously Owned Permitted Subsidiaries, as applicable.

“Permitted Transfers” means each of:

(a) the pledge by the Mezzanine Borrower of the Equity Interests in SRC OP as security for the obligations under the Effective Date Mezzanine Loan Agreement pursuant to the Mezzanine Pledge Agreement or the foreclosure of such Mezzanine Pledge Agreement to the extent constituting a Permitted Change in Control~~,~~;

(b) the pledge by the Additional Mezzanine Borrower of the Equity Interests in the Mezzanine Borrower or such other Subsidiary of Roebuck as security for the obligations under the Additional Mezzanine Loan Agreement pursuant to the pledge agreement related to such Additional Mezzanine Loan Agreement or the foreclosure of such pledge agreement to the extent constituting a Permitted Change in Control~~,~~;

(c) the pledge by Holdings or Roebuck of any indirect Equity Interest of the Borrowers as security for any Indebtedness of such Person owing to an unaffiliated third party (or owing to an Affiliate, other than a Borrower, subject to receipt by the Administrative Agent of an intercreditor agreement substantially similar to the terms of the Intercreditor Agreement or otherwise satisfactory in form and substance to the Administrative Agent in its sole discretion), provided that no Change in Control occurs or results therefrom~~,~~;

(d) any transfer of the direct or indirect Equity Interests of the Borrowers to another direct or indirect Subsidiary of Holdings or a Permitted Holder subject to (i) no Change in Control shall occur, (ii) the Administrative Agent shall have obtained satisfactory results of KYC searches with respect to the new direct or indirect owners of such Equity Interests and (iii) the Borrowers shall deliver all such documents, opinions and other deliverables described under Section 4.01 as the Administrative Agent may request in connection with any such Transfer~~,~~;

(e) subject to no Event of Default then existing or resulting therefrom, the making of cash distributions by any Borrower to the owner of the Equity Interests of such Borrower; and

(f) direct or indirect transfers and issuances of Equity Interests of Holdings (including, without limitation, of the direct or indirect transfer or issuance of debt or equity securities or other interests convertible or exchangeable into Equity Interests of Holdings) to the extent no Change in Control occurs or results therefrom.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Physical Condition Reports” means those certain physical condition reports with respect to the Properties described on Schedule 1.09.

“Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA, other than a Multiemployer Plan) that is maintained or is contributed to by a Loan Party or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or 430 of the Code or Section 302 or 303 of ERISA.

“Platform” means any electronic system, including Intralinks®, ClearPar® and any other internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Policies” means those certain insurance policies required to be maintained from time to time pursuant to the terms of Schedule 1.05.

“PPPFA” means that certain Pension Plan Protection and Forbearance Agreement dated as of March 18, 2016, by and among Holdings, certain Subsidiaries of Holdings party thereto and PBGC, as amended, supplemented or otherwise modified, including, without limitation, by that certain Consent, Waiver and Amendment dated as of March 8, 2017, that certain Amendment No. 1 to Consent, Waiver and Amendment dated as of June 29, 2017, the November 2017 PPPFA Amendment and the PPPFA Waiver.

“PPPFA Waiver” means that certain Conditional REMIC Entity Waiver dated as of the Effective Date, entered into by and among Holdings, certain Subsidiaries of Holdings party thereto and PBGC.

“Previously Owned Permitted Subsidiaries” means, with respect to the applicable Borrower, the entity or entities listed as such on Table 1 of Schedule 1.07, which were ~~previously~~ owned by the applicable Borrower prior to the Effective Date but are no longer owned and shall no longer be owned by any Borrower.

“Prime Rate” means the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.” If more than one “Prime Rate” is published in The Wall Street Journal for any day, the average of such “Prime Rates” shall be used, and such average shall be rounded up to the nearest 1/100th of one percent (0.01%). If The Wall Street Journal ceases to publish the “Prime Rate,” the Administrative Agent shall select an equivalent publication that publishes such “Prime Rate.”

“Prohibited Person” means any Person (a) listed in the Annex to, or is otherwise subject to the prohibitions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism or any other similar prohibitions contained in the rules and regulations of OFAC or in any enabling legislation or other Executive Orders; (b) owned or Controlled by, or acting for or on behalf of, any Person that is listed in the Annex to, or is otherwise subject to the prohibitions of, Executive Order No. 13224; (c) with whom a Person is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including Executive Order No. 13224; (d) who commits, threatens, conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; (e) named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or at any replacement website or other replacement official publication of such list; (f) that is subject to trade restrictions under United States law, including, without limitation, the Patriot Act, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder; (g) that is a Sanctioned Person; or (h) who is an Affiliate of any Person that is described by or that satisfies any of clauses (a) through (g) above.

“Property” means each real property ~~listed on Schedule 1.01~~ (together with all Improvements thereon) owned by any Borrower. Schedule 1.01 sets forth a list of each Property as of the Effective Date. Exhibit B attached to the Third Amendment sets forth a list of each Property as of the Third Amendment Effective Date.

“Property Information Agreement” means that certain amended and restated property information agreement entered into as of the Third Amendment Effective Date by and among the Borrowers and the Administrative Agent.

“Purchase Option Exercise Event” means the exercise by any Option Holder of any purchase right relating to a Property (each, an “Option Release Property”) identified on Schedule 3.37 of the Property Information Agreement.

“Qualified ESL Lender” means (a) Eddie S. Lampert, (b) ESL Partners, L.P., (c) ESL Investments, Inc. and (d) any Controlled Investment Affiliate(s) of any of the foregoing.

“Qualified Lender” means a Qualified ESL Lender or any one or more of the following: (a) any bank, investment bank, insurance company, real estate investment trust, saving and loan association, trust company, commercial credit corporation, pension plan, pension fund, pension advisory firm, mutual fund, government entity or plan, investment company, money management firm, “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or “institutional accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, and any institution similar to any of the foregoing, provided in each case under this clause (a) that such Person satisfies the Eligibility Requirements; (b) an investment fund, limited liability company, limited partnership or general partnership where (i) a Permitted Fund Manager acts (directly or indirectly) as general partner, managing member or fund manager, and (ii) (x) at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more of the following: a Qualified Lender under clause (a) above or (c) below, an institutional “accredited investor”, within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended, and/or a “qualified institutional buyer” or both within the meaning of Rule 144A promulgated under the Securities Exchange Act of 1934, as amended, provided such institutional “accredited investors” or “qualified institutional buyers” that are used to satisfy the 50% test set forth above in this clause (b) satisfy the financial tests in clause (i) of the definition of Eligibility Requirements; (c) any Person 100% owned by and Controlling, Controlled by, or under common Control with any one or more of the Persons described in clauses (a) or (b) of this definition; provided, further, that in no event shall any of the following be a Qualified Lender (i) a Delaware statutory trust, (ii) a tenant in common, (iii) a Crowd Funded Entity, (iv) Sanctioned Person or (v) a Person that is a Prohibited Person.

“REA” means any recorded “construction, operation and reciprocal easement agreement” or similar agreement (including any “separate agreement” or other agreement between any Borrower and one or more other parties to an REA with respect to such REA) affecting any Property or portion thereof.

“Recipient” means the Administrative Agent or any Lender, as applicable.

“Recourse Liabilities” has the meaning assigned to such term in Section 9.14.

“Register” has the meaning assigned to such term in Section 9.04(b).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and controlling persons and its or their respective directors, officers, employees, partners, agents, advisors and other representatives thereof.

“Release” means “Release” as defined in the HazMat Indemnity as in effect on the Effective Date.

“Release and Repayment” means, with respect to any Property, that such Property has been released (or the Administrative Agent has acknowledged to the Borrowers in writing that such Property is eligible to be released) from the Lien of the Collateral Documents in accordance with the terms of this Agreement and the Borrowers have made the mandatory repayment due with respect to such Property as required under Section 2.10.

“Release Conditions” means (a) no Event of Default exists and (b) the payment by the Borrowers of the amount required with respect to such Repayment Event in accordance with the terms of Section 2.10.

“Release Price” means, for any Property, (a) at any time from the Effective Date through and including the Third Amendment Effective Date, an amount equal to 80% of the Appraised Value of such Property if such Property is a portion of the initial $200,000,000 of Appraised Value of Properties sold ~~after the Effective Date~~during such period and 70% of the Appraised Value of all such other Properties and (b) at any time after the Third Amendment Effective Date, an amount equal to (i) until such time as $143,000,000 of Appraised Value of Properties are released during such period, 80% of the Appraised Value of such Property and (ii) at all times thereafter, 70% of the Appraised Value of such Property. For the avoidance of doubt, to the extent that the release of any Property has an Appraised Value that is a combination of both the 80% of Appraised Value and 70% of Appraised Value requirements in clause (b) of the immediately preceding sentence, then the Release Price for such Property shall be the combination of both such amounts. The Release Price for each Property is set forth on Schedule 1.06 of the Property Information Agreement.

“Remediation” means “Remediation” as defined in the HazMat Indemnity as in effect on the Effective Date.

“REMIC Asset Safe Harbor” means the safe harbor for the asset test of section 860D(a)(4) of the Code provided in United States Treasury Regulation section 1.860D-1(b)(3)(ii).

“Repayment Event” means:

(a) any Sale;

(b) any Casualty Event resulting in receipt by any Borrower of Net Cash Proceeds in excess of $500,000 with respect to any individual Property or $1,000,000 in the aggregate for all Properties in any Fiscal Year;

(c) the incurrence by any Borrower of any Indebtedness, other than Indebtedness permitted under Section 6.01; and

(d) any Purchase Option Exercise Event.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the aggregate amount of the Loans outstanding on such date.

“Responsible Officer” means the president, chief financial officer, chief executive officer, any vice president, secretary or treasurer of any Borrower.

“Roebuck” means Sears, Roebuck and Co., a New York corporation.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.

“Sale” means any sale, transfer or other disposition of any Property by any Borrower.

“Sanctioned Country” means, at any time, a country, region or territory that is, or whose government is, itself the subject or target of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, any Person that is, or is owned or controlled by Persons that are (a) listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority or are otherwise the target of any Sanctions or (b) located, organized or resident in a Sanctioned Country.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

“Sears Pension Plans” means each of Sears Holdings Pension Plan 1 and Sears Holdings Pension Plan 2.

“Sears REMIC” means the designated portion of SRC Commercial Mortgage Trust 2003-1 for which an election was made for such portion to be treated as a “real estate mortgage investment conduit” within the meaning of section 860D of the Code.

“SEC” means the United States Securities and Exchange Commission.

“Secured Parties” means the holders of the Obligations from time to time and shall include (a) each Lender in respect of its Loans, (b) the Administrative Agent and the Lenders in respect of all other Obligations of the Loan Parties, (c) each Indemnitee solely in respect of the Obligations of the Loan Parties to such Indemnitee hereunder and under the other Loan Documents, and (d) their respective successors and (in the case of a Lender, permitted) transferees and assigns.

“Separate and Supplemental Agreements” means any agreements to which any Borrower is a party from time to time which are off-record private agreements that supplement REAs.

“Shortfall Amount” means, as of any Interest Payment Date, to the extent a positive number, an amount equal to (a) the sum of (i) the amount of interest due on such date under the Effective Date Mezzanine Loan Agreement plus (ii) the amount of interest due on such date under any Additional Mezzanine Loan Agreement plus (iii) the amount of interest due on such date under this Agreement minus (b) the Basic Rent (under and as defined in the Master Lease) due on such date under the Master Lease. For the avoidance of doubt, if the Shortfall Amount is a negative number, it shall be deemed to be equal to zero.

“Shortfall Notice” means a notice signed by the Borrowers and delivered to the Administrative Agent in the form of Exhibit F as provided under Section 2.20.

“Shortfall Reserve Account” has the meaning assigned to such term in Section 2.20(b).

“Shortfall Reserve Funds” has the meaning assigned to such term in Section 2.20(b).

“Shortfall Trigger Event” means the occurrence on any interest payment date under the Effective Date Mezzanine Loan Agreement or Additional Mezzanine Loan Agreement, as applicable, of a Shortfall Amount which is not caused, directly or indirectly, by any Master Lessee’s failure to make a required payment under the Master Lease.

“Single Purpose Entity Requirements” means that, at all times, the Borrowers shall comply with the requirements set forth on Schedule 1.07.

“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is greater than the amount that is required to pay the probable liability of such Person on its debts as they become absolute and matured in accordance with their terms, (c) the capital of such Person is not unreasonably small in relation to its business currently contemplated to be conducted as of such date of determination and (d) such Person does not intend to incur, or believe that it will incur, debts, including current obligations, beyond its ability to pay such debts as they become absolute and matured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Sparrow One” means SRC Sparrow 1 LLC, a Delaware limited liability company.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or other Equity Interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled by such Person.

“Swap Agreement” means any agreement, contract or transaction, which is (a) an interest rate swap, option, future, or forward agreement, including a rate floor, rate cap, rate collar, cross-currency rate swap, and basis swap, (b) a spot, same day-tomorrow, tomorrow-next, forward, or other foreign exchange, precious metals, or other commodity agreement, (c) a currency swap, option, future, or forward agreement, (d) an equity index or equity swap, option, future, or forward agreement, (e) a debt index or debt swap, option, future, or forward agreement, (f) a total return, credit spread or credit swap, option, future, or forward agreement, (g) a commodity index or a commodity swap, option, future, or forward agreement, (h) a weather swap, option, future, or forward agreement, (i) an emissions swap, option, future, or forward agreement, (j) an inflation swap, option, future, or forward agreement, (k) an energy swap, option, future or forward agreement, (l) a metal swap, option, future or forward agreement, (m) an agricultural swap, option, future or forward agreement, (n) any agreement, contract or transaction that is similar to any other agreement or transaction referred to in the foregoing clauses (a)—(m) and that (x) is of a type that is the subject of recurrent dealings in the swap or other derivatives markets (including terms and conditions incorporated by reference therein), and (y) is a forward, swap, future, option, or spot transaction on one or more rates, currencies, commodities, equity securities, or other equity instruments, debt securities or other debt instruments, quantitative measures associated with an occurrence, extent of an occurrence, or contingency associated with a financial, commercial, or economic consequence, or economic or financial indices or measures of economic or financial risk or value, (o) any combination of agreements, contracts or transactions referred to in the foregoing clauses (a)-(n) or (p) any option to enter into an agreement, contract or transaction referred to in the foregoing clauses (a)-(o).

“Swap Obligations” means any and all obligations of any Borrower, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.

“Taking” means a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting any Property.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Third Amendment” means that certain Third Amendment to Credit Agreement dated as of the Third Amendment Effective Date entered into by and among the Borrowers, the Lenders and the Administrative Agent.

“Third Amendment Effective Date” means August 31, 2018.

“Third Amendment Escrow Letter” means that certain escrow letter dated as of the Third Amendment Effective Date from the Administrative Agent to Chicago Title Insurance Company.

“Third Amendment Fee Letter” means that certain fee letter dated as of the Third Amendment Effective Date entered into by and among the Borrowers and the Administrative Agent.

“Third Amendment Term Loan” means the term loan made by the Lenders to the Borrowers on the Third Amendment Effective Date, in an amount equal to 113,045,485.89.

“Third Amendment Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make the Third Amendment Term Loan to the Borrowers on the Third Amendment Effective Date. The aggregate amount of the Third Amendment Term Loan Commitment of all Lenders on the Third Amendment Effective Date is $113,045,485.89.

“Threatened Release” means a substantial likelihood of a Release which could reasonably be expected to require Remediation.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and the incurrence by the Mezzanine Borrower of the Indebtedness under the Effective Date Mezzanine Loan Agreement and the use of the proceeds thereof, the execution and delivery of the Master Lease by the parties thereto, the execution and delivery of the PPPFA Waiver and the consummation of the transactions contemplated by this Agreement and the other Loan Documents.

“Transfer” has the meaning assigned to such term in Section 6.03.

“True Lease Opinion” means each of (a) that certain true lease opinion delivered on the Effective Date to the Administrative Agent for the benefit of the Lenders by DLA Piper LLP, counsel to the Borrowers and (b) that certain true lease opinion delivered on the Third Amendment Effective Date to the Administrative Agent for the benefit of the Lenders by DLA Piper LLP, counsel to the Borrowers.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection or the effect of perfection or of priority of any security interests.

“Unliquidated Obligations” means, at any time, any Obligations (or portion thereof) that are unasserted and contingent in nature or unliquidated at such time.

“Upcoming Mezzanine Payment Date” has the meaning assigned to such term in Section 2.20(c).

“U.S. Person” means a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(g)(ii)(B)(3).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means each Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03. Accounting Terms; GAAP; Pro Forma Calculations.

(a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that if the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b) Except as otherwise expressly provided herein, all pro forma computations required to be made hereunder giving effect to any acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which Financials have been delivered. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness).

SECTION 1.04. Rounding. Any financial ratios shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II

The Term Loan

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, (a) each Lender made a Loan to the Borrowers on the Effective Date in a principal amount equal to its Commitment on the Effective Date, which amount of Loans advanced to the Borrower on the Effective Date was equal to $200,000,000 and (b) each Lender with a Third Amendment Term Loan

Commitment severally and not jointly agrees to make a ~~single~~Third Amendment Term Loan to the Borrowers ~~in Dollars~~ on the Third Amendment Effective Date in ~~an~~a principal amount equal to ~~such Lender’s Commitment~~its Third Amendment Term Loan Commitment on the Third Amendment Effective Date (which amount of Third Amendment Term Loan advanced to the Borrower on the Third Amendment Effective Date is equal to $113,045,485.89) by making immediately available funds available by wire transfer to the account of the Borrowers or to such other account designated to the Administrative Agent in writing by the Borrowers in the Third Amendment Escrow Letter, not later than the time specified by the Administrative Agent. Amounts repaid or prepaid in respect of the Loans may not be reborrowed. For the avoidance of doubt, the aggregate principal amount of Loans (including the Third Amendment Term Loan) outstanding on the Third Amendment Effective Date after giving effect to the Third Amendment Term Loan made on such date is $143,000,000.

SECTION 2.02. Loans. The Loans ~~shall be~~were made by the Lenders on the Effective Date or shall be made by the Lenders on the Third Amendment Effective Date, as the case may be, in an amount equal to the amount of their respective Commitments~~.~~ on such date. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided~~,~~ that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required hereunder. Subject to Section 2.13 and Section 2.14, each Loan shall be comprised entirely of Eurodollar Loans.

SECTION 2.03. Request for Loans. There ~~shall be~~was a single request for Loans on the Effective Date, which was set forth in the Escrow Letter, and a single request for the Third Amendment Term Loan hereunder, which shall be set forth in the Third Amendment Escrow Letter.

SECTION 2.04. Reserved.

SECTION 2.05. Reserved.

SECTION 2.06. Reserved.

SECTION 2.07. Joint and Several Liability. All Loans are jointly funded to and received by all Borrowers. Each Borrower jointly and severally agrees to pay, and shall be jointly and severally liable under this Agreement and the other Loan Documents for, all Obligations, regardless of the manner or amount in which proceeds of the Loans are used, allocated, shared, or disbursed by or among the Borrowers themselves, or the manner in which the Administrative Agent or any Lender accounts for such Loans on its books and records. Each Borrower shall be liable for all amounts due to the Administrative Agent, the Lead Arranger and each Lender under this Agreement and the other Loan Documents, regardless of which Borrower actually receives proceeds of the Loans or the amount of such Loans received or the manner in which the Administrative Agent or any Lender accounts for such Loans on its books and records. Each Borrower’s Obligations with respect to the Loans made to it, and such Borrower’s Obligations arising as a result of the joint and several liability of such Borrower hereunder, with respect to Loans made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of such Borrower. The Borrowers acknowledge and expressly agree with the Administrative Agent and each Lender that the joint and several liability of each Borrower is required solely as a condition to, and is given solely as inducement for and in consideration of, credit or accommodations extended or to be extended under the Loan Documents to any or all of the other Borrowers and is not required or given as a condition of the Loans made to such Borrower. Each Borrower’s obligations under this Agreement and the other Loan Documents shall, to the fullest extent permitted by applicable law, be unconditional irrespective of (i) the validity or enforceability of the Obligations of any other Borrower or Loan Party or of any note or other document evidencing all or any part of the Obligations of any other Loan Party, (ii) the absence of any attempt to collect the Obligations from any other Loan Party, any guarantor or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance, or granting of any indulgence by the Administrative Agent or any Lender with respect to any provision of any instrument evidencing the Obligations of any other Loan Party, or any part thereof, or any other agreement now or hereafter executed by any other Loan Party and delivered to the Administrative Agent or any Lender, (iv) the failure by the Administrative Agent or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any Collateral for the Obligations of any other Loan Party, (v) the Administrative Agent’s or any Lender’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Loan Party, as debtor-in-possession, under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Administrative Agent’s or any Lender’s claim(s) for the repayment of the Obligations of any other Loan Party under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Loan Party. With respect to any Borrower’s Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans made to or for the account of any other Borrower hereunder, such Borrower waives, until the Obligations shall have been paid in full any right to enforce any right of subrogation or any remedy which the Administrative Agent or any Lender now has or may hereafter have against any other Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or Collateral given to the Administrative Agent or any Lender to secure payment of the Obligations or any other liability of any Borrower to the Administrative Agent or any Lender. Upon any Event of Default, the Administrative Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any Collateral or other security for the Obligations. Each Borrower consents and agrees that the Administrative Agent shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations. Each Borrower further acknowledges that credit extended to each Borrower hereunder will directly or indirectly benefit each other Borrower.

SECTION 2.08. Termination of Commitments. The Commitments shall terminate immediately upon funding the Loans on the Effective Date or the Third Amendment Effective Date, as the case may be.

SECTION 2.09. Repayment of Loans; Evidence of Debt.

(a) The Borrowers hereby jointly and severally unconditionally promise to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan (including, solely for the avoidance of doubt, the Third Amendment Term Loan) on the Maturity Date. To the extent not previously repaid, all unpaid Loans shall be paid in full in Dollars by the Borrowers on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from ~~the~~each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of the Loans made hereunder and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to Section 2.09(b) or Section 2.09(c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by one or more promissory notes. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note or notes payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in substantially the form set forth on Exhibit C hereto (or such other form as may be approved by the Administrative Agent and the Borrowers). Thereafter, the Loans evidenced by such promissory note or notes and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or to such payee and its registered assigns).

(f) Any Lender may, at any time and from time to time, require the Borrowers to execute and deliver new component notes (which may be senior and junior notes but, for the avoidance of doubt, not mezzanine notes) (each, a “Component Note”) to replace any existing promissory note or notes of such Lender (each, an “Existing Note”), or modify any Existing Notes to reflect multiple components of the Loan made by such Lender, which Component Notes may be paid in such order of priority as may be designated by such Lender; provided, that (i) the aggregate principal amount of such Component Notes shall, on the date of issuance, equal the outstanding principal balance of the Loans owing to such Lender immediately prior to the issuance of such Component Notes, (ii) the weighted average interest rate of all such Component Notes shall, on the date created and at all times until the Maturity Date, equal the interest rate which was applicable to the Existing Notes immediately prior to the issuance of such Component Notes, (iii) the scheduled debt service payments on all such Component Notes shall, on the date of issuance, equal the scheduled debt service payments under the Existing Notes immediately prior to the issuance of such Component Notes and (iv) no such Component Note shall increase any Borrower’s obligations, diminish its rights, or otherwise adversely affect any Borrower (in each case, by more than a de minimis amount). The Borrowers shall cooperate with all reasonable requests of any Lender in order to establish the Component Notes and shall execute and deliver, and cause to be executed and delivered, such documents as shall reasonably be requested by any Lender, all in form and substance reasonably satisfactory to the Lender.

SECTION 2.10. Repayment of Loans.

(a) Voluntary Repayments. The Borrowers shall have the right to voluntarily repay the Loans, subject to prior notice in accordance with the provisions of this Section 2.10, at any time in whole, or from time to time, in part. The Borrowers shall notify the Administrative Agent in writing of any repayment under this Section 2.10(a) not later than 11:00 a.m. three Business Days before the date of repayment (or such other time as the Administrative Agent may agree in its sole discretion). Such notice shall be irrevocable and shall specify the repayment date and a calculation of the aggregate amount of the Loans subject to such repayment and all accrued and unpaid interest through such repayment date; provided, that such repayment may be conditioned on the occurrence of any subsequent event, in which case such notice may be (x) revoked by the Borrowers (by written notice to the Administrative Agent prior to the specified repayment date) or (y) modified or postponed by the Borrowers as to the Business Day on which such repayment is to be made, in each case, if such event does not occur and subject to the reimbursement of any actual out-of-pocket costs incurred by the Administrative Agent or any Lender as a result of such revocation or modification, including, without limitation, any amounts payable under Section 2.16. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each repayment of the Loans shall be applied in accordance with

Section 2.10(f). Repayments under this Section 2.10(a) (but not for any other repayment under this Section 2.10) shall be accompanied by (x) accrued interest to the extent required by Section 2.12 and (y) break funding payments pursuant to Section 2.16. If applicable, the Administrative Agent shall execute and deliver, in accordance with Article VIII or Section 9.20, such documents and agreements as may be reasonably requested by the Borrowers to release or evidence the release of the Lien under the Collateral Documents in connection with any Release and Repayment or any repayment in whole of all Obligations.

(b) Casualty Events.

(i) In the event and on each occasion that any Net Cash Proceeds (other than proceeds of business interruption or rental loss insurance) are received by or on behalf of any Borrower in respect of any Casualty Event that constitutes a Repayment Event, such Borrower shall, within three Business Days after receipt of such Net Cash Proceeds, repay the Obligations in an aggregate amount equal to 100% of such Net Cash Proceeds; provided, that (y) if such Borrower delivers to the Administrative Agent a certificate of a Responsible Officer to the effect that such Borrower desires to apply the Net Cash Proceeds from such event to replace or rebuild such Property and (z) the Administrative Agent consents to such reinvestment (such consent not to be unreasonably withheld if (A) no Default or Event of Default exists and (B) the amount of Net Cash Proceeds subject to such requested reinvestment is less than $500,000), then no repayment shall be required pursuant to this Section 2.10 in respect of the Net Cash Proceeds specified in such certificate; provided, further, that any such reinvestment shall be on terms and subject to conditions (including timing) specified by the Administrative Agent in such consent. To the extent that any such Net Cash Proceeds therefrom have not been so applied by the end of the period to which the Administrative Agent may consent, a repayment shall be made at such time in an amount equal to such Net Cash Proceeds that have not been so applied. Any repayment under this Section 2.10(b) shall cause a dollar for dollar reduction in the Release Price for the affected Property.

(ii) If following any Casualty Event that constitutes a Repayment Event, the Net Cash Proceeds resulting therefrom are not required to be made available to the Borrowers for restoration or repair the affected Property pursuant to Section 2.10(b)(i), the Borrowers shall have the right, to be exercised by the Borrowers, if at all, by written notice (the “Borrower Repayment Notice”) delivered within ten days (which notice shall express the Borrowers’ intention to endeavor in good faith to repay a portion of the Loans as described below) after the date on which Administrative Agent notifies the Borrowers in writing that it is applying, or intends to apply, the Net Cash Proceeds to the Obligations, to prepay a portion of the Loans in accordance with Section 2.10 to cause the release of such Property and obtain the release of such Property from the Lien of the Mortgage thereon and related Loan Documents; provided, that the Borrowers shall have satisfied the release conditions set forth in Section 2.10, Section 6.03(a) and the definition of Permitted Sales, except that (1) the Borrowers shall not be required to convey the Property on fair market terms to an arms-length third party purchaser, provided that such Property may not be conveyed to any other Borrower, (2) any such release must be completed by the Borrowers within ninety (90) days after the Administrative Agent receives the Borrower Repayment Notice, and (3) the Borrowers shall pay the costs and expenses of the Administrative Agent and Lenders in connection with such release (including those under Section 9.20).

(c) Sales. In the event and on each occasion that any Net Cash Proceeds are received by or on behalf of any Borrower in respect of any Sale, such Borrower shall, within three Business Days after receipt of such Net Cash Proceeds, repay the Obligations in an aggregate amount equal to the greater of (i) 100% of such Net Cash Proceeds and (ii) the applicable Release Price for each such Property subject of or to such Sale.

(d) Indebtedness. In the event and on each occasion that any Net Cash Proceeds are received by or on behalf of any Borrower in respect of the incurrence of Indebtedness other than Indebtedness permitted under Section 6.01, such Borrower shall, immediately upon receipt of such Net Cash Proceeds, repay the Obligations in an aggregate amount equal to 100% of such Net Cash Proceeds.

(e) Purchase Option. In the event and on each occasion of any Purchase Option Exercise Event, the Borrowers shall, within three Business Days after receipt of such proceeds from such Purchase Option Exercise Event, repay the Obligations in an aggregate amount equal to the Option Property Release Amount. The Borrowers shall provide the Administrative Agent with thirty (30) days (or such shorter period of time as the Administrative Agent may agree) prior written notice of the proposed date of the transfer of the Option Release Property pursuant to the Purchase Option Exercise Event and, in connection with any such Purchase Option Exercise Event, pay (or cause to be paid) all such recording charges, filing fees, taxes or other expenses payable in connection with the release of the applicable Property from the Lien hereof.

(f) All amounts subject to repayment pursuant to Section 2.10 shall be applied to repay the Loans on a pro rata basis among the Lenders in accordance with the outstanding principal amount of Loans held by such Lenders.

SECTION 2.11. Fees.

(a) The Borrowers jointly and severally agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent under the Fee Letter.

(b) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.12. Interest.

(a) The Loans shall bear interest at an interest rate equal to the Eurodollar Rate plus the Applicable Margin.

(b) Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, all Loans and other amounts outstanding hereunder and under the other Loan Documents shall bear interest at 2.00% plus the rate otherwise applicable to the Loans as provided in Section 2.12(a).

(c) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.12(b) shall be payable on demand and (ii) in the event of any repayment of any Loan, accrued interest on the principal amount repaid shall be payable on the date of such repayment.

(d) All interest hereunder shall be computed on the basis of a year of 360 days for the actual number of days elapsed (including the first day but excluding the last day) or, for any Base Rate Loan, on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed. The Eurodollar Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13. Illegality. If any Lender, acting reasonably, determines that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Eurodollar Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to maintain Eurodollar Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all Eurodollar Loans of such Lender to Base Rate Loans, either on the next Interest Payment Date, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans. Upon any such conversion, the Borrowers shall also pay accrued interest on the amount so converted.

SECTION 2.14. Alternate Rate of Interest. If at any point:

(a) the Administrative Agent determines in good faith (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate including because the Eurodollar Rate is not available or published on a current basis and such circumstances are unlikely to be temporary;

(b) the administrator of the Eurodollar Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Eurodollar Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”);

(c) syndicated loans currently being executed, or that include language similar to that contained in this Section 2.14, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR; or

(d) the Administrative Agent is advised by the Required Lenders that the Eurodollar Rate will not adequately and fairly reflect the cost to such Lenders (or Lender) of maintaining their Loans (or its Loan);

then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, at the election of the Administrative Agent, either (x) the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, all Eurodollar Loans shall be automatically converted to Base Rate Loans on the next Interest Payment Date and, upon any such conversion, the Borrowers shall also pay accrued interest on the amount so converted, or (y) the Administrative Agent and the Borrowers may amend this Agreement to replace the Eurodollar Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) (any such proposed rate, a “Eurodollar Successor Rate”), together with any proposed Eurodollar Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.

If no Eurodollar Successor Rate has been determined and the circumstances under clause (y) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrowers and each Lender. Upon receipt of such notice, (i) all Eurodollar Loans shall be automatically converted to Base Rate Loans on the next Interest Payment Date and (ii) the Eurodollar Rate component shall cease to be utilized in determining the Base Rate. As used herein, “Eurodollar Successor Rate Conforming Changes” means, with respect to any Eurodollar Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such Eurodollar Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Eurodollar Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrowers).

SECTION 2.15. Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit , liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Eurodollar Rate);

(ii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Loan or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder, whether of principal, interest or otherwise, then the Borrowers will pay, upon written request of such Lender or such other Recipient, to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender, acting reasonably, determines in good faith that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay, upon written request of such Lender, to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 2.15(a) or Section 2.15(b) shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall, jointly and severally, pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section 2.15 for any increased costs or reductions incurred more than nine months prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine month period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Loan other than on an Interest Payment Date (including as a result of an Event of Default or as a result of any repayment pursuant to Section 2.10(a) (but no other subsection of Section 2.10)), (b) the failure to repay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10 and is revoked in accordance therewith) or (c) the assignment of any Loan other than on an Interest Payment Date as a result of a request by the Borrowers pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. Without duplication of any amounts otherwise payable hereunder, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Eurodollar Rate that would have been applicable to such Loan, for the period from the date of such event to the next Interest Payment Date, over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.17. Taxes.

(a) Defined Terms. For purposes of this Section 2.17, the term “applicable law” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrowers. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(d) Indemnification by the Borrowers. The Borrowers shall, jointly and severally, indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.17(e).

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrowers to a Governmental Authority pursuant to this Section 2.17, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(g)(ii)(A), Section 2.17(g)(ii)(B) and Section 2.17(g)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable;

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by applicable law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(g)(ii)(D), “FATCA” shall include any amendments made to FATCA after the Effective Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, provide such successor form, or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.17(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.17(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.17(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.18. Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs.

(a) The Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 2.15, Section 2.16 or Section 2.17, or otherwise) prior to 2:00 p.m., on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices as the Administrative Agent may specify in writing to the Borrowers, except that payments pursuant to Section 2.15, Section 2.16, Section 2.17 and Section 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Aggregate payments of principal and interest shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to each Lender’s respective pro rata shares. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b) Any proceeds of Collateral received by the Administrative Agent or any other amounts recovered by the Administrative Agent or any other Secured Party (i) not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrowers) or (B) a mandatory repayment (which shall be applied in accordance with Section 2.10) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, toward the payment of any principal and/or interest of the Loan and/or any other amounts due under the Loan Documents in such order, proportion and priority as the Administrative Agent in its sole and absolute discretion shall determine. During the existence of an Event of Default, solely to the extent that an error has occurred in the application thereof or to the extent permitted under Section 9.16, the Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

(c) [Reserved]

(d) If, except as expressly provided herein, any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.18(d) shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant. The Borrowers consent to the foregoing and agree, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers’ rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(e) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the relevant Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the relevant Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15, or the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.15 or (ii) the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or Section 2.17) and obligations under the Loan Documents to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (~~i~~x) the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (~~ii~~y) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (~~iii~~z) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 2.20. Return of Collateral ~~Reserves~~Reserve; Shortfall Reserve.

(a) As of the Third Amendment Effective Date, the Borrowers have deposited an aggregate amount equal to $1,934,192.19 (the “Collateral Reserve Amount”) with the Administrative Agent as “Additional Collateral Reserve Funds” held in an account by the Administrative Agent called the “Additional Collateral Reserve Account”. On the Third Amendment Effective Date, concurrently with the effectiveness of the Third Amendment, all such amounts shall be returned to the Borrowers (or, at the election of the Borrowers, credited to the Shortfall Reserve Account) and the Borrowers shall have no further obligation to maintain any “Additional Collateral Reserve Funds” for the benefit of the Lenders.

(b)  ~~(a) Commencing on the Interest Payment Date occurring on July 14, 2018 and continuing thereafter on each Interest Payment Date until such time as the amount of Additional Collateral Reserve Funds on deposit in the Additional Collateral Reserve Account is equal to twelve and nine-tenths percent (12.9%) (the “Capped Amount”) of the outstanding principal balance of the Loans~~On the Third Amendment Effective Date, the Borrowers shall deposit (or cause proceeds of the Third Amendment Term Loan to be deposited or cause the Collateral Reserve Amount to be credited) with the Administrative Agent an amount equal to ~~two and fifteen-hundredths percent (2.15%) of the principal balance of the Loans outstanding on such Interest Payment Date (each, a “Monthly Deposit”), which sums~~$9,250,000 (the “Shortfall Reserve”), which sum shall be held by the Administrative Agent for the benefit of the Lenders as additional collateral security for the ~~Obligations~~obligations, subject to the terms of Section 2.20(c). Amounts so deposited pursuant to this Section 2.20, together with any Additional Shortfall Reserve amounts, shall hereinafter be collectively referred to as the “~~Additional Collateral~~Shortfall Reserve Funds” and the account in which such amounts are held by the Administrative Agent shall hereinafter be referred to as the “~~Additional Collateral~~Shortfall Reserve Account.”~~Notwithstanding the foregoing, the Borrowers shall not be required to deposit or maintain Additional Collateral Reserve Funds in excess of the Capped Amount. Accordingly, (i) to the extent a Monthly Deposit would result in the aggregate amount of Additional Collateral Reserve Funds in the Additional Collateral Reserve Account to exceed the Capped Amount, such Monthly Deposit shall be decreased by an amount equal to such excess and (ii) so long as no Default or Event of Default then exists, if any repayment of principal amount of the Loans on any date results in the aggregate amount of Additional Collateral Reserve Funds in the Additional Collateral Reserve Account to exceed the Capped Amount on such date, then the Administrative Agent shall return such excess amount to the Borrowers promptly upon the request of the Borrowers (or, if such repayment is made in connection with repayment of Net Cash Proceeds under Section 2.10, at the election of the Borrowers, such excess may be credited against any such Net Cash Proceeds required to be delivered to the Administrative Agent pursuant to Section 2.10 on such payment date~~

(c) If the Borrowers have delivered a Shortfall Notice to the Administrative Agent at least three (3) Business Days prior to an interest payment date under the Effective Date Mezzanine Loan Agreement or an Additional Mezzanine Loan Agreement (such upcoming interest payment date, the “Upcoming Mezzanine Payment Date”) (i) certifying that no Default or Event of Default has occurred and is then continuing, (ii) certifying that a Shortfall Trigger Event is anticipated to occur on the Upcoming Mezzanine Payment Date and (iii) providing a good faith calculation of the Shortfall Amount as of the Upcoming Mezzanine Payment Date, then, provided that no Default or Event of Default has occurred and is then continuing and there are sufficient Shortfall Reserve Funds in the Shortfall Reserve Account, the Administrative Agent shall remit the applicable Shortfall Amount to the Borrowers, by transfer to the account of the Mezzanine Agent (or, if applicable, the mezzanine lender under the Additional Mezzanine Loan Agreement) as directed by the Borrowers in the applicable Shortfall Notice, for application to the interest payment due on the Upcoming Mezzanine Payment Date. All transfers of funds to the Mezzanine Agent under this Section 2.20 are intended by the Borrowers to constitute, and shall be deemed to constitute, distributions from the Borrowers to the Mezzanine Borrower.

(d) ~~).~~ Upon payment in full of all Obligations (other than Unliquidated Obligations), the Administrative Agent shall promptly return (or simultaneously credit in connection with such payment) to the Borrowers all ~~Additional Collateral~~Shortfall Reserve Funds then remaining in the ~~Additional Collateral~~Shortfall Reserve Account.

(e) ~~(b)~~ Security Interest. The Borrowers hereby pledge to the Administrative Agent, and grants a security interest in, any and all monies now or hereafter deposited in the ~~Additional Collateral~~Shortfall Reserve Funds as additional security for the performance of the Obligations. The ~~Additional Collateral~~Shortfall Reserve Funds shall constitute additional security for the payment and performance of the Obligations. The Administrative Agent shall have no obligation to release any of the ~~Additional Collateral~~Shortfall Reserve Funds while any Default or Event of Default has occurred and remains outstanding. Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the occurrence of an Event of Default, the Administrative Agent may, in addition to any and all other rights and remedies available to the Administrative Agent, apply any sums then present in the ~~Additional Collateral~~Shortfall Reserve Account to the payment of the Loans in any order, proportion and priority as the Administrative Agent may determine in its sole and absolute discretion. The Borrowers shall not further pledge, assign or grant any security interest in any ~~Additional Collateral~~Shortfall Reserve Funds or permit any Lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 financing statements, except those naming the Administrative Agent as the secured party, to be filed with respect thereto.

(f) ~~(c)~~ Investments; Income Taxes. The ~~Additional Collateral~~Shortfall Reserve Funds shall be held in the name of the Administrative Agent and may be commingled with the Administrative Agent’s own funds at financial institutions selected by the Administrative Agent in its sole discretion. The ~~Additional Collateral~~Shortfall Reserve Funds shall be held in an account and may be invested in Permitted Investments as directed by the Administrative Agent. The Administrative Agent shall not be liable for any loss sustained on the investment of any funds constituting the ~~Additional Collateral~~Shortfall Reserve Funds. The Borrowers shall deposit with the Administrative Agent an amount equal to the actual losses sustained on the investment of any funds constituting the ~~Additional Collateral~~Shortfall Reserve Funds in Permitted Investments within one Business Day of the Administrative Agent’s notice. All interest on the ~~Additional Collateral~~Shortfall Reserve Funds shall not be added to or become a part thereof and shall be the sole property of and shall be paid to the Administrative Agent.

(g) ~~(d)~~ Indemnity. The Borrowers shall, jointly and severally, indemnify the Administrative Agent and hold the Administrative Agent harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including reasonable attorneys’ fees and expenses) arising from or in any way connected with the ~~Additional Collateral~~Shortfall Reserve Funds or the performance of the obligations for which the ~~Additional Collateral~~Shortfall Reserve Funds were established.

ARTICLE III

Representations and Warranties

The Borrowers jointly and severally represent and warrant as of the Effective Date to the Administrative Agent and the Lenders that:

SECTION 3.01. Organization; Powers; Single Purpose Entity; Subsidiaries. Each Borrower (a) is duly organized, validly existing and in good standing as a limited liability company under the laws of the State of Delaware, (b) has all requisite limited liability company power and authority to (i) carry on its business as now conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and to consummate the transactions contemplated hereby and thereby and (c) except where the failure could not reasonably be expected to have a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where (i) a Property is located and (ii) such qualification is required. There are no outstanding commitments or other obligations of any Borrower to issue, and no options, warrants or other rights of any Person to acquire, any Equity Interests of any Borrower other than pursuant to the Effective Date Mezzanine Loan Agreement. Each Borrower is in compliance with all Single Purpose Entity Requirements. The Borrowers do not have any Subsidiaries which are not Borrowers. The organizational chart attached as Schedule 3.01 of the Property Information Agreement, relating to the Borrowers and certain Affiliates and other Persons, is true, correct and complete on and as of the Third Amendment Effective Date.

SECTION 3.02. Authorization; Enforceability.

(a) The Transactions are within each Borrower’s powers and have been duly authorized by all necessary limited liability company actions.

(b) The Loan Documents to which each Borrower is a party have been duly executed and delivered by such Borrower and constitute legal, valid and binding obligations of such Borrower, enforceable in accordance with their respective terms, subject to applicable Debtor Relief Laws and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) for filings necessary to perfect Liens created pursuant to the Loan Documents and (iii) where the failure to obtain and maintain could not reasonably be expected to have a Material Adverse Effect, (b) will not violate any applicable law or regulation applicable to any Borrower except where the failure could not reasonably be expected to have a Material Adverse Effect, (c) will not violate or conflict with the charter or other organizational documents of any Borrower or any order of any Governmental Authority, (d) will not violate or result in a default under any material indenture, agreement or other instrument binding upon any Borrower or its assets, or give rise to a right thereunder to require any payment to be made by any Borrower, (e) will not violate or result in a breach or default under any registration, license, permit, approval or certificate necessary to conduct any business issued by any Governmental Authority and (f) will not result in the creation or imposition of any Lien on any asset of any Borrower, other than Liens created under the Loan Documents or Liens of the type described in clause (f) of the definition of “Permitted Encumbrances”.

SECTION 3.04. Financial Condition; No Material Adverse Change.

(a) All financial data, statements and other information that have been delivered to the Administrative Agent or any Lender in respect of the Properties, the Borrowers and the other Loan Parties (i) are true and correct in all material respects and (ii) fairly represent in all material respects the financial position of the Borrowers, the other Loan Parties, or the Properties, as applicable, as of the date thereof. None of the Borrowers have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are reasonably likely to have a Material Adverse Effect.

(b) Since December 31, 2017, no circumstance or event, or series of circumstances or events, has occurred resulting in a Material Adverse Effect.

SECTION 3.05. Properties; Title. Each Borrower has good title to, or valid leasehold interests in, all of its respective Properties and all personal property material to its respective business, in each case, except for Permitted Encumbrances and Liens created pursuant to any Loan Document.

SECTION 3.06. Litigation, Environmental and Labor Matters.

(a) Except as set forth on Schedule 3.06 of the Property Information Agreement, there are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or threatened in writing against or affecting any Borrower, any Property or any other properties or assets of any Borrower (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement, any other Loan Document or the Transactions.

(b) Except as set forth on Schedule 3.06 of the Property Information Agreement or with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Borrowers (i) have not failed to comply with any Environmental Law or to obtain, maintain or comply with any Environmental Permit, (ii) have not become subject to any Environmental Liability, (iii) have not received notice of any claim with respect to any Environmental Liability and (iv) do not know of any basis for any Environmental Liability.

(c) Except as set forth on Schedule 3.06 of the Property Information Agreement or with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (i) no Loan Party is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any Release or Threatened Release, discharge or disposal of Hazardous Materials at any Property or any other site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law and (ii) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any Property have been managed and disposed of in a manner not reasonably expected to result in material liability to any Loan Party.

(d) To the knowledge of the Borrowers, there are no underground storage tanks at any Property except as set forth on Schedule 3.06 of the Property Information Agreement.

(e) The Borrowers have no employees.

SECTION 3.07. Compliance with Laws and Agreements. The Borrowers are in compliance with all laws, regulations and orders of any Governmental Authority (including, without limitation, the Americans with Disabilities Act of 1990) applicable to or binding upon it, any Property or any other properties or assets of the Borrowers and all agreements and other instruments, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08. Investment Company Status. No Borrower is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. The Borrowers have timely filed or caused to be filed all federal, state and other material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes evidenced as due on such returns and all other material Taxes required to have been paid by them, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrowers have set aside on their books adequate reserves. No tax Liens have been filed and no claims are being asserted with respect to any such Taxes.

SECTION 3.10. ERISA.

(a) Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other applicable law.

(b) There are no pending or, to the knowledge of any Loan Party, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(c) No ERISA Event has occurred that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect ~~as of the Effective Date.~~ No Loan Party or any ERISA Affiliate is aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to continue or result in an ERISA Event with respect to any Plan which ERISA Event could reasonably be expected to have a Material Adverse Effect.

SECTION 3.11. Disclosure. The Borrowers and their Affiliates have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which any of them are subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Borrower or any Affiliate to the Administrative Agent or any Lender in connection with the negotiation of this Agreement, any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided, that with respect to projected financial information, each Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date, it being understood that such projections are not to be viewed as facts and that actual results may differ from projected results and that such differences may be material.

SECTION 3.12. Federal Reserve Regulations. No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. The Borrowers are not engaged and will not engage, principally or as one of their important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock The Borrowers do not own any margin stock.

SECTION 3.13. Liens. There are no Liens on any of the Properties or any personal property of the Borrowers except for Permitted Liens. None of the Permitted Liens, individually or in the aggregate, (a) materially interfere with the benefits of the security intended to be provided by the Collateral Documents and the other Loan Documents, (b) materially and adversely affect the value of any Property, (c) materially and adversely impair the use or operation of any Property or (d) impair any Borrower’s ability to perform its Obligations in a timely manner.

SECTION 3.14. Condemnation. To each Borrower’s knowledge, no Taking is pending or is contemplated with respect to all or any material portion of any Property or for the relocation of roadways providing access to any Property, except as set forth on Schedule 3.14 of the Property Information Agreement.

SECTION 3.15. Utilities and Public Access; Zoning. Each Property has rights of access to one or more public ways, either directly or through a recorded easement or REA. Each Property is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Property for its intended uses other than to the extent such failure could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All utilities necessary to the existing use of each Property are located either in the public right-of-way abutting such Property or in recorded easements or REAs serving such Property, other than to the extent such failure could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed in the zoning reports delivered to the Administrative Agent on or prior to the Effective Date, each Property and the present use and occupancy thereof are in compliance in all material respects with all applicable zoning ordinances, building codes, land use laws and other similar legal requirements.

SECTION 3.16. Solvency. Each Borrower is, and the Borrowers taken as a whole, are Solvent as of the Effective Date immediately after the consummation of the Transactions to occur on the Effective Date.

SECTION 3.17. Insurance. The Borrowers maintain (or are causing the Master Lessee pursuant to the Master Lease to maintain) insurance in compliance with the Insurance Maintenance Requirements.

SECTION 3.18. Security Interest in Collateral. The provisions of the Collateral Documents create legal, valid and enforceable Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, as security for the Obligations, and upon the filing, recording, registering or taking such other actions as may be necessary with the appropriate Governmental Authorities (including payment of applicable filing and recording taxes), such Liens shall be perfected Liens in and to all of the Collateral having priority over all other Liens on the Collateral and subject to no Liens, in each case, other than Permitted Liens.

SECTION 3.19. Master Lease; Material Agreements; Management Agreements. No Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (a) the Master Lease or (b) to the knowledge of any Borrower, any Material Agreement to which it is a party which default under such Material Agreement could reasonably be expected to result in a Material Adverse Effect. No Borrower is a party to any management or similar agreement relating to a third party providing management or other services with respect to any of the Properties.

SECTION 3.20. OFAC. The Borrowers, their Subsidiaries, the other Loan Parties and their respective directors, officers, and employees are in compliance with all applicable Sanctions and all applicable Anti-Money Laundering Laws and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. None of the Borrowers, any other Loan Party, any of their respective Subsidiaries, or any director, officer, employee, agent, or Affiliate of the Borrowers is a Sanctioned Person.

SECTION 3.21. Patriot Act. The Borrowers and each Person directly or indirectly Controlling any Borrower are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and Anti-Money Laundering Laws.

SECTION 3.22. Foreign Corrupt Practices Act; Anti-Corruption Laws. The Borrowers, their Subsidiaries, the other Loan Parties and their respective directors, officers and employees and, to the knowledge of the Borrowers, the agents of the Borrowers and their Subsidiaries, are in compliance with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) the UK Bribery Act 2010 and any other applicable anti-corruption laws in all material respects. The Borrowers, their Subsidiaries, the other Loan Parties have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Sanctions, the FCPA the UK Bribery Act 2010 and any other applicable anti-corruption laws.

SECTION 3.23. Tax Shelter Regulations. The Borrowers do not intend to treat the Loans or the related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event any Borrower determines to take any action inconsistent with such intention, the Borrowers will promptly notify the Administrative Agent thereof. If the Borrowers so notify the Administrative Agent, the Borrowers acknowledge that one or more of the Lenders may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

SECTION 3.24. PPPFA. The execution and delivery of the Loan Documents and the consummation of the transactions under this Agreement and the other Loan Documents do not violate, constitute a default under, or constitute a Forbearance Termination Event or Springing Lien Event under (and, in each case, as defined in) the PPPFA. The PPPFA is in full force and effect and the Borrowers have delivered to the Administrative Agent prior to the Effective Date true, correct and complete copies of the PPPFA and all amendments, modifications, supplements and waivers thereto, including the PPPFA Waiver. Pursuant to, and subject to the terms and conditions of, PPPFA Waiver, the PBGC agreed to waive any and all claims past, present or future with respect to the Sears Pension Plans under any of Title IV of ERISA, Sections 302 and 303 of ERISA and Sections 412 and 430 of the Code (including, without limitation, any PBGC UBL Claims and any liens that might arise under 29 U.S.C. § 1368, Section 303(k) of ERISA or Section 430(k) of the Code).

SECTION 3.25. Broker’s Fees. Except for fees payable to the Lead Arranger, the Administrative Agent and the Lenders under the Loan Documents, neither the Borrowers nor any Affiliate has any obligation to any Person in respect of any finder’s, broker’s or investment banker’s fee in connection with the Transactions.

SECTION 3.26. Federal Income Tax Classification. Each Borrower is a “disregarded entity” for federal income tax purposes.

SECTION 3.27. Flood Zone. Except as may be shown on the surveys delivered to the Administrative Agent on or prior to the Effective Date, none of the Improvements on any Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, or if so located, flood insurance required pursuant to Section 5.05 is in full force and effect with respect to such Property.

SECTION 3.28. Physical Condition. To the Borrower’s knowledge and except for matters described in the Environmental Reports and the Physical Condition Reports obtained by the Administrative Agent prior to the Effective Date, (a) each Property, taken as a whole, is in good condition, order and repair in all material respects and (b) there exists no material structural or other material defects or damages in or to any Property, whether latent or otherwise, that could reasonably be expected to adversely affect the operation of any Property.

SECTION 3.29. Master Lease; Ground Leases; Leases.

(a) Except as set forth on Schedule 3.29 of the Property Information Agreement, no Property is subject to any lease other than the Master Lease and no Person has any possessory interest in any Property or right to occupy the same except under and pursuant to the provisions of the Master Lease or any Permitted Encumbrances. There has been no prior sale, transfer or assignment, hypothecation or pledge by the Borrowers or the Master Lessee of the Master Lease or any sublease or of the rents received thereunder. No Person other than the Administrative Agent has any interest in or assignment of the Master Lease or any portion of the rents due and payable or to become due and payable thereunder. Neither the Master Lessee nor other Person (other than pursuant to the options described on Schedule 3.37 of the Property Information Agreement) has an option, right of first refusal or offer or any other preferential right to purchase all or any portion of, or interest in, any Property.

(b) Except as set forth on Schedule 3.29 of the Property Information Agreement, a memorandum of each Ground Lease has been duly recorded. Each Ground Lease, other than the Excluded Ground Leases, permits the interest of the applicable Borrower to be encumbered by a mortgage. There have not been amendments or modifications to the terms of any Ground Lease since the recordation of such Ground Lease or a memorandum thereof, with the exception of written instruments which have been recorded. Set forth on Schedule 3.29 of the Property Information Agreement is a complete list of each Ground Lease in effect on the Effective Date.

(c) Except for Permitted Encumbrances, no Borrower’s interest in any Ground Lease is subject to any Liens superior to, or of equal priority with, the related Collateral Document other than the applicable Ground Lessor’s related fee interest.

(d) Except as set forth on Schedule 3.29 of the Property Information Agreement, each Borrower’s interest in each Ground Lease, other than the Excluded Ground Leases, is assignable without the consent of any Ground Lessor to the Administrative Agent, the purchaser at any foreclosure sale or the transferee under a deed or assignment in lieu of foreclosure in connection with the foreclosure of the Lien of the related Collateral Document or transfer of such Borrower’s leasehold estate by deed or assignment in lieu of foreclosure (or, if any such consent is required, it has been obtained prior to the Effective Date). Thereafter, except as set forth on Schedule 3.29 of the Property Information Agreement, such Ground Lease is further assignable by such transferee and its successors and assigns without the consent of such Ground Lessor.

(e) Except as set forth on Schedule 3.29 of the Property Information Agreement, as of the Effective Date, each Ground Lease is in full force and effect and no default has occurred under such Ground Lease and there is no existing condition which, but for the passage of time or the giving of notice, could result in a default under the terms of such Ground Lease. All rents, additional rents and other sums due and payable under each Ground Lease have been paid in full. Neither any Borrower nor any Ground Lessor has commenced any action or given or received any notice for the purpose of terminating any Ground Lease.

(f) Except as set forth on Schedule 3.29 of the Property Information Agreement, each Ground Lease requires the applicable Ground Lessor to give notice of any default by a Borrower to the Administrative Agent prior to exercising its remedies thereunder. Except as set forth on Schedule 3.29 of the Property Information Agreement, each Ground Lease or estoppel letter received by the Administrative Agent from a Ground Lessor further provides that notice of termination given under such Ground Lease is not effective against the Administrative Agent unless a copy of such notice has been delivered to the Administrative Agent in the manner described in such Ground Lease or such estoppel letter.

(g) Except as set forth on Schedule 3.29 of the Property Information Agreement, the Administrative Agent is permitted the opportunity (including, where necessary, sufficient time to gain possession of each Borrower’s interest under each Ground Lease) to cure any default under each Ground Lease which is curable after the receipt of notice of any default before any Ground Lessor may terminate a Ground Lease.

(h) Except as set forth on Schedule 3.29 of the Property Information Agreement, each Ground Lease has a term which, including unexercised renewal option terms, extends not less than two years beyond the Maturity Date.

(i) Each Ground Lease, other than the Excluded Ground Leases, requires the applicable Ground Lessor to enter into a new lease with the Administrative Agent upon termination of such Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(j) Under the terms of each Ground Lease (other than the Excluded Ground Leases) and the related Collateral Document, taken together, any related insurance and condemnation proceeds that are paid or awarded with respect to the leasehold estate under such Ground Lease will be applied either to the repair or restoration of all or part of the Property, with the Administrative Agent having the right to hold and disburse such proceeds as the repair or restoration progresses, or to the payment of the Obligations, together with any accrued interest thereon.

(k) Except as set forth on Schedule 3.29 of the Property Information Agreement, no Ground Lease imposes any restrictions on subleasing.

(l) Neither the fee owner under any Ground Lease, as debtor in possession, nor a trustee for any such fee owner, has given any notice of, and no Borrower has consented to, any attempt to transfer the fee estate subject of any Ground Lease free and clear of the Ground Lease under Section 363(f) of the Bankruptcy Code.

SECTION 3.30. Boundaries; Separate Lots.

(a) To the knowledge of the Borrowers, except as may be shown on the surveys delivered to the Administrative Agent on or prior to the Effective Date and other than de minimis matters that could not reasonably be expected to adversely affect the operation of such Property, (i) all of the Improvements on each Property lie wholly within the boundaries and building restriction lines of such Property, (ii) no improvements on adjoining properties encroach upon any Property and (iii) no easements or other encumbrances upon any Property encroach upon any of the Improvements on any Property, so as to affect the value or marketability of the applicable Property except those which are insured against by the applicable title insurance policy.

(b) Each Property is comprised of one or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Property.

SECTION 3.31. Opinion Assumptions.

(a) All of the assumptions relating to the Borrowers made in the Non-Consolidation Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all material respects. The Borrowers have complied in all material respects with all of the assumptions made with respect to it in the Non-Consolidation Opinion.

(b) All of the assumptions made in the True Lease Opinion, including, but not limited to, any exhibits attached thereto, are true and correct in all material respects.

SECTION 3.32. Business Purpose. The Loans are solely for the business purpose of the ~~Borrower~~Borrowers, and are not for personal, family, household, or agricultural purposes.

SECTION 3.33. Certificate of Occupancy; Licenses. All material certifications, permits, licenses and approvals required for the legal use, occupancy and operation of each Property for its current use (collectively, the “Licenses”), have been obtained and are in full force and effect, except to the extent any such failure could not reasonably be expected to result in a Material Adverse Effect. The use being made of each Property is in conformity with the certificate of occupancy issued for such Property, except to the extent any such failure could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.34. Assessments. There are no pending or proposed special or other assessments for public improvements or otherwise affecting in any material respect any Property, nor are there any contemplated improvements to any Property that may result in such special or other assessments in each case which could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.35. Filing, Recording and Other Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under the applicable legal requirements in connection with the transfer of the Properties to the Borrowers have been paid. All mortgage, mortgage recording, stamp, intangible or other similar taxes required to be paid under the applicable legal requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Collateral Documents, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Properties have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established under the Loan Documents.

SECTION 3.36. Casualty. Except as set forth on Schedule 3.36 of the Property Information Agreement, no Property has suffered any material Casualty Event which has not been fully repaired and the cost thereof fully paid.

SECTION 3.37. Purchase Options. Except as set forth on Schedule 3.37 of the Property Information Agreement, no Property or any part thereof or any interest therein is subject to any purchase options, rights of first refusal to purchase, rights of first offer to purchase or other similar rights in favor of any Person.

SECTION 3.38. Underwriting Representations. Except as set forth on Schedule 3.38 of the Property Information Agreement, no Borrower (a) has any judgments or Liens of any nature against it except for tax Liens not yet due and other Permitted Liens, (b) is involved in any dispute with any taxing authority other than ordinary course property tax appeals, (c) is now, or has ever been, a party to any lawsuit, arbitration, summons, or legal proceeding that is still pending or that resulted in a judgment against it or its assets or properties that has not been paid in full or otherwise completely and finally settled and (d) has accomplished each amendment and restatement of its organizational documents in accordance with, and was permitted by, the relevant provisions of said documents prior to such amendment or restatement from time to time.

SECTION 3.39. Sears REMIC.

(a) At all times since its formation, the aggregate adjusted tax bases of all assets of the Sears REMIC that are not qualified mortgages or permitted investments has not exceeded the REMIC Asset Safe Harbor.

(b) Other than with respect to any asset falling within the REMIC Asset Safe Harbor, each loan held by the Sears REMIC has at all times been a “qualified mortgage” within the meaning of section 860G(a)(3) of the Code, and no substitution or release in respect of any loan held by the Sears REMIC resulted in a loan not being principally secured by an interest in real property within the meaning of Treasury regulations section 1.860G-2(b)(7).

(c) Other than any asset or transaction falling within the REMIC Asset Safe Harbor, the Sears REMIC has operated in conformity with its operative documents.

(d) The Sears REMIC has filed all U.S. federal and state tax returns it has been required to file, and all taxes due and payable by the Sears REMIC have been paid.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, (ii) the Escrow Letter and (iii) duly executed copies of the other Loan Documents and such other certificates (including customary secretary’s certificates and evidences of incumbency), documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

(b) The Administrative Agent shall have received each of the following, addressed to the Administrative Agent and the Lenders and dated the Effective Date, (i) a favorable written opinion of DLA Piper LLP, counsel for the Loan Parties, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request, (ii) favorable written opinions of local counsel for the Borrower, as to such matters concerning the Borrowers and the Loan Documents as the Administrative Agent may reasonably request, (iii) the Non-Consolidation Opinion, (iv) the True Lease Opinion and (v) a favorable written opinion of Wachtell, Lipton, Rosen and Katz, counsel for the Loan Parties, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request.

(c) The Administrative Agent shall have received such customary documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to such Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received evidence satisfactory to it that steps to commence the liquidation of the Sears REMIC have been, or concurrently with the Effective Date, will be, taken, and the Administrative Agent shall have received true, correct and complete copies of all documents and agreements relating thereto.

(e) The representations and warranties of the Borrowers set forth in this Agreement and the other Loan Documents shall be true and correct on and as of the Effective Date and no Default or Event of Default shall have occurred and the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrowers certifying as to the same.

(f) The Administrative Agent shall be satisfied that the loan to value ratio based on the aggregate Appraised Value of the Properties of the Borrowers does not exceed 45% based on “lit values” of the Properties as set forth in the Appraisals.

(g) The Master Lease, together with a subordination, non-disturbance and attornment agreement and estoppel relating thereto, and the Master Lease Guaranty, shall have been duly executed and delivered, and each Property has been added and made subject to the Master Lease, and true, correct and complete copies of such documents have been provided to the Administrative Agent.

(h) Since December 31, 2017, there has not been a Material Adverse Effect.

(i) The Lead Arranger and the Administrative Agent shall each have received (i) all fees required to be paid on the Effective Date pursuant to the Fee Letter and (ii) all other amounts due and payable on or prior to the Effective Date, including reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of outside counsel to the Lead Arranger, the Administrative Agent and each Lender) required to be reimbursed or paid by the Borrowers hereunder or under ~~any~~the Fee Letter.

(j) The Administrative Agent shall be satisfied that all filings to be made concurrently with the making of the Loans on the Effective Date under the Uniform Commercial Code in all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Collateral Documents shall be in form ready for filing.

(k) The Administrative Agent shall have received at least three Business Days prior to the Effective Date all documentation and other information about the Borrowers and the Guarantor required under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(l) The Administrative Agent shall have received each of the Mortgage Instruments set forth on Schedule 4.01, in each case in form and substance reasonably satisfactory to it and its counsel.

(m) The Administrative Agent shall have received a solvency certificate from a Responsible Officer (immediately after giving effect to the Transactions to occur on the Effective Date) substantially in the form attached hereto as Exhibit E.

(n) The Administrative Agent shall have received a true, correct and complete copy of (i) the PPPFA Waiver (pursuant to which, and subject to the terms and conditions of which, the PBGC agreed to waive any and all claims past, present or future with respect to the Sears Pension Plans under any of Title IV of ERISA, Sections 302 and 303 of ERISA and Sections 412 and 430 of the Code (including, without limitation, any PBGC UBL Claims and any liens that might arise under 29 U.S.C. § 1368, Section 303(k) of ERISA or Section 430(k) of the Code) and (ii) evidence satisfactory to it that the Pension Contribution will be made concurrently with the funding of the Loans on the Effective Date.

(o) The Administrative Agent shall have received the Environmental Liability Policy together with evidence satisfactory to it that the policy premium is paid in full with a 100% minimum earned premium applicable.

(p) The Borrowers shall be in compliance with the Single Purpose Entity Requirements.

(q) The Administrative Agent shall have received evidence reasonably satisfactory to it that all effective financing statements in effect or of record immediately prior to the Effective Date shall be terminated and released or arrangements have been made for such financing statements to be terminated and released concurrently with the funding of the Loans on the Effective Date.

(r) The Administrative Agent shall have received evidence reasonably satisfactory to it of the closing and effectiveness of the Effective Date Mezzanine Loan Agreement and the receipt by the Mezzanine Borrower of at least $240,000,000 of gross proceeds from the Indebtedness incurred thereunder.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Without limiting the generality of the provisions of Article VIII, for purposes of determining satisfaction of the conditions precedent specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

ARTICLE V

Affirmative Covenants

Until all Obligations (other than Unliquidated Obligations) have been paid in full, the Borrowers covenant and agree with the Administrative Agent and the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Borrowers will furnish to the Administrative Agent (for delivery to the Lenders):

(a) within ninety-five (95) days after the end of each Fiscal Year of the Borrowers, the audited consolidated balance sheet and related statements of income and cash flows for Holdings and its consolidated Subsidiaries, as of the end of and for such Fiscal Year, all reported on by Deloitte or another Board-appointed auditor of national standing or other independent public accountants reasonably acceptable to the Administrative Agent (without a “going concern” or like qualification or exception (except relating to the pending maturity of any Indebtedness (other than the Obligations)) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial position and results of operations of Holdings and its consolidated Subsidiaries in accordance with GAAP consistently applied;

(b) within fifty (50) days after the end of each fiscal quarter of each Fiscal Year of the Borrowers, the consolidated balance sheet and related statements of income and cash flows for Holdings and its consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the Fiscal Year, all certified by a Responsible Officer of the Borrowers as presenting fairly in all material respects the financial position and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under Section 5.01(a) or Section 5.01(b), a Compliance Certificate certifying as to whether, to the knowledge of the Borrowers, a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

(d) prior to the last day of each calendar month, commencing on the last day of March~~,~~ 2018, a report of all sales activity relating to the Properties, including status of signed contracts, broken contracts and unsigned contracts actively under negotiation, in substantially the form agreed between the Borrowers and the Administrative Agent prior to the Effective Date or such other form as may be agreed; provided, however, that the failure to timely deliver the same shall not constitute an Event of Default unless the Administrative Agent notifies the Borrowers of such failure such failure continues for ~~7~~seven Business Days after the date of such notice; and

(e) promptly following any request therefor, such other information regarding the operations, business, affairs or financial position or condition of the Borrowers, or compliance with the terms of this Agreement or the other Loan Documents, as the Administrative Agent or any Lender may reasonably request except to the extent disclosure (i) cannot be made in order to preserve attorney client privilege or (ii) is prohibited by confidentiality obligations owing to third parties.

SECTION 5.02. Notices of Material Events. The Borrowers will furnish to the Administrative Agent (for delivery to the Lenders):

(a) prompt, and in any event within five Business Days, written notice of any Borrower or any Responsible Officer obtaining knowledge, after reasonable due inquiry, of the occurrence of any Default or Event of Default or any default or event of default under the Effective Date Mezzanine Loan Agreement or any Additional Mezzanine Loan Agreement;

(b) prompt, and in any event within five Business Days, written notice of any Borrower or any Responsible Officer obtaining knowledge, after reasonable due inquiry, of the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Borrower or any Property that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c) prompt, and in any event within three Business Days, written notice of any Borrower or any Responsible Officer obtaining knowledge, after reasonable due inquiry, of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(d) prompt, and in any event within three Business Days, written notice of (i) receipt by the Borrowers of any notice or communication from ~~the~~ PBGC which could reasonably be expected to be adverse to the interests of the Borrowers, the Administrative Agent or the Lenders, or (ii) any supplement or modification to or waiver of the PPPFA;

(e) prompt, and in any event within five Business Days, written notice of receipt by any Borrower of any default or other material notices and any amendments, waivers and other modifications, received under or pursuant to the Master Lease;

(f) prompt, and in any event within five Business Days, written notice of any Borrower or any Responsible Officer obtaining knowledge, after reasonable due inquiry, of any Casualty Event to any Property, or other insured damage to any Property or the commencement of any action or proceeding for the Taking with respect to any Property or interest therein;

(g) prompt, and in any event within five Business Days, written notice (i) of the discovery of any Hazardous Materials in violation of Environmental Laws on, under or about any Property not previously disclosed to the Administrative Agent, (ii) of any Borrower or any Responsible Officer obtaining knowledge, after due inquiry, that any Property does not materially comply with any Hazardous Materials Laws, (iii) of any Hazardous Materials Claims, (iv) of any Borrower or any Responsible Officer obtaining knowledge, after due inquiry, of the existence of an environmental Lien on any Property, (v) of any Borrower or any Responsible Officer obtaining knowledge, after due inquiry, of any action or proceeding against or of any noncompliance by any Group Member with any Environmental Law or Environmental Permit that could reasonably be expected to (A) have a Material Adverse Effect, (B) result in material Remediation costs, (C) result in an environmental Lien on any Property or (D) cause any Property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law or (vi) of any Borrower or any Responsible Officer obtaining knowledge, after due inquiry, of the existence of a violation by a Property of Hazardous Materials Laws (a “HazMat Violation”) or that a Release has occurred;

(h) prompt, and in any event within five Business Days, written notice of the receipt of any complaints related to the violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with any Access Laws;

(i) prompt, and in any event within five Business Days, written notice if Holdings, any of its Subsidiaries or the Sears REMIC receives any written correspondence from the IRS requesting any material information regarding the Sears REMIC, its tax status or its federal income tax treatment and, with such notice, deliver a copy of such written correspondence from the IRS and, in connection with any such correspondence, further provide prompt written notice from time to time of all related correspondence and further communication with the IRS;

(j) prompt, and in any event within three Business Days, written notice of any notice received from a Ground Lessor under a Ground Lease;

(k) prompt, and in any event within five Business Days, written notice of the occurrence of each Purchase Option Exercise Event; and

(l) prompt, and in any event within five Business Days, written notice of any Borrower or any Responsible Officer obtaining knowledge, after reasonable due inquiry, of any other development that results in, or that could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Borrowers will do or cause to be done all things necessary to (a) preserve, renew and keep in full force and effect its legal existence, (b) preserve, renew and keep in full force and effect the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and intellectual property rights material to the conduct of its business and for the operation of each Property, except as could not reasonably be expected to have a Material Adverse Effect and (c) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except as could not reasonably be expected to have a Material Adverse Effect. ~~The Borrowers~~Each Borrower will (i) solely operate in its current lines of business, which is limited to the ownership, management and operation of the Properties, (ii) maintain the scope and nature of its business objectives, purposes or operations and (iii) undertake or participate in activities solely related to the continuance of its present business, in each case in compliance with the Single Purpose Entity Requirements.

SECTION 5.04. Payment of Obligations. The Borrowers will pay (or cause to be paid) its obligations, including Tax liabilities and mortgage taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrowers have set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) the Borrowers will furnish such cash or other security as may be required in the proceeding or, if such proceeding does not require security, as may be reasonably requested by the Administrative Agent, to ensure the payment of any such Taxes or other amount, together with all interest and penalties thereon and (d) such contest is not in violation of the Master Lease.

SECTION 5.05. Maintenance of Properties; Defense of Title; Insurance; Further Assurances.

(a) General. The Borrowers will, or will cause the Master Lessee pursuant to the Master Lease to, (i) comply with the Insurance Maintenance Requirements and (ii) keep and maintain all Properties and all other property material to the conduct of their businesses in good working order and condition, ordinary wear and tear and condemnation and casualty excepted, and in keeping with the condition and repair of properties of similar use, value, age, nature and construction, all in accordance with the ordinary course of business of the Borrowers. It is acknowledged and agreed that that nothing contained herein shall require the Master Lessee to continue operations of any Property and may discontinue such operations at any time, subject to its continued compliance with all of its obligations under the Master Lease, each Ground Lease and each REA; provided, the same does not (x) result in a default, termination or option to purchase under the Master Lease, any Ground Lease, any REA or other Material Agreement or (y) ~~gives~~give rise to a purchase right in favor of any Option Holder (without the prior written consent of the Administrative Agent). The Borrowers will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. In the event the Borrowers at any time or times hereafter shall fail to timely obtain or maintain (or to cause the Master Lessee to obtain or maintain) any of the policies or insurance required herein or to pay (or to cause the Master Lessee to pay) any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Default or Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement.

(b) Title to Property. The Borrowers will warrant and defend (a) its title to ~~the~~ each Property, subject only to Permitted Encumbrances and (b) the validity and priority of the Liens of the Collateral Documents on the Properties, subject only to Permitted Encumbrances, in each case against the claims of all Persons whomsoever. The Borrowers will reimburse the Administrative Agent upon demand for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by the Administrative Agent if an interest in any Property or any part thereof is claimed by any other Person except as expressly permitted hereunder.

(c) Further Assurances. Without limiting the foregoing, each Borrower will execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions, which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Section 5.05, all at the expense of the Borrowers.

SECTION 5.06. Books and Records; Inspection Rights. The Borrowers will keep proper books of record and account (a) in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities, (b) in conformity in all material respects with GAAP consistently applied and (c) in material conformity with all applicable requirements of law or any Governmental Authority having jurisdiction over the Borrowers. The Borrowers will permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender or any consultants, accountant, lawyers, agents and appraisers retained by the Administrative Agent), upon reasonable prior notice, to visit and inspect the Properties and its properties (provided, that the Borrowers will take all such actions as may be reasonably required to cause the Master Lessee to permit any such visitation or inspection), to examine and make extracts from its books and records, including environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested at the expense of the Borrowers with respect to all reasonable out-of-pocket expenses of the Administrative Agent; provided, that the Borrowers shall not be responsible for the costs of more than one such visit or inspection in any Fiscal Year absent the existence of an Event of Default; provided, further, that if an Event of Default then exists, the Administrative Agent and any Lender (or any employees of the Administrative Agent, any Lender or any consultants, accountant, lawyers, agents and appraisers retained by the Administrative Agent or any such Lender) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice. The Borrowers acknowledge that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the properties of the Borrowers for internal use by the Administrative Agent and the Lenders.

SECTION 5.07. Compliance with Laws and Obligations. The Borrowers will (and will cause the Master Lessee pursuant to the Master Lease to) (a) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws), (b) obtain and renew all Environmental Permits necessary for its operations and properties, (c) perform all of its obligations under the Master Lease, in the case of clauses (a) through (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (d) ensure that no Person who owns a Controlling interest in or otherwise Controls any Borrower is (i) listed on list of the Specially Designated Nationals and Blocked Persons maintained by OFAC and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, executive order, or regulation or (ii) a Person designated under Section 1(b), (c), or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation, or any other similar executive orders and (e) comply with all applicable Bank Secrecy Act laws and regulations and Anti-Money Laundering Laws.

SECTION 5.08. Use of Proceeds. The Borrowers will use the proceeds of the Loans funded on the Effective Date only (a) to consummate, on the Effective Date, the Pension Contribution, (b) to pay a portion of the costs and expenses relating to the Transactions and (c) for working capital and general corporate purposes. The Borrowers will use the proceeds of the Third Amendment Term Loans funded on the Third Amendment Effective Date only (x) to fund reserves, (y) to pay fees, costs and expenses relating to the transactions contemplated by the Third Amendment and (z) for working capital. The Borrowers will not use any part of the proceeds of any Loan, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. The Borrowers will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA, the UK Bribery Act 2010 or any other applicable anti-corruption law, (ii) to fund any activities or business of or with any Sanctioned Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, except to the extent permissible for a Person required to comply with Sanctions~~,~~ or (iii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as the Administrative Agent, a Lender, advisor, investor, or otherwise).

SECTION 5.09. Alterations. The Administrative Agent’s prior approval (not to be unreasonably withheld, conditioned or delayed (other than in the case of an alteration that is reasonably likely to have a Material Adverse Effect)) shall be required in connection with any alteration to any Property or any Improvement thereon (a) that is reasonably likely to have a Material Adverse Effect, (b) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed an amount equal to 10% of the Allocated Loan Amount for such Property (the “Alteration Threshold”) or (c) that is structural in nature (other than, with respect to this clause (c), ordinary course replacements for which such replacement is not reasonably likely to have a Material Adverse Effect, and the Borrowers have adequate funds on hand for such replacement); provided, however, that in no event shall any consent be required in connection with (x) any alterations performed in connection with the restoration of any Property after the occurrence of a Casualty Event or condemnation subject to the terms of Section 2.10, (y) repairs necessary to correct any life safety or emergency conditions (including those described on Schedule 5.17 of the Property Information Agreement) or (z) the alterations described on Schedule 5.09 of the Property Information Agreement. If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Properties in the aggregate shall at any time exceed the Alteration Threshold, the Borrowers shall promptly deliver to the Administrative Agent as security for the payment of such amounts and as additional security for the Obligations any of the following: (A) cash, (B) letters of credit, (C) U.S. obligations or (D) other securities acceptable to the Administrative Agent. Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements (other than such amounts to be paid or reimbursed by tenants under the Leases; provided that the applicable Leases shall be in full force and effect) over the Alteration Threshold, and, at the option of the Administrative Agent, the Administrative Agent shall have the right to apply such security from time to time to pay for such alterations. Upon substantial completion of any alteration to any Property in excess of the lesser of (x) $1,000,000 and (y) the Alteration Threshold, the Borrowers shall provide evidence satisfactory to Administrative Agent that (1) such alteration was constructed in accordance with all applicable legal requirements, (2) all contractors, subcontractors, materialmen and professionals who provided work, materials or services in connection with such alteration have been paid in full and have delivered unconditional releases of liens, and (3) all licenses and permits necessary for the use, operation and occupancy of the Improvements have been issued, provided that, if any such license or permit is temporary in nature, the Borrowers shall diligently pursue procuring a permanent license or permit from the applicable Governmental Authority.

SECTION 5.10. Handicapped Access.

(a) Subject to the timely completion of the required repairs identified on Schedule 5.17 of the Property Information Agreement, the Borrowers will, or will cause the Master Lessee pursuant to the Master Lease, cause the Properties to at all times strictly comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all federal, state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, the “Access Laws”).

(b) Notwithstanding anything to the contrary set forth herein or in any other Loan Document, the Borrowers will not alter or cause or permit to be altered any Property in any manner which would increase the responsibilities of the Borrowers for compliance with any Access Laws. The foregoing shall apply to tenant improvements constructed by any Borrower or by any tenant.

SECTION 5.11. Additional Collateral; Environmental Matters; Further Assurances; Estoppels.

(a) Each Borrower will cause all of its Property and all of its right, title and interest in and to all other property and assets (whether real, personal, tangible, intangible, or mixed) to be subject at all times to first priority, perfected Liens in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Obligations, to the extent required by and in accordance with, and subject to the terms and conditions and limitations of the Collateral Documents, subject in any case to Permitted Liens.

(b) The Borrowers will (or will cause the Master Lessee pursuant to the Master Lease to) (i) effect any Remediation reasonably requested by the Administrative Agent from time to time in order to comply with all Environmental Laws and (ii) undertake and complete any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions reasonably necessary to remove, remediate, clean up or abate any Release of Hazardous Materials or HazMat Violation, in each case as and to the extent required under Hazardous Materials Laws. The Borrowers will, following any Sale of any Property, promptly provide written notice to the insurance carrier for the Environmental Liability Policy of such Sale.

(c) The Borrowers will promptly, and in any event within sixty (60) days after request by the Administrative Agent (which notice will be delivered only if (i) a Default or Event of Default has occurred and is then continuing or (ii) the Administrative Agent has a reasonable basis to believe that there is a risk that Hazardous Materials are located on a Property in violation of any Environmental Law that could reasonably be expected to result in a Material Adverse Effect), at the expense of the Borrowers, deliver or cause to be delivered to the Administrative Agent an environmental site assessment report for any of its properties described in such request, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent reasonably determines at any time that a risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrowers, and the Borrowers hereby grant the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment; provided, that in no event shall the Administrative Agent commence, or require the Borrowers to commence, a Phase II environmental site assessment for any Property unless recommended by a Phase I environmental site assessment for such Property.

(d) Without limiting the foregoing, the Borrowers will execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Borrowers.

(e) Estoppel Statements. The Borrowers will deliver to the Administrative Agent:

(i) within ten Business Days after request by the Administrative Agent, a statement, duly acknowledged and certified, setting forth (A) the original principal amount of the Loans, (B) the unpaid principal amount of the Loans, (C) the interest rate of the Loans, (D) the date payments of principal and/or interest were last paid, (E) any offsets or defenses to the payment and performance of the Obligations, if any, and (F) that this Agreement and the other Loan Documents are valid, legal and binding obligations of the Borrowers and the other Loan Parties and have not been modified (or, if modified, giving particulars of such modification);

(ii) within thirty days after request by the Administrative Agent, an estoppel certificate from each tenant under the Master Lease in form and substance reasonably satisfactory to the Administrative Agent; provided that such estoppel certificate may be in the form required under the Master Lease; and

(iii) within thirty days after request by the Administrative Agent, an estoppel certificate from each party under any REA in form and substance reasonably satisfactory to the Administrative Agent; provided that no Default or Event of Default shall result from any failure of the Borrowers to deliver any such estoppel certificate under this Section 5.11(e)(iii) if the Borrowers are exercising commercially reasonable efforts to obtain such estoppel certificate from each party under the applicable REA.

(f) The Borrowers will promptly notify the Administrative Agent if it opens or maintains any deposit account ~~other than the deposit account in existence as of the Effective Date~~ and, within thirty days thereafter (or such longer period of time as the Administrative Agent may agree) cause such deposit account to be subject to a deposit account control agreement in form and substance reasonably satisfactory to the Administrative Agent.

(g) Each Borrower hereby authorizes the Administrative Agent to file, and if requested will execute and deliver to the Administrative Agent, all financing statements describing the Collateral owned by the Borrower and other documents and take such other actions as may from time to time reasonably be requested by the Administrative Agent in order to maintain a first priority, perfected security interest in the Collateral owned by such Borrower, subject to Permitted Liens; provided, that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Permitted Liens. Such financing statements may describe the Collateral in the same manner as described in any Loan Document or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure that the perfection of the security interest in the Collateral granted to the Administrative Agent herein, including, without limitation, describing such property as “all assets of the debtor wherever located, in which the debtor now has or hereafter acquires any right or interest” or “all personal property of the debtor wherever located, in which the debtor now has or hereafter acquires any right or interest” or may use a similar description. Each Borrower will take any and all actions necessary to defend title to the Collateral owned by such Borrower against all persons and to defend the security interest of the Administrative Agent in such Collateral and the priority thereof against any Lien other than Permitted Liens.

SECTION 5.12. Cooperation in Legal Proceedings. The Borrowers will cooperate fully with the Administrative Agent with respect to any proceedings before any Governmental Authority which may in any way adversely affect the rights of the Administrative Agent or any Lender, or any rights obtained by the Administrative Agent or any Lender, under any of other Loan Document and, in connection therewith, permit the Administrative Agent, at its election, to participate in any such proceedings (subject to the rights of the Master Lessee under the Master Lease to proceed without such participation, as provided in the Master Lease).

SECTION 5.13. Master Lease. The Borrowers will cause the Master Lease and the Master Lease Guaranty to remain in full force and effect at all times, without modification to, or waiver of, the terms thereof.

SECTION 5.14. Taxes on Security. The Borrowers will pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Loans or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on the Administrative Agent or any Lender. If there shall be enacted any law (a) deducting the Loan from the value of any Property for the purpose of taxation, (b) affecting any Lien on any Property, or (c) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, the Borrowers will promptly pay to the Administrative Agent, on demand, all taxes, costs and charges for which the Administrative Agent or any Lender is or may be liable as a result thereof; provided, however, that if such payment would be prohibited by law or would render the Loans usurious, then instead of collecting such payment, the Administrative Agent may declare all amounts owing under the Loan Documents to be immediately due and payable.

SECTION 5.15. Interest Rate Protection. The Borrowers will, no later than September ~~14~~21, 2018 (or such later date as the Administrative Agent may otherwise agree in its sole discretion), obtain a forward LIBOR cap (the “LIBOR Cap”) ~~for a period from such date through the Maturity Date at a~~with a $550,000,000 notional amount at a LIBOR strike ~~rate~~price of ~~5.00~~3.57%~~,~~ (the “Strike Rate”) ~~in the amount equal to the aggregate outstanding amount of the Loans as of the date of execution and delivery of such LIBOR Cap~~with an effective date of March 4, 2019 and a maturity date of September 4, 2019, from an Acceptable Counterparty, together with the Collateral Assignment, in form and substance reasonably acceptable to the Administrative Agent. The Borrowers will, at all times thereafter, replace and extend such LIBOR Cap until all Obligations (other than Unliquidated Obligations) have been paid in full. The LIBOR Cap (i) shall at all times be in form and substance reasonably acceptable to the Administrative Agent, (ii) shall at all times be with an Acceptable Counterparty~~,~~ and (iii) shall direct such Acceptable Counterparty to deposit directly into such account as directed by the Administrative Agent any amounts due to the Borrowers under such LIBOR Cap so long as any portion of the Obligations exists, provided that the Obligations shall be deemed to exist if the Properties are transferred by judicial or non-judicial foreclosure or deed-in-lieu thereof~~, (iv) shall be for a period through and including the end of the Interest Period in which the Maturity Date occurs, and (v) shall at all times have a notional amount equal to or greater than the principal balance of the Loans and shall at all times provide for the applicable Strike Rate. The~~. The Borrowers shall collaterally assign to Lender, pursuant to the Collateral Assignment, in form and substance reasonably acceptable to the Administrative Agent, all of its right, title and interest to receive any and all payments under the LIBOR Cap, and shall deliver to Administrative Agent an executed counterpart of such LIBOR Cap (which shall, by its terms, authorize the assignment to the Administrative Agent for the benefit of the Lenders and require that payments be deposited directly where required by the Administrative Agent) and shall notify the Acceptable Counterparty of such assignment. In the event of any downgrade, withdrawal or qualification of the rating of the Acceptable Counterparty, the Borrowers shall replace the LIBOR Cap with a replacement LIBOR Cap acceptable to the Administrative Agent not later than ten Business Days following receipt of notice from the Administrative Agent of such downgrade, withdrawal or qualification. In the event that the Borrowers fail to purchase and deliver to the Administrative Agent the LIBOR Cap or fail to maintain the LIBOR Cap in accordance with the terms and provisions of this Agreement, the Administrative Agent may purchase the LIBOR Cap and the cost incurred by the Administrative Agent in purchasing such LIBOR Cap shall be paid by the Borrowers to the Administrative Agent with Default Interest from the date such cost was incurred by the Administrative Agent until such cost is reimbursed by the Borrowers to the Administrative Agent. In connection with the LIBOR Cap, the Borrowers shall obtain and deliver to the Administrative Agent, if requested by the Administrative Agent, (a) a resolution/consent, as applicable, of the Acceptable Counterparty authorizing the delivery of the LIBOR Cap acceptable to Administrative Agent~~,~~ and (b) an opinion from counsel (which counsel may be in house counsel for the Acceptable Counterparty) for the Acceptable Counterparty (upon which the Administrative Agent and its successors and assigns may rely) in form and substance reasonably acceptable to the Administrative Agent.

SECTION 5.16. Single Purpose Entity. The Borrowers will comply at all times with the Single Purpose Entity Requirements.

SECTION 5.17. Post-Closing Matters. The Borrowers will, within the time periods specified in Schedule 5.17 of the Property Information Agreement complete such undertakings as are set forth therein.

SECTION 5.18. Ground Lease.

(a) The Borrowers will, at their sole cost and expense, promptly and timely perform and observe all terms, covenants and conditions required to be performed and observed by any Borrower as lessee under any Ground Lease (including, without limitation, the payment of all Ground Rent).

(b) The Borrowers will, at their sole cost and expense, enforce, in a commercially reasonable manner, the terms, covenants and conditions to be performed and observed by each Ground Lessor under each Ground Lease.

(c) The Borrowers shall promptly notify the Administrative Agent of the receipt by any Borrower of any notice (written or otherwise) from any Ground Lessor claiming the occurrence of any default by any Borrower under a Ground Lease or the occurrence of any event that, with the giving of notice or passage of time, or both, would constitute a default by a Borrower under a Ground Lease. Promptly upon its receipt thereof, the Borrowers shall deliver to the Administrative Agent a copy of any such written notice from any Ground Lessor.

(d) The Borrowers shall promptly notify the Administrative Agent of the occurrence of any default by any Ground Lessor under a Ground Lease or the occurrence of any event that, with the giving of notice or passage of time, or both, would constitute a default by a Ground Lessor under any Ground Lease. Concurrently with the giving of any notice to a Ground Lessor claiming the occurrence of such default or event, the Borrowers shall deliver a copy thereof to the Administrative Agent.

(e) If any Borrower is in default under any Ground Lease (other than any Excluded Ground Lease), then, subject to the terms of such Ground Lease, the applicable Borrower shall grant the Administrative Agent the right (but not the obligation) to cause the applicable default under such Ground Lease to be remedied and otherwise exercise any and all rights of such Borrower under such Ground Lease as may be reasonably necessary or desirable to prevent or cure such default; provided that such actions are, in the Administrative Agent’s good faith judgment, reasonably necessary to protect the Administrative Agent’s interest under the Loan Documents. The Administrative Agent shall have the right to enter all or any portion of the Property, at such times and in such manner as the Administrative Agent deems necessary, to prevent or to cure any such default. If a Ground Lessor delivers to the Administrative Agent a copy of any notice of default sent by such Ground Lessor to any Borrower, such notice shall constitute full protection to the Administrative Agent for any action taken or not taken by the Administrative Agent, in good faith, in reliance thereon.

(f) The Borrowers shall promptly execute, acknowledge and deliver to the Administrative Agent such instruments as may reasonably be necessary to permit the Administrative Agent to cure any default under any Ground Lease or permit the Administrative Agent to take such other action required to enable the Administrative Agent to cure or remedy the matter in default and preserve the Administrative Agent’s rights under the Loan Documents with respect to the Property (including, without limitation, the Lien of the applicable Collateral Documents and the other Loan Documents).

(g) The actions or payments of the Administrative Agent to cure any default by any Borrower under a Ground Lease shall not cure or waive, as between the Borrowers and the Administrative Agent, the default that occurred under this Agreement by virtue of such Borrower’s default under a Ground Lease. All costs and expenses incurred by the Administrative Agent to cure or attempt to cure any such default shall be paid, jointly and severally, by the Borrowers to the Administrative Agent, upon demand, with Default Interest from the date such costs and expenses were incurred to and including the date the reimbursement payment is received by the Administrative Agent. All such indebtedness shall be secured by the applicable Collateral Document.

(h) The Borrowers shall not, without prior consent of the Administrative Agent, subordinate or consent to the subordination of any Ground Lease to any mortgage, security deed, Lease or other interest on or in any Ground Lessor’s interest in all or any part of any Property.

(i) The Borrowers shall exercise each option, if any, to extend or renew the term of each Ground Lease upon demand by the Administrative Agent made at any time within three months prior to the last day upon which any such option may be exercised.

(j) Within ten days after receipt of the Administrative Agent’s request, the Borrowers shall use reasonable efforts to obtain from any Ground Lessor and furnish to the Administrative Agent an estoppel certificate of such Ground Lessor stating the date through which Ground Rent has been paid under such Ground Lease (other than any Excluded Ground Lease), whether or not there are any defaults under such Ground Lease and specifying the nature of such claimed defaults, if any, and such other matters as the Administrative Agent may reasonably request.

(k) Notwithstanding anything to the contrary contained in this Agreement with respect to any Ground Lease, other than any Excluded Ground Lease:

(i) The Lien of the applicable Collateral Document attaches to all of such Borrower’s rights and remedies at any time arising under or pursuant to Section 365(h) of the Bankruptcy Code or any other Debtor Relief Law, including, without limitation, all of such Borrower’s rights, as debtor, to remain in possession of the Property subject to such Ground Lease.

(ii) The Borrowers shall not, without the Administrative Agent’s consent, elect to treat any Ground Lease as terminated under Section 365(h)(l) of the Bankruptcy Code or any other Debtor Relief Law. Any such election made without the Administrative Agent’s prior consent shall be null and void.

(iii) As security for the Obligations, the Borrowers unconditionally assign, transfer and set over to the Administrative Agent all of the rights and claims of the Borrowers to the payment of damages arising from any rejection by such Ground Lessor under any Debtor Relief Law. The Borrowers and the Administrative Agent shall proceed jointly or in the name of the applicable Borrower in respect of any claim, suit, action or proceeding relating to the rejection of such Ground Lease, including, without limitation, the right to file and prosecute any proofs of claim, complaints, motions, applications, notices and other documents in any case in respect of the Ground Lessor under any Debtor Relief Law. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing rights, claims, and remedies, and shall continue in effect until all of the Obligations shall have been satisfied and discharged in full. Any amounts received by any Borrower or the Administrative Agent as damages arising out of the rejection of such Ground Lease as aforesaid shall be applied to all costs and expenses of the Administrative Agent (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection with the exercise of any of its rights or remedies in accordance with the applicable provisions of this Agreement.

(iv) If, pursuant to Section 365(h) of the Bankruptcy Code or any other Debtor Relief Law, any Borrower seeks to offset against the Ground Rent the amount of any damages caused by the non-performance by any Ground Lessor of any of its obligations under such Ground Lease after the rejection by such Ground Lessor under any Debtor Relief Law, then the Borrowers shall not effect any offset of the amounts objected to by the Administrative Agent. If the Administrative Agent has failed to object as aforesaid within ten days after notice from the Borrowers in accordance with the first sentence of this clause (iv), the Borrowers may proceed to offset the amounts set forth in such Borrower’s notice to the Ground Lessor and the Administrative Agent.

(v) If any action, proceeding, motion or notice shall be commenced or filed in respect of Ground Lessor in connection with any case under any Debtor Relief Law, the Borrowers and the Administrative Agent shall cooperatively conduct and control any such action, proceeding, motion or notice with counsel agreed upon between the Borrowers and the Administrative Agent in connection with such action, proceeding, motion or notice. The Borrowers shall, upon demand, pay to the Administrative Agent all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Administrative Agent in connection with the cooperative prosecution or conduct of any such action, proceeding, motion or notice. All such costs and expenses shall be secured by the Lien of the Collateral Documents.

(vi) The Borrowers shall promptly, after obtaining knowledge of such filing, notify the Administrative Agent orally of any filing by or against such Ground Lessor of a petition under any Debtor Relief Law. The Borrowers shall thereafter promptly give written notice of such filing to the Administrative Agent, setting forth any information available to the Borrowers as to the date of such filing, the court in which such petition was filed, and the relief sought in such filing. The Borrowers shall promptly deliver to the Administrative Agent any and all notices, summonses, pleadings, applications and other documents received by any Borrower in connection with any such petition and any proceedings relating to such petition.

(vii) Such Ground Lease may not be canceled, terminated, surrendered or amended without the prior consent of the Administrative Agent, which consent may be withheld in the Administrative Agent’s sole and absolute discretion; provided, that such Ground Lease may be extended on the terms of such Ground Lease without the consent or approval of the Administrative Agent.

SECTION 5.19. REA. With respect to each REA, the Borrowers will:

(a) Pay all charges and other sums to be paid by the Borrowers pursuant to the terms of such REA as the same shall become due and payable and prior to the expiration of any applicable grace period therein provided. After prior notice to the Administrative Agent, any Borrower, at its own cost and expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any charges required to be paid by such Borrower pursuant to any REA; provided that (i) no Default or Event of Default has occurred and remains outstanding; (ii) such Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the applicable Collateral Document; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of such REA and any other instrument to which such Borrower is subject or by which the Property is bound and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable legal requirements; (iv) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (v) such REA will not be in danger of being terminated; (vi) such Borrower shall promptly upon final determination thereof pay the amount of any such charges, together with all interest and penalties which may be payable in connection therewith; (vii) such proceeding shall suspend the collection of such charges from the Borrowers and the Property; (viii) the Borrowers shall furnish such cash or other security as may be required in the proceeding or as may be reasonably required by the Administrative Agent to ensure the payment of any such charges, together with all interest and penalties thereon; and (ix) such contest by is not in violation of the Master Lease. The Administrative Agent may pay over, assign or transfer any such security or part thereof to the claimant entitled thereto at any time when, in the reasonable judgment of the Administrative Agent, the entitlement of such claimant is established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the Lien of any Collateral Document being primed by any related Lien.

(b) Perform and observe in all material respects all of the terms, covenants and conditions required to be performed and observed by the applicable Borrower pursuant to terms of such REA.

(c) Take all actions as may be necessary from time to time to preserve and maintain such REA in accordance with all applicable legal requirements.

(d) Enforce, in a commercially reasonably manner, the terms, covenants and conditions to be performed and observed by the parties to such REA (other than the applicable Borrower).

(e) Promptly furnish to the Administrative Agent any notice of default or other material communication delivered in connection with such REA by any party to such REA or any third party (other than routine correspondences and invoices).

(f) If the Administrative Agent or its nominee, designee, successor, or assignee acquires title and/or rights of any Borrower under an REA by reason of foreclosure of the related Collateral Document, deed-in-lieu of foreclosure or otherwise, the Administrative Agent or such other party shall (i) succeed to all of the rights of and benefits accruing to such Borrower under the REA and (ii) be entitled to exercise all of the rights and benefits accruing to such Borrower under the REA. At such time as the Administrative Agent shall request, each Borrower agrees to execute and deliver to the Administrative Agent such documents as the Administrative Agent and its counsel may require in order to ensure that the provisions of this Section 5.19(f) will be validly and legally enforceable and effective against each Borrower and all parties claiming by, through, under or against any Borrower.

ARTICLE VI

Negative Covenants

Until all Obligations (other than Unliquidated Obligations) have been paid in full, each Borrower covenants and agrees with the Administrative Agent and the Lenders that:

SECTION 6.01. Indebtedness; Swap Agreements.

(a) The Borrowers will not create, incur, assume or permit to exist any Indebtedness owing by any Borrower, except:

(i) the Obligations;

(ii) unsecured trade payables incurred in the ordinary course of business in an aggregate amount outstanding at any time not to exceed $100,000;

(iii) Indebtedness incurred by the Borrowers in the ordinary course of business in an aggregate amount outstanding at any time not to exceed $1,000,000 in connection with the construction, repair or maintenance of the Properties; and

(iv) Indebtedness under Capital Lease Obligations incurred in the ordinary course of business in an aggregate amount outstanding at any time not to exceed $100,000, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof.

(b) The Borrowers will not enter into any Swap Agreement other than the LIBOR Cap.

SECTION 6.02. Liens. The Borrowers will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by any Borrower, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created pursuant to any Loan Document;

(b) Permitted Encumbrances;

(c) Liens securing Indebtedness permitted under Section 6.01(a)(iii) provided that such Liens (i) shall not apply to any other property or assets of the Borrowers other than the property or assets subject to such construction, repair or maintenance and (ii) shall not exist for more than thirty days unless fully bonded over on terms reasonably satisfactory to the Administrative Agent; and

(d) Liens securing Indebtedness permitted under Section 6.01(a)(iv), provided that such Liens shall not apply to any other property or assets of the Borrowers other than the property or assets subject to such Capital Lease Obligations.

SECTION 6.03. Transfers. The Borrowers will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or divide itself or permit a division of itself as permitted under the Limited Liability Company Act of the State of Delaware or the governing documents of such Borrower, or directly or indirectly sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of their respective assets, or any part thereof or any interest therein (including, without limitation, (w) any interest in the Master Lease or any rents, issues, deposits or profits from any Property, (x) any right of first offer, right of first refusal, purchase option right, and any similar right to acquire fee or leasehold title to any Property, (y) all amounts payable and all rights and benefits accruing under the Master Lease and (z) any legal, beneficial or economic interest in any Borrower), in each case, whether now owned or hereafter acquired (each, a “Transfer”), or liquidate or dissolve, except that the following Transfers shall be permitted:

(a) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing or would result therefrom and subject to compliance with the provisions of Section 2.10, Permitted Sales;

(b) Permitted Transfers;

(c) Permitted Leases;

(d) Permitted Encumbrances;

(e) sales, trade-ins or dispositions of used equipment for value in the ordinary course of business consistent with past practice; and

(f) subject to no Event of Default then existing or resulting therefrom, the making of cash distributions by any Borrower to the owner of the Equity Interests of such Borrower.

The Administrative Agent shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder or under the other Loan Documents in order to declare the Obligations immediately due and payable upon the occurrence of a Transfer (other than a Permitted Transfer or other Transfer expressly permitted under this Section 6.03) without the prior written consent of the Administrative Agent. This provision shall apply to every Transfer regardless of whether voluntary or not, and whether or not the Administrative Agent has consented to any previous Transfer. The Administrative Agent’s consent to one Transfer shall not be deemed to be a waiver of the Administrative Agent’s right to require such consent to any future occurrence of same. Any Transfer made in contravention of this Section 6.03 shall be null and void and of no force and effect.

SECTION 6.04. Investments. The Borrowers will not purchase, hold or acquire (including pursuant to any merger or consolidation with any Person) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any Person or any assets of any other Person constituting a business unit (each of the foregoing, an “Investment”), except (a) Permitted Investments and (b) subject to compliance with Schedule 5.17 of the Property Information Agreement, Investments in the form of Equity Interests of Currently Owned Permitted Subsidiaries.

SECTION 6.05. Reserved.

SECTION 6.06. Transactions with Affiliates. The Borrowers will not Transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) under the Master Lease, (b) under any Loan Document, (c) subject to no Event of Default then existing or resulting therefrom, the making of cash distributions by any Borrower to the owner of the Equity Interests of such Borrower, (d) contributions to a Borrower by the owner of the Equity Interests of such Borrower or (e) subject to any consent of the Administrative Agent that might be required in connection with a Permitted Sale, at prices and on terms and conditions not less favorable to the Borrowers than could be obtained on an arm’s-length basis from unrelated third parties.

SECTION 6.07. REA. Except for the matters set forth on Schedule 6.07 of the Property Information Agreement, the Borrowers shall not (a) modify, amend or supplement, or consent to or suffer any modification, amendment, or supplementation of any REA (other than, so long as no Event of Default exists, any modification, amendment or supplement which could not reasonably be materially adverse to the interests of the Administrative Agent or the Lenders), (b) waive or release any of its rights and remedies under any REA (other than, so long as no Event of Default exists, any waiver or release which could not reasonably be materially adverse to the interests of the Administrative Agent or the Lenders), (c) take any action to surrender, terminate, cancel, or accept any surrender, termination or cancellation of any REA (it being acknowledged that certain REAs may expire by their terms), or (d) assign (other than to the Administrative Agent) or encumber (other than in favor of the Administrative Agent as security for the Obligations) any of its rights under any REA.

SECTION 6.08. Management Agreements. The Borrowers will not, directly or indirectly, enter into, any management or similar agreement relating to a third party providing management or other services with respect to any of the Properties.

SECTION 6.09. Material Agreements; Master Lease; Organizational Documents. The Borrowers will not (a) agree to any amendment, restatement, supplement or other modification to, or waiver of, any of its organizational documents in a manner adverse to the Administrative Agent or any Lender in any respect (other than in a de minimis manner), (b) enter into, surrender or terminate (without replacement reasonably satisfactory to the Administrative Agent) any Material Agreement to which it is a party or to which any Borrower or any Property is subject (unless the other party thereto is in material default and the termination of such agreement would be commercially reasonable), (c) increase or consent to the increase of the amount of any charges under any Material Agreement to which it is a party or to which any Borrower or any Property is subject, except as provided therein or on an arm’s-length basis and commercially reasonable terms, (d) modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under the Master Lease, (e) modify, change, supplement, alter or amend, or suffer any such modification, change, supplement, alternation or amendment of, the Master Lease Guaranty or (f) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Material Agreement or any Ground Lease to which it is a party or to which any Borrower or any Property is subject in any material respect, except on an arm’s-length basis and commercially reasonable terms.

SECTION 6.10. No Joint Assessment. The Borrowers will not suffer, permit or initiate the joint assessment of any Property (a) with any other real property constituting a tax lot separate from such Property, and (b) with any portion of such Property which may be deemed to constitute personal property, or any other action or procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Property or any portion thereof.

SECTION 6.11. No Plan Assets. The Borrowers will not permit any Property or any other property or asset of the Borrowers to constitute “plan assets” under 29 C.F.R. Section 2510.3-101.

SECTION 6.12. Zoning. The Borrowers shall not initiate or consent to any zoning reclassification of all or any portion of any Property or seek any variance under any existing zoning ordinance or use or permit the use of all or any portion of any Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation.

SECTION 6.13. Use of Properties. The Borrowers will not change or modify in any manner the use of any Property from its current use on the Effective Date; provided, that, subject to compliance with the terms of Section 6.12, the Borrowers may change the current use of any Property after the Effective Date subject to (a) such use must be a Permitted Concept and (b) such change cannot (i) result in a breach of or default under or violation of a Ground Lease or REA, (ii) adversely impact in any material respect or prohibit in any way such Property’s future retail use, or (iii) materially impair the value of such Property.

SECTION 6.14. Accounting Changes; Fiscal Year. The Borrowers will not (a) make any change in any accounting policies or reporting practices, except as required by GAAP or (b) change its Fiscal Year from the basis in effect on the Effective Date.

SECTION 6.15. Ground Lease. The Borrowers will not (a) surrender the leasehold estate created by any Ground Lease or terminate or cancel any Ground Lease or modify, change, supplement, alter or amend any Ground Lease, either orally or in writing or (b) consent to, acquiesce in, or fail to object to, any attempt by the fee owner of the Property subject of such Ground Lease, as debtor in possession or by a trustee for such fee owner, to sell or transfer the fee estate free and clear of the Ground Lease under Section 363(f) of the Bankruptcy Code or otherwise. The Borrowers will object to any such attempt by any such fee owner, as debtor in possession or by a trustee for such fee owner, to sell or transfer such fee estate free and clear of the Ground Lease under Section 363(f) of the Bankruptcy Code or otherwise, and in such event shall affirmatively assert and pursue its right to adequate protection under Section 363(e) of the Bankruptcy Code. The Borrowers hereby assign to the Administrative Agent, for the benefit of the Lenders, all of its rights under Section 363 of the Bankruptcy Code to consent or object to any sale or transfer of such fee estate free and clear of the Ground Lease, and grants to the

Administrative Agent, for the benefit of the Lenders, the right to object to any such sale or transfer on behalf of the Borrowers, and the Borrowers shall not contest any pleadings, motions documents or other actions filed or taken on the Administrative Agent’s, any Lender’s or any Borrower’s behalf by the Administrative Agent in the event that the owner, as debtor in possession or by a trustee for the fee owner, attempts to sell or transfer the fee estate free and clear of the Ground Lease under Section 363(f) of the Bankruptcy Code or otherwise.

SECTION 6.16. PPPFA. The Borrowers will not cause, or suffer or permit, any amendment, modification, waiver or supplement to the PPPFA which could reasonably be expected to be adverse in any respect to the Administrative Agent, any Lender or any other Secured Party.

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a) the Borrowers shall fail to pay (i) any principal on any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for repayment thereof or otherwise or (ii) interest on any Loan when and as the same shall become due and payable, and such failure continues for three (3) days;

(b) the Borrowers shall fail to pay any fee or any other amount (other than an amount referred to in Section 7.01(a)) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document prepared or furnished by or on behalf of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect or misleading in any material respect when made or deemed made;

(d) (i) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, Section 5.03(a), Section 5.05(a), Section 5.08, Section 5.11(a), Section 5.11(b), Section 5.11(c), Section 5.11(e), Section 5.11(f), Section 5.13, Section 5.15, Section 5.16, Section 5.17, Section 5.18, Section 5.19 or any covenant contained in Article VI (subject to clause (iv) below), (ii) any Borrower shall fail to observe or perform any other covenant, condition or agreement contained in Section 5.01 and such failure shall continue unremedied for a period of ten (10) Business Days after the earlier of (A) notice thereof from the Administrative Agent to the Borrowers (which notice will be given at the request of any Lender) and (B) any Borrower has obtained knowledge thereof, (iii) any Borrower shall fail to observe or perform any other covenant, condition or agreement contained in Section 5.03 (other than clause (a) thereof) and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (A) notice thereof from the Administrative Agent to the Borrowers (which notice will be given at the request of any Lender) and (B) any Borrower has obtained knowledge thereof or (iv) any Borrower shall fail to observe or perform any other covenant, condition or agreement contained in Section 6.01 or Section 6.02 and such failure is immaterial, inadvertent and non-recurring and shall continue unremedied for a period of fifteen (15) Business Days after the earlier of (A) notice thereof from the Administrative Agent to the Borrowers (which notice will be given at the request of any Lender) and (B) any Borrower has obtained knowledge thereof;

(e) (i) any Borrower shall fail to observe or perform any other covenant, condition or agreement contained in this Agreement (other than those specified in Section 7.01(a), Section 7.01(b) or Section 7.01(d)) or (ii) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any other Loan Document, and, in the case of each of clauses (i) and (ii), such failure shall continue unremedied for a period of thirty (30) days after the earlier of (A) notice thereof from the Administrative Agent to the Borrowers (which notice will be given at the request of any Lender) and (B) any Borrower has obtained knowledge thereof; provided, that if such default described in this clause (ii) is capable of cure but cannot reasonably be cured within such thirty (30) day period and provided further that such Borrower (or the Guarantor, if applicable) shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for an additional sixty (60) day period;

(f) any of the factual assumptions contained in the Non-Consolidation Opinion or in the True Lease Opinion (including, without limitation, in any schedules thereto and/or certificates delivered in connection therewith) are untrue in any material respect; provided, however, that such breach shall not constitute an Event of Default if (A) such breach was inadvertent, immaterial and non-recurring, (B) such breach is curable and the Borrowers shall promptly cure such breach within ten (10) Business Days of any Borrower obtaining knowledge of such breach and (C) within ten (10) Business Days of the written request by the Administrative Agent, the Borrowers cause legal counsel to deliver an additional Non-Consolidation Opinion to the effect that such breach shall not impair, negate or amend the opinions rendered in the Non-Consolidation Opinion delivered in connection with the closing of the Loan;

(g) the seizure or sequestration of any material portion of the Collateral by any Governmental Authority which is not dismissed by such Governmental Authority within forty-five (45) days after the date of such seizure or sequestration (for the avoidance of doubt, an ordinary condemnation, eminent domain or taking is not intended to constitute a seizure or sequestration in the context of the foregoing);

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any Debtor Relief Law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) (i) any Loan Party shall voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law, (ii) any Loan Party shall consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.01(h), (iii) any Loan Party shall apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, (iv) any Loan Party shall file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) any Loan Party shall make a general assignment for the benefit of creditors or (vi) any Borrower shall take any action in furtherance of the foregoing;

(j) any Loan Party shall become unable, shall admit in writing its inability (unless such admission was required to be made in a legal proceeding in order to not violate any applicable laws), or shall fail generally, to pay its debts as they become due;

(k) one or more non-appealable judgments for the payment of money in an aggregate amount in excess of $500,000 (net of insurance proceeds) shall be rendered against any Borrower and the same shall remain undischarged for a period of sixty (60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Borrower to enforce any such judgment;

(l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) a Change in Control which is not a Permitted Change in Control shall occur;

(n) the occurrence of an uninsured Casualty Event with respect to a material portion of the Collateral, unless the Borrowers deliver sufficient funds to complete the restoration of such Collateral to the Administrative Agent within forty-five (45) days after the occurrence of such Casualty Event;

(o) (i) the occurrence of any breach or default which continues for a period of thirty (30) days under the Master Lease, (ii) the occurrence of a breach or default under the Master Lease caused by or resulting from a breach of the Guarantor’s obligation to pay rent with respect to any Property, (iii) the termination, surrender, cancellation or rejection in bankruptcy of the Master Lease or (iv) the termination, expiration or cancellation of the Master Lease Guaranty;

(p) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or

(q) the Mezzanine Borrower or the Additional Mezzanine Borrower creates, incurs, assumes or permits to exist any Indebtedness other than Permitted Mezzanine Debt;

(r) (i) any Borrower shall fail to pay any Ground Rent as and when such Ground Rent is due under any Ground Lease (unless such breach is cured within any applicable cure period provided in such Ground Lease or unconditionally waived in writing by the landlord under such Ground Lease), (ii) there shall occur any breach or default by any Borrower, as tenant under any Ground Lease, in the observance or performance of any term, covenant or condition of any Ground Lease on the part of any Borrower to be observed or performed (unless such breach or default is cured within any applicable cure period provided in any Ground Lease or unconditionally waived in writing by the landlord under such Ground Lease), (iii) ~~if~~ any event, circumstance or condition shall occur which would cause ~~such~~any Ground Lease to terminate without notice or action by the landlord under such Ground Lease or which would entitle the landlord under such Ground Lease to terminate such Ground Lease by giving notice to the Borrowers, as tenant thereunder (unless such event, circumstance, condition or right to terminate is unconditionally waived in writing by the landlord under any Ground Lease), (iv) ~~if the Borrowers~~any Borrower shall fail to exercise any renewal options under any Ground Lease, (v) ~~if~~ the leasehold estate created by any Ground Lease shall be surrendered or any Ground Lease shall be terminated or canceled for any reason or under any circumstances whatsoever, or (vi) ~~if~~ any of the terms, covenants or conditions of any Ground Lease shall in any manner be modified, changed, supplemented, altered, or amended in any material respect which is adverse to the interest of the Administrative Agent or any other Secured Party without the prior written consent of the Administrative Agent;

(s) any Loan Party shall (i) default in any payment of principal of or interest on any Indebtedness under the Holdings Domestic Credit Agreement or any other Indebtedness (other than, in the case of the Borrowers, the Loans or in the case of the Guarantor, its Guarantee under the Loan Documents) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, if the aggregate amount of the Indebtedness of any Loan Party in respect of which such default or defaults shall have occurred is $50,000,000 or more; (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness (in each case involving the amounts specified in clause (i) above) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit the holder or holders of such Indebtedness or, in the case of any such Indebtedness in the form of a Guarantee, the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries), to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity (other than with respect to Indebtedness that is, by its terms, callable upon demand) or, in the case of Guarantees, to become payable; or (iii) default in the observance or performance of any obligation (payment or otherwise) under a Swap Agreement that would allow the counterparty thereof to exercise a right to terminate its position under such Swap Agreement, if the aggregate net exposure with regard to all such positions is in excess of $50,000,000; or

(t) any Collateral Document shall for any reason, other than due to affirmative acts of the Administrative Agent or any Lender, fail to create a valid and perfected first priority Lien on any portion of the Collateral purported to be covered thereby, except as permitted by the terms of any Loan Document;

then, and in every such event (other than an event with respect to any Loan Party described in Section 7.01(h) or Section 7.01(i)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Loan Parties accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties; and in case of any event with respect to the Loan Parties described in Section 7.01(h) or Section 7.01(i), the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

SECTION 7.02. Limited Right to Cure. Each Property serves as Collateral for the Loans. If and to the extent a non-monetary Default or Event of Default with respect to any individual Property (but, for the avoidance of doubt, no more than one Property) for which the cure period set forth herein has expired or the Borrowers have determined in the exercise of reasonable, good-faith judgment that it would not be commercially reasonable to cure a non-monetary Default with respect to any Property, in each case due to events or conditions beyond the reasonable control of the Borrowers, then, provided that no other Event of Default then exists, the Borrowers shall have the right to elect (by giving written notice thereof to the Administrative Agent) to request a release of such Property from the Lien of the Mortgage thereon, subject to and in accordance with satisfaction of the other release conditions set forth in Section 2.10, Section 6.03(a) and the definition of Permitted Sales, provided (1) the Borrowers shall not be required to satisfy the requirement that no Event of Default is then occurring and is continuing at the time of the release of the Property if the only Event of Default that exists relates to such Property, (2) unless the Property is being sold and conveyed on fair market terms to an arm’s-length third party purchaser (in which case the amount required to be paid by the Borrowers hereunder shall be the Release Price) the amount required to be paid by the Borrowers towards the Obligations under Section 2.10(c) shall be an amount equal to 100% of the Appraised Value of the applicable Property, (3) the Borrowers shall not be required to convey the Property on fair market terms to an arms-length third party purchaser, provided that such Property may not be conveyed to any other Borrower, (4) any such release must be completed by the Borrowers within ninety (90) days of any Borrower’s knowledge of such Default or Event of Default, as applicable, and (5) in addition to payment of the costs and expenses of the Administrative Agent and the Lenders in connection with such release (including those under Section 9.20), the Borrowers shall pay to the Administrative Agent all costs and expenses incurred by the Administrative Agent and the Lenders in connection with such Default or Event of Default. If the Borrowers exercise their right under this Section 7.02, following the release of the applicable Property, such Default or Event of Default shall be deemed to have been cured thereby for all purposes of this Agreement. For the avoidance of doubt, the foregoing shall not constitute any agreement by the Administrative Agent or any Lender to forbear or standstill in the exercise of any rights and remedies it may have while such Default or Event of Default (or any other Default or Event of Default) continues to exist.

ARTICLE VIII

The Administrative Agent

SECTION 8.01. Appointment of Agency. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VIII (other than Section 8.03) are solely for the benefit of the Administrative Agent and the Lenders, and the Loan Parties shall not have rights as a third party beneficiary of any of such provisions.

SECTION 8.02. Rights and Powers of Administrative Agent.

(a) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

(b) The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing and (ii) the

Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02); provided, that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any applicable law. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrowers or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(c) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(d) The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent in good faith. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

SECTION 8.03. Resignation and Replacement. The Administrative Agent may resign at any time by providing at least ten days prior written notice to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall, unless an Event of Default has occurred and be continuing, be reasonably acceptable to the Borrowers. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a Person with an office in New York, New York, or an Affiliate of any such Person. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided, that the retiring Administrative Agent shall be discharged from its duties and obligations hereunder immediately upon the effectiveness of its resignation. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and such retiring Administrative Agent, its sub-agents and their respective Related Parties shall continue to be subject to the terms and conditions of Section 9.12.

SECTION 8.04. No Joint Venture, Etc.

(a) Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrowers and their Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

(b) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

SECTION 8.05. Agent as Representative, Etc.

(a) In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the

Administrative Agent on behalf of the Secured Parties. The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) as described in Section 9.02(c); (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant hereto. The Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty.

(b) In case of the pendency of any bankruptcy, insolvency, receivership or other similar proceeding or any other judicial proceeding relative to any Borrower or any other Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower or any other Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.11 and Section 9.03) allowed in such judicial proceeding and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and, in the case of each of clauses (i) and (ii) of this Section 8.05(b), any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.11 and Section 9.03.

(c) The Administrative Agent, on behalf of itself and the Secured Parties, shall have the right to credit bid and purchase for the benefit of the Administrative Agent and the other Secured Parties all or any portion of the Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable law. Each Lender hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under applicable law to credit bid at foreclosure sales, UCC sales or other similar dispositions of the Collateral.

(d) No Secured Party that is party to a Swap Agreement that obtains the benefits of Section 2.18(b) or any Collateral with respect to the related Swap Obligations, by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Swap Agreements unless the Administrative Agent has received written notice of such Swap Agreements together with such supporting documentation as the Administrative Agent may request, from the applicable Secured Party.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices; Effectiveness; Electronic Communication.

(a) Subject to Section 9.01(b), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, or electronic mail, as follows:

(i) if to the Borrowers, to:

c/o Sears Holdings Corporation

3333 Beverly Road

Hoffman Estates, Illinois 60179

Attention: General Counsel

email: counsel@searshc.com

Fax: (847) 286-2471

with a copy to:

Sears Holdings Corporation

3333 Beverly Road, Dept. 824RE

Hoffman Estates, Illinois 60179

Attention: Vice President Real Estate

and a copy to:

Sears Holdings Corporation

3333 Beverly Road, Dept. 824RE

Hoffman Estates, Illinois 60179

Attention: Associate General Counsel, Real Estate

and a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Scott Charles

email: SKCharles@wlrk.com

and a copy to:

DLA Piper LLP

550 South Hope Street, Suite 2300

Los Angeles, California 90071

Fax: (213) 330-7536

email: michael.hamilton@dlapiper.com

(ii) if to the Administrative Agent, to:

UBS AG, Stamford Branch

600 Washington Boulevard

Stamford, Connecticut 06901

Attention: Agency Group

email: Agency-UBSAmericas@ubs.com and ol-ccs+-falcon@ubs.com

Fax: (203) 719-3888

with a copy to:

Hunton ~~& Williams~~Andrews Kurth LLP

200 Park Avenue

New York, New York 10166

Attention: Brett L. Gross

email: ~~bgross@hunton.com~~ bgross@huntonak.com

Fax: (212) 954-5103

and

(iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in its or their discretion, agree to accept notices and other communications to it or them hereunder by electronic communications pursuant to procedures approved by it or them; provided, that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY MATERIALS OR INFORMATION PROVIDED BY OR ON BEHALF OF THE BORROWERS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM ANY MATERIALS OR INFORMATION PROVIDED BY OR ON BEHALF OF THE BORROWERS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH ANY MATERIALS OR INFORMATION PROVIDED BY OR ON BEHALF OF THE BORROWERS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of any materials or information provided by or on behalf of any Borrower through the internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Any party hereto may change its address or other information for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02. Waivers; Amendments.

(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 9.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement, any other Loan Document, nor any provision hereof or thereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall:

(i) reduce the principal amount of any Loan or reduce the rate of interest thereon (excluding any waiver of Default Interest), or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby;

(ii) postpone the scheduled date of payment of the principal amount of any Loan (other than any reduction of the amount of, or any extension of the payment date for, the mandatory repayments required under Section 2.10, in each case which shall only require the approval of the Required Lenders), or any interest or any fees payable hereunder (excluding any waiver of Default Interest), or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender directly affected thereby;

(iii) change any provision of Section 2.18(a) or any other provision of any Loan Document in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;

(iv) change any of the provisions of this Section 9.02 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(v) release any Borrower or any other Loan Party from its obligations under the Loan Documents without the written consent of each Lender; or

(vi) except as provided in Section 9.02(c) or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender;

provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent and (y) only the consent of the parties to the Fee Letter shall be required to amend, modify or supplement the terms thereof.

(c) The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon payment and satisfaction in full in cash of all Obligations (other than Unliquidated Obligations), (ii) subject to the terms and conditions of Section 9.20 if the Borrowers certify to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry) or (iii) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(d) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting

Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement; provided, that concurrently with such replacement, (i) another Person reasonably satisfactory to the Borrowers and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of Section 9.04(b), and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination (or, if such date of termination is not an Interest Payment Date, through and including the next such Interest Payment Date), including without limitation payments due to such Non-Consenting Lender under Section 2.15 and Section 2.17, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

(e) Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any obvious error or error or omission of a technical and immaterial nature.

SECTION 9.03. Expenses; Indemnity; Damage Waiver.

(a) The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent (including all reasonable and documented out-of-pocket fees, costs and expenses (including, without limitation, due diligence expenses, third party real property diligence, and travel expenses)), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for the Administrative Agent or any Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and any other Loan Document, including its rights under this Section 9.03 or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) Subject to the terms of Section 9.14, the Borrowers shall jointly and severally indemnify the Administrative Agent (or any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities and the reasonable and documented out-of-pocket expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Borrower, or any Environmental Liability related in any way to any Borrower or any Property, or (iv) any

actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (y) the gross negligence or willful misconduct of such Indemnitee or (z) any dispute solely among Indemnitees which does not arise out of any act or omission of the Borrowers or any of their Affiliates (other than any proceeding against the Administrative Agent solely in its capacity as such). This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) To the extent that the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent under Section 9.03(a) or Section 9.03(b), each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the failure of the Borrowers to pay any such amount shall not relieve the Borrowers of any default in the payment thereof or the obligation of the Borrowers to reimburse each Lender for all amounts paid by such Lender in connection with such failure); provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d) To the extent permitted by applicable law, the Borrowers and their Related Parties shall not assert, and hereby waive, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with the Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) To the extent not paid on the Effective Date, all amounts due under this Section 9.03 shall be payable not later than ten days after written demand therefor.

SECTION 9.04. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 9.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Required Consents.

(i) Subject to the conditions set forth in Section 9.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it) with the prior written consent of:

(A) the Borrowers (provided that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof), such consent not to be unreasonably withheld or conditioned; provided, further, that no consent of the Borrowers shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

(B) the Administrative Agent.

(ii) Assignments shall be subject to the following additional conditions:

(A) no assignments shall be made to any Borrower or any Affiliate or Subsidiary thereof;

(B) no assignments shall be made to a natural person;

(C) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Loans, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrowers and the Administrative Agent otherwise consent, provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing; provided, further, that in the case of contemporaneous assignments to any Lender and its Affiliates or Approved Funds, such amounts shall be aggregated for purposes of this Section 9.04(b)(ii)(C);

(D) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(E) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee may be waived or reduced by the Administrative Agent in its sole discretion), such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; and

(F) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws.

(iii) [Reserved]

(iv) Subject to acceptance and recording thereof pursuant to Section 9.04(b)(v), from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.15, Section 2.16, Section 2.17 and Section 9.03); provided, that any such assigning Lenders shall continue to be subject to the terms and conditions of Section 9.12. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).

(v) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and the other Loan Documents. The Register shall be available for inspection by the Borrowers, the Administrative Agent and its Affiliates, and any Lender (as to its own holdings only), at any reasonable time and from time to time upon reasonable prior notice.

(vi) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire (unless the Eligible Assignee shall already be a Lender hereunder), delivery of any tax deliverables required under Section 2.17, the processing and recordation fee referred to in Section 9.04(b) and any written consent to such assignment required by Section 9.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided, that if either the assigning Lender or the Eligible Assignee shall have failed to make any payment required to be made by it pursuant to Section 2.18(e) or Section 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 9.04(b)(vi).

(c) Any Lender may, without the consent of the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (other than a natural person or a Loan Party) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Section 2.15, Section 2.16 and Section 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.04(b); provided that such Participant (A) agrees to be subject to the provisions of Section 2.18 and Section 2.19 as if it were an assignee under Section 9.04(b); and (B) shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in the Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid. The provisions of Section 2.15, Section 2.16, Section 2.17 and Section 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06. Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers or any other Loan Party against any of and all of the Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The rights of each Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York, except that at all times the provisions for the creation, perfection, and enforcement of the lien and security interest created pursuant to any Mortgage shall be governed by and construed according to the law of the State in which the Property subject to such Mortgage is located, it being understood that, to the fullest extent permitted by the law of such State, the law of the State of New York shall govern the construction, validity and enforceability of all Loan Documents and all of the obligations arising hereunder or thereunder.

(b) Each Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its respective properties its properties in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States with respect to or otherwise arising out of or in connection with this Agreement or any other Loan Document by any means permitted by applicable law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of such party, and in the manner provided for notices, in Section 9.01 (and shall be effective when such mailing shall be effective, as provided therein). Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d) Nothing contained in this Section 9.09 shall affect the right of the Administrative Agent or any other Secured Party to serve process in any other manner permitted by applicable law or commence legal proceedings or otherwise proceed against any Borrower or any other Loan Party in any other jurisdiction.

(e) Whenever pursuant to this Agreement, the Administrative Agent exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Administrative Agent, the decision of the Administrative Agent to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of the Administrative Agent and shall be final and conclusive.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties on a need to know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with this Section 9.12), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process in which case the Administrative Agent or such Lender, as applicable, shall, to the extent practicable and permitted by applicable law, inform the Borrowers promptly in advance thereof, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating any Borrower or the credit facilities evidenced by this Agreement or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities evidenced by this Agreement, (h) with the consent of the Borrowers or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than any Borrower. For the purposes of this Section 9.12, “Information” means all information received from any Loan Party or any Affiliate thereof relating to the Loan Parties or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party or any Affiliate thereof. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything to the contrary herein or in any other agreement, (i) the Borrowers agree that the Information provided regarding the Borrowers and their Affiliates and the Transactions may be disseminated by or on behalf of the Administrative Agent or any Lender to prospective Lenders and other Persons who have agreed to be bound by customary confidentiality undertakings similar to this Section 9.12 (including, “click-through” agreements), all in accordance with the Administrative Agent’s or such Lender’s standard loan syndication practices (whether transmitted electronically by means of a website, e-mail or otherwise, or made available orally or in writing, including at potential lender or other meetings) and (ii) the Borrowers agree that the Administrative Agent and each Lender may share with its respective Affiliates on a confidential basis any information relating to the credit facility under this Agreement, the Transactions or the Borrowers or their Affiliates and, subject to the prior written consent of the Borrowers, after any public announcement of the Transactions, may disclose information relating to the credit facility under this Agreement to publications or for its marketing materials, with such information to consist of deal terms and other information customarily found in such publications or marketing materials and that, after the Effective Date, the Administrative Agent and each Lender may otherwise use the corporate name and logo of the Borrowers and its Affiliates in “tombstones” or other advertisements, marketing materials or public statements.

SECTION 9.13. USA Patriot Act. The Administrative Agent and each Lender that is subject to the requirements of the Patriot Act hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow the Administrative Agent and such Lender to identify such Loan Party in accordance with the Patriot Act.

SECTION 9.14. Exculpation. Subject to the qualifications below, neither the Administrative Agent nor any Secured Party shall enforce the liability and obligation of any Borrower to perform and observe the obligations contained in this Agreement or any other Loan Documents by any action or proceeding wherein a money judgment shall be sought against a Borrower, except that the Administrative Agent and the other Secured Parties may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable the Administrative Agent or such Secured Party to enforce and realize upon its interest under this Agreement and the other Loan Documents, or in the Properties or any other collateral given to the Administrative Agent and the other Secured Parties pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against the Borrowers only to the extent of such Borrower’s interest in the Properties and in any other collateral given to the Secured Parties, and the Administrative Agent and each other Secured Party, by accepting this Agreement and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against the Borrowers in any such action or proceeding under or by reason of or under or in connection with this Agreement or the other Loan Documents. The provisions of this Section 9.14 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of the Administrative Agent or any other Secured Party to name any Borrower as a party defendant in any action or suit for foreclosure and sale under any of the Collateral Documents; (c) affect the validity or enforceability of any guaranty or indemnity made in connection with the Loans or any of the rights and remedies of the Administrative Agent or any other Secured Party thereunder; (d) impair the right of the Administrative Agent or any other Secured Party to obtain the appointment of a receiver; (e) impair the enforcement of any assignments of leases; (f) constitute a prohibition against the Administrative Agent or any other Secured Party to seek a deficiency judgment against the Borrowers in order to fully realize the security granted by each of the Collateral Documents or to commence any other appropriate action or proceeding in order for the Administrative Agent or any other Secured Party to exercise its rights and remedies against the Properties or any other collateral given to the Administrative Agent or any other Secured Party pursuant to the Loan Documents; or (g) constitute a waiver of the right of the Administrative Agent or any other Secured Party to enforce the liability and obligation of the Borrowers, by money judgment or otherwise, to the extent of any actual out-of-pocket loss, damage, cost, expense, liability, claim or other obligation incurred by the Administrative Agent or any other Secured Party (including attorneys’ fees and costs reasonably incurred but excluding consequential or punitive damages except to the extent Lender is required to make payment therefor to a third party) arising out of or in connection with, and the Borrowers shall be personally liable for, the following (all such liability and obligation of the Borrowers for any or all of the following being referred to herein as the “Recourse Liabilities”):

(A) fraud or intentional or material misrepresentation by any Borrower, any other Loan Party or any Affiliate thereof in connection with the Loans and the other Transactions;

(B) the gross negligence or willful misconduct by or on behalf of any Borrower, any other Loan Party or any Affiliate thereof or any of their respective agents or representatives in connection with the Loans and the other Transactions;

(C) the breach of any representation, warranty, covenant or indemnification provision in the HazMat Indemnity or in any Collateral Document concerning Environmental Laws and Hazardous Materials and any indemnification of the Administrative Agent and the other Secured Parties and other Persons with respect thereto in either document;

(D) the removal or disposal of any portion of any Property after an Event of Default (except to the extent such removal or disposition results from the enforcement by a creditor (with respect to Indebtedness that constitutes permitted Indebtedness under Section 6.01 when it was initially incurred) where the claims of such creditor are attributable to insufficient cash flow from the operations of the Properties to pay amounts owing, or the Borrowers do not otherwise have access to the cash flow from the Properties, in each case to the extent such lack of access was caused by such creditor’s exercise of remedies);

(E) the misappropriation, misapplication or conversion by any Borrower of (1) any insurance proceeds paid by reason of any Casualty Event, (2) any awards or other amounts received in connection with a condemnation of all or a portion of any Property, (3) any rents under the Master Lease, (4) any rents under any other Lease during the existence of an Event of Default or (5) any sales proceeds paid to or for the account of any Borrower in connection with any Purchase Option Exercise Event;

(F) any security deposits, advance deposits or any other deposits collected with respect to any Property which are not delivered to the Administrative Agent upon a foreclosure of such Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of the applicable leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(G) the failure of any Borrower to obtain and maintain in full force and effect fully paid for Policies as required by this Agreement or to pay any Taxes or assessments affecting any Property (except to the extent there is insufficient cash flow from the operation of the Properties to pay such amounts or the Borrowers do not otherwise have access to the cash flow from the Properties, in each case to the extent such lack of access was caused by the exercise of remedies by the Administrative Agent or any Lender);

(H) failure to pay charges for labor or materials or other charges that can create Liens on any portion of any Property (except to the extent there is insufficient cash flow from the operation of the Properties to pay such amounts or the Borrowers do not otherwise have access to the cash flow from the Properties so long as such charges were permitted under Section 6.02, in each case to the extent such lack of access was caused by the exercise of remedies by the Administrative Agent or any Lender);

(I) any material physical waste at any Property caused by the intentional acts or omissions of any Borrower, any other Loan Party or any Affiliate thereof or any of their principals, officers, agents, employees or contractors (it being agreed that intentional acts do not include waste arising from insufficient cash flow from the operations of the Properties, or the Borrowers’ lack of access to the cash flow from the Properties, in each case to the extent such lack of access was caused by the exercise of remedies by the Administrative Agent or any Lender);

(J) [reserved];

(K) the payment of fees or other amounts by any Borrower to any of its Affiliates in violation of the Loan Documents;

(L) any commission of a criminal act by a Borrower, any other Loan Party or any Affiliate thereof resulting in the seizure, forfeiture or loss of any Property or any portion thereof;

(M) the breach of any representation, warranty or covenant set forth in Section 3.10 or Section 6.11;

(N) except for the Springing Recourse Event described in (1)(B) below, if any Borrower fails to maintain its status as a single purpose entity as required by, and in accordance with, the terms and provisions of this Agreement (except to the extent the same arises from insufficient cash flow from the operation of the Properties to pay such amounts, or the Borrowers’ lack of access to the cash flow from the Properties, in each case to the extent such lack of access was caused by the exercise of remedies by the Administrative Agent or any Lender);

(O) the breach of any backward looking representations set forth in Section 3.38;

(P) except for the Springing Recourse Event described in (3) below, if any Borrower fails to obtain the prior written consent of the Administrative Agent or the Required Lenders to any voluntary Transfer of any Property, except to the extent expressly permitted under Section 6.03 (it being agreed that transfers are not voluntary if they arise from insufficient cash flow from the operations of the Properties, or the Borrowers’ lack of access to the cash flow from the Properties as a result of the exercise of remedies by the Administrative Agent or any Lender);

(Q) failure of the Borrowers to obtain and maintain the LIBOR Cap as required pursuant to Section 5.15; or

(R) if any Borrower, any other Loan Party or any Affiliate thereof contests, impedes, delays or opposes the exercise by the Administrative Agent or any other Secured Party of any enforcement actions, remedies or other rights it has under or in connection with this Agreement or the other Loan Documents or objects to any notice of strict foreclosure or similar notice; provided, that neither the Borrowers nor any other Loan Party shall be liable to the extent of any applicable loss, damage, cost, expense, liability, claim or other obligation arising solely from a defense of the Borrowers, or any other Loan Party or any Affiliate thereof raised in good faith.

Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, (A) neither the Administrative Agent nor any other Secured Party shall be deemed to have waived any right which such Person may have under Section 506(a), 506(b) or 1111(b) or any other provisions of the Bankruptcy Code or any other Debtor Relief Law to file a claim for the full amount of the Obligations or to require that all Collateral shall continue to secure all of the Obligations in accordance with the Loan Documents, and (B) the Obligations shall be fully recourse to each Borrower in the event that any of the following occurs (each, a “Springing Recourse Event”): (1) any Borrower (A) fails to permit on-site inspections of any Property after five (5) Business Days prior written notice to the Borrowers where the Administrative Agent has a reasonable basis to believe that there is a risk that Hazardous Materials are located on a Property in violation of any Environmental Law as required by, and in accordance with the terms and provisions of, this Agreement and the other Loan Documents or (B) fails to maintain its status as a single purpose entity as required by, and in accordance with, the terms and provisions of this Agreement, which failure is cited as a factor in a substantive consolidation of the assets and liabilities of such Borrower with any other Person in connection with a proceeding under any Debtor Relief Law; (2) any Borrower fails to obtain the prior written consent of the Administrative Agent or the Required Lenders, as the case may be, to any voluntary Indebtedness for borrowed money or voluntary Lien securing borrowed money and encumbering any Property or any part thereof or interest therein except to the extent expressly permitted by this Agreement (it being agreed that Liens or Indebtedness are not voluntary if they arise from insufficient cash flow from the operation of the Properties, or the Borrowers’ lack of access to the cash flow from the Property caused by the Administrative Agent’s exercise of remedies); (3) any Borrower fails to obtain the prior written consent of the Administrative Agent or the Required Lenders to any voluntary Transfer with respect to all, substantially all, or a material portion (it being agreed that material portion shall mean any portion material to and necessary for the operation of such Property) of the real estate comprising any Property, except to the extent expressly permitted under Section 6.03 (it being agreed that transfers are not voluntary if they arise from insufficient cash flow from the operations of the Properties, or the Borrowers’ lack of access to the cash flow from the Properties as a result of the exercise of remedies by the Administrative Agent or any Lender); (4) any Borrower files a voluntary petition under any Debtor Relief Law; (5) an Affiliate, officer, director, or representative which controls, directly or indirectly, any Borrower files, or joins in the filing of, an involuntary petition against any Borrower under any Debtor Relief Law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against any Borrower from any Person; (6) any Borrower files an answer consenting to or otherwise acquiescing (i.e., failing to object to such filing to the extent any Loan Party or any Affiliate, officer, director, or representative of the Borrowers has a good faith basis to object) in or joining in any involuntary petition filed against it by any other Person under the any Debtor Relief Law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against any Borrower from any Person; (7) any Affiliate, officer, director, or representative which controls, directly or indirectly, any Borrower consents to or acquiesces (i.e., fails to object to such filing to the extent any Loan Party, or any Affiliate, officer, director, or representative of the Borrowers has a good faith basis to object) in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for any Borrower or any portion of the Property; (8) any Borrower makes an assignment for the benefit of creditors, or admits, in writing or in any action or proceeding, its insolvency or inability to pay its debts as they become due (unless such admission was made to the Administrative Agent or the Lenders or was required to be made in such legal proceeding in order to not violate any applicable law); (9) the first full monthly payment of interest under this Agreement is not paid when due; (10) the Master Lease or Master

Lease Guaranty is amended, modified or terminated without the prior written consent of the Administrative Agent or the Required Lenders, as the case may be, other than as expressly permitted by this Agreement; or (11) any Ground Lease is amended, modified or terminated without the prior written consent of the Administrative Agent or the Required Lenders, as the case may be, other than as expressly permitted by this Agreement.

In addition, notwithstanding anything contained in this Agreement, no direct or indirect principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent, representative or Affiliate of any Loan Party (but specifically excluding Guarantor’s obligations under the Guaranty Agreement and the HazMat Indemnity) or any legal representatives, successors or assigns of any of the foregoing (collectively, the “Exculpated Parties”) (other than pursuant to this Agreement, the Guaranty Agreement or the HazMat Indemnity) shall have any personal liability for, nor be joined as a party to any action with respect to (i) the payment of any sum of money which is or may be payable hereunder or under any other Loan Document (including, but not limited to, the repayment of the Obligations) or (ii) the performance or discharge of any covenants, obligations or undertakings of the Borrowers with respect thereto.

SECTION 9.15. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 9.16. Interest Rate Limitation. This Agreement and the other Loan Documents are subject to the express condition that at no time shall the Borrowers be required or obligated to pay interest on the principal balance of the Loans at a rate which could subject any Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, the Borrowers are at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the rate of interest charged hereunder, including Default Interest, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to the Lenders for the use, forbearance, or detention of the sums due under the Loans shall, to the extent permitted by the applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loans does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loans for so long as any Loans are outstanding.

SECTION 9.17. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrowers, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) each Borrowers has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to any Borrower or any Affiliate thereof with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to any Borrower or any Affiliates thereof. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.18. Independent Effect of Covenants. Each Borrower expressly acknowledges and agrees that each covenant contained in this Agreement and the other Loan Documents shall be given independent effect. Accordingly, the Borrowers shall not engage in any transaction or other act otherwise permitted under any covenant contained in this Agreement or any other Loan Document, if before or after giving effect to such transaction or act, the Borrowers shall or would be in breach of any other covenant contained in this Agreement or any other Loan Document.

SECTION 9.19. Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided, that any provision of any Collateral Document which imposes additional burdens on any Borrower or further restricts the rights of any Borrower or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

SECTION 9.20. Partial Release. Subject to the satisfaction of the Release Conditions, the Administrative Agent shall release the Liens granted to the Administrative Agent by the Borrowers on any Property in connection with a Permitted Sale thereof, a Casualty Event with respect thereto or a Purchase Option Exercise Event. In connection with any such release, the Lenders hereby irrevocably authorize the Administrative Agent to enter into any agreement, document or certificate to release or evidence the release of any such Liens granted to the Administrative Agent by the Borrowers on any such Property subject to a release. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrowers in respect of) all interests retained by the Borrowers, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. The Borrowers shall pay all expenses incurred by the Administrative Agent, including fees and expenses of the Administrative Agent’s counsel, in connection with each such release.

SECTION 9.21. Publicity. All news releases, publicity or advertising by any Borrower or its Affiliates through any media which refers to the Loan, the Loan Documents, the Administrative Agent, any Lender or any of their respective Affiliates shall be subject to the prior approval of the Administrative Agent or such Lender, as the case may be (such approval not to be unreasonably withheld, conditioned or delayed). The Borrowers authorize the Administrative Agent and each Lender to issue press releases, advertisements and other promotional materials in connection with the Administrative Agent’s or such Lender’s own promotional and marketing activities, and such materials may describe the Loans in general terms or in detail and the Administrative Agent’s or such Lender’s participation therein in the Loans; provided, that absent an Event of Default, the prior written consent of the Borrowers shall be required with respect thereto.

SECTION 9.22. Additional Titles. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Lead Arranger shall not have any duties or responsibilities, nor shall the Lead Arranger have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Lead Arranger.

SECTION 9.23. No Novation. The execution and delivery of the Third Amendment and the extensions of credit pursuant to the Third Amendment Term Loan shall not constitute a novation or repayment of the Obligations under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

SRC REAL ESTATE (TX), LLC

By:
Name:	Robert A. Riecker
Title:	Authorized Signatory

SRC FACILITIES LLC

By:
Name:	Robert A. Riecker
Title:	Authorized Signatory

SRC O.P. LLC

By:
Name:	Robert A. Riecker
Title:	Authorized Signatory

ADMINISTRATIVE AGENT:

UBS AG, STAMFORD BRANCH

By:
Name:
Title:

LENDERS:

UBS AG, STAMFORD BRANCH

By:
Name:
Title:

Schedule 1.01

Properties

Each property listed below is a “Property” for all purposes of the Credit Agreement and the other Loan Documents as of the Effective Date. Three Properties designated with a ** will not be subject to a Mortgage at closing.

	Store Number	Address	City	County	State
1	2819	3115 Airport Way	Fairbanks	Fairbanks North Star Borough	AK
2	1228	1601 Arden Way	Arden	Sacramento	CA
3	4371	2875 Santa Maria Way	Santa Maria	Santa Barbara	CA
4	1141	14200 E. Alameda Avenue	Aurora	Arapahoe	CO
5	1221	1650 Briargate Blvd	Colorado Springs	El Paso	CO
6	1281	3201 Dillon Dr	Pueblo	Pueblo	CO
7	1831	16395 Washington Street	Thornton	Adams	CO
8	1043	470 Lewis Ave	Meriden	New Haven	CT
9	1263	425 Union St	Waterbury	New Haven	CT
10	7979	3555 St. Johns Bluff Road South	Jacksonville	Duval	FL
11	8065	3301 NW 107th Ave	Doral	Miami-Dade	FL
12	1035	3450 Wrightsboro Road	Augusta	Richmond	GA
13	1095	6580 Douglas Blvd	Douglasville	Douglas	GA
14	1155	400 Ernest W Barrett Pkwy Nw	Kennesaw	Cobb	GA
15	1565	1300 Southlake Mall	Morrow(Southlake)	Clayton	GA
16	1685	2100 Pleasant Hill Road	Duluth	Gwinnett	GA
17	2845	3700 Atlanta Highway	Athens	Clarke	GA
18	8745	4650, 4616 & 4740 Hugh Howell Road; 2301 Mountain Industrial Boulevard	Tucker	DeKalb	GA
19	1012	4000 Merle Hay Road**	Des Moines	Polk	IA
20	2422	4480 Sergeant Road	Sioux City	Woodbury	IA
21	2760	320 W Kimberly Road	Davenport	Scott	IA
22	1172	5 Stratford Square	Bloomingdale	Dupage	IL
23	1321	2200 W War Memorial Dr Ste 998	Peoria	Peoria	IL
24	1570	2 Woodfield Mall	Schaumburg	Cook	IL
25	1780	104 White Oaks Mall	Springfield	Sangamon	IL
26	1820	5000 Spring Hill Mall	West Dundee	Kane	IL
27	1840	6501 95Th Street	Chicago Ridge	Cook	IL
28	2121	1607 36Th Street	Peru	La Salle	IL
29	2360	3400 Quincy Mall	Quincy	Adams	IL
30	1600	6020 E 82Nd St	Indianapolis	Marion	IN
31	1650	2300 Southlake Mall	Merrillville	Lake	IN
32	1680	10202 E Washington Street	Indianapolis	Marion	IN
33	1800	6501 Grape Road	Mishawaka	St. Joseph	IN
34	2290	3901 Franklin Street	Michigan City	Laporte	IN
35	1642	1781 SW Wanamaker Road	Topeka	Shawnee	KS
36	1730	3000 Mall Road	Florence	Boone	KY
37	1077	3601 Southern Ave	Shreveport	Caddo Parish	LA
38	1086	9001 Cortana Place	Baton Rouge	East Baton Rouge Parish	LA
39	1116	4800 Millhaven Road	Monroe	Ouachita Parish	LA

	Store Number	Address	City	County	State
40	1147	6501 Blubonnet Boulevard	Baton Rouge	East Baton Rouge Parish	LA
41	1226	4400 Veterans Memorial Boulevard	Metairie	Jefferson Parish	LA
42	2087	3401 Masonic Dr	Alexandria	Rapides Parish	LA
43	2677	2950 E. Texas Street	Bossier City	Bossier Parish	LA
44	1033	1009 South Washington Street	North Attleboro	Bristol	MA
45	1104	521 Donald Lynch Blvd	Marlborough	Middlesex and Worcester	MA
46	1223	200 Westgate Dr	Brockton-Westgate	Plymouth	MA
47	2934	8 Galleria Mall Drive	Taunton	Bristol	MA
48	1074	11170 Mall Circle	Waldorf	Charles	MD
49	1634	6901 Security Blvd	Baltimore	Baltimore	MD
50	1754	701 Russell Ave	Gaithersburg	Montgomery	MD
51	1854	8200 Perry Hall	Nottingham	Baltimore	MD
52	1011	3622 Rivertown Pkwy Sw	Grandville	Kent	MI
53	1092	35000 Warren Road **	Westland	Wayne	MI
54	1110	6780 S Westnedge Ave	Portage	Kalamazoo	MI
55	1192	5500 Harvey St	Muskegon	Muskegon	MI
56	1700	18900 Michigan Ave	Dearborn	Wayne	MI
57	1720	14100 Lakeside Circle	Sterling Hts	Macomb	MI
58	1760	27600 Novi Road	Novi	Oakland	MI
59	2040	5575 B Drive N	Battle Creek	Calhoun	MI
60	2180	1212 S Airport Road W	Traverse City	Grand Traverse	MI
61	9693	Shortcut Road	Marine City	St Clair	MI
62	8702	2700 Winter St Ne	Minneapolis	Hennepin	MN
63	1042	101 N Rangeline Road	Joplin	Jasper	MO
64	1171	2825 S Glenstone Ave, Suite 500	Springfield	Greene	MO
65	1182	3 Mid Rivers Mall Dr	St. Peters	St. Charles	MO
66	1222	250 S County Center Way	St. Louis	St. Louis County	MO
67	1690	1 Chesterfield Mall	Chesterfield	St. Louis	MO
68	1822	330 Siemers Drive	Cape Girardeau	Cape Girardeau County	MO
69	1166	1740 Bonita Lakes Circle	Meridian	Lauderdale	MS
70	1306	1000 Turtle Creek Dr	Hattiesburg	Lamar	MS
71	1165	1480 Concord Parkway	Concord	Cabarrus	NC
72	1375	3320 Silas Creek Pkwy	Winston Salem	Forsyth	NC
73	1605	7330 Old Wake Forest Road	Raleigh	Wake	NC
74	1805	4601 Glenwood Ave Unit 1	Raleigh	Wake	NC
75	2175	3600 S. Memorial Drive	Greenville	Pitt	NC
76	2515	1940 US Highway 70 SE	Hickory	Catawba	NC
77	7385	819 E Six Forks Road	Raleigh	Wake	NC
78	1712	2800 S Columbia Road	Grand Forks	Grand Forks	ND
79	1022	3420 Oak View Drive	Oakview	Douglas	NE
80	1314	51 Us Hwy #1	New Brunswick	Middlesex	NJ
81	1554	4409 Black Horse Pike	Mays Landing	Atlantic	NJ
82	1614	112 Eisenhower Pkwy Ste 2A	Livingston	Essex	NJ
83	1734	300 Quaker Bridge Mall	Lawrenceville	Mercer	NJ
84	1764	Route 80 & Mt. Hope Avenue	Rockaway	Morris	NJ

	Store Number	Address	City	County	State
85	1874	2501 Mt Holly Road	Burlington	Burlington	NJ
86	1717	10000 Coors Bypass Nw	Albuquerque	Bernalillo	NM
87	2207	1000 S Main St	Roswell	Chaves	NM
88	1504	4475 Transit Road	Clarence	Erie	NY
89	4928	308 Dix Avenue	Queensberry	Warren	NY
90	1051	17271 Southpark Ctr	Strongsville	Cuyahoga	OH
91	1120	5053 Tuttle Crossing Blvd	Columbus	Franklin	OH
92	1210	1400 Polaris Parkway	Columbus	Delaware	OH
93	1710	5000 Great Northern Mall	North Olmsted	Cuyahoga	OH
94	2010	600 Richland Mall	Mansfield	Richland	OH
95	2390	1475 Upper Valley Pike	Springfield	Clark	OH
96	4937	1470 North Bridge Street	Chillicothe	Ross	OH
97	1545	205 W. Blackstock Road	Spartanburg	Spartanburg	SC
98	1595	700 Haywood Road	Greenville	Greenville	SC
99	2305	3101 N. Main Street	Anderson	Anderson	SC
100	2855	2068 Sam Rittenberg Boulevard	Charleston	Charleston	SC
101	1315	401 Northgate Mall	Chattanooga	Hamilton	TN
102	8206	640 Thompson Lane	Nashville	Davidson	TN
103	447	3, 1501 & 1602 Kings Road; 2850 & 3150 Marquis Drive	Garland	Dallas	TX
104	1027	750 Sunland Park Drive	El Paso	El Paso	TX
105	1076	2401 S Stemmons Fwy	Lewisville	Denton	TX
106	1176	999 Pasadena Blvd	Pasadena	Harris	TX
107	1187	3000 Town East Mall	Mesquite	Dallas	TX
108	1217	1305 Airline Road	Corpus Christi	Nueces	TX
109	1267	1800 Green Oaks Road	Fort Worth	Tarrant	TX
110	1297	1101 Melbourne Road	Hurst	Tarrant	TX
111	1307	4310 Buffalo Gap Road	Abilene	Taylor	TX
112	1317	8401 Gateway Blvd W	El Paso	El Paso	TX
113	1327	1000 San Jacinto Mall	Baytown	Harris	TX
114	1337	851 N Central Expwy	Plano	Collin	TX
115	1367	6001 W Waco Dr	Waco	Mclennan	TX
116	1377	7925 Fm 1960 Road W	Houston	Harris	TX
117	1387	7701 Interstate Highway 40 W	Amarillo	Potter	TX
118	1407	6461 Eastex Fwy	Beaumont	Jefferson	TX
119	1417	20131 Highway 59 N	Humble	Harris	TX
120	1427	6909 N Loop 1604 E	San Antonio	Bexar	TX
121	1447	4900 S. Hulen Street	Hulen	Tarrant	TX
122	1487	12701 Ridgeline Boulevard	Austin	Williamson	TX
123	2197	10000 Emmett F Lowry Expy	Texas City	Galveston	TX
124	2247	5300 San Dario Avenue	Laredo	Webb	TX
125	2497	2320 N Expressway	Brownsville	Cameron	TX
126	2547	1502 Harvey Road	College Station	Brazos	TX
127	2557	3510 McCann Road	Longview	Gregg	TX
128	2587	2201 S. Interstate 35 E	Denton	Denton	TX
129	8147	7353 NW Loop 410	San Antonio	Bexar	TX
130	8217	5001 N. Beach Street	Fort Worth	Tarrant	TX

	Store Number	Address	City	County	State
131	8717	5901 Griggs Road	Houston	Harris	TX
132	1029	4700 N Division St	Spokane	Spokane	WA
133	1038	14720 E Indiana Ave	Spokane Valley	Spokane	WA
134	1139	301 Southcenter Mall	Tukwila	King	WA
135	2029	9 E Valley Mall Blvd **	Union Gap	Yakima	WA
136	2219	651 Sleater Kinney Road	Lacey/Olympia	Thurston	WA
137	2309	10315 Silverdale Way Nw, Suite C	Silverdale	Kitsap	WA
138	4147	4110 E Sprague Avenue	Spokane	Spokane	WA

Schedule 1.05

Insurance Maintenance Requirements

PART I

The Borrowers shall obtain and maintain, or cause to be maintained, insurance for Borrowers and the Properties providing at least the following coverages:

1. Comprehensive all risk insurance (including wind and named storms) on the Improvements at each Property (A) in an amount equal to one hundred percent (100%) of the “full replacement cost” of such Property, which means actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements at such Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $2,000,000 for all such insurance coverage; and (D) containing “law and ordinance” coverage if any of the Improvements or the use of such Property shall at any time constitute a legal non-conforming structure or use. In addition, the Borrowers shall obtain: (1) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area,” flood hazard insurance in an amount acceptable to the Administrative Agent; and (2) if such Property is located in an area with a high degree of seismic activity, earthquake insurance in amounts and in form and substance satisfactory to the Administrative Agent, provided that the insurance pursuant to clauses (1) and (2) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this Schedule 1.05. Prior to the delivery of any Mortgage, the Borrowers shall promptly deliver to the Administrative Agent evidence of such flood insurance coverage, including copies of such flood insurance policies, together with such endorsements thereto, in each case, if requested, as the Administrative Agent shall reasonably request.

2. Broad form commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about each Property, such insurance (A) to be on the so-called “occurrence” form with an occurrence limit of not less than $5,000,000 and an aggregate limit of not less than $5,000,000 with a deductible or self-insured retention not to exceed $5,000,000; (B) to continue at not less than the aforesaid limit until required to be changed by the Administrative Agent by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (i) premises and operations; (ii) products and completed operations on an “if any” basis; (iii) independent contractors; (iv) contractual liability for all insured contracts; and (v) contractual liability covering the Indemnitees to the extent the same is available.

3. Business income/loss of rents insurance (A) with loss payable to the Administrative Agent; (B) covering all risks required to be covered by insurance pursuant to paragraphs 1, 4, 6 and 12 of Part I of this Schedule 1.05 for a period commencing at the time of loss for such length of time as it takes to repair or replace with the exercise of due diligence and dispatch; (C) in an amount equal to one hundred percent (100%) of the projected gross rental income from each Property for a period from the date of loss to a date (assuming total destruction) which is twelve months from the date that such Property is repaired or replaced and operations are resumed; and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the personal property at such Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of ninety days from the date that such Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such business income insurance shall be determined prior to the Effective Date and at least once each year thereafter based on the Borrowers’ reasonable estimate of the gross rental income from such Property for the succeeding twelve month period. All proceeds payable to the Administrative Agent pursuant to this paragraph 3 shall be held by the Administrative Agent and shall be applied to the obligations secured by the Loan Documents from time to time when due and payable.

4. At all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the property and liability coverage forms do not otherwise apply, (A) commercial general liability and umbrella liability insurance covering claims related to construction, repair and alteration at any Property not covered by or under the terms or provisions of the commercial general liability insurance and umbrella liability insurance policies required under this Schedule 1.05; and (B) the insurance provided for in paragraph 1 of Part I of this Schedule 1.05 written in a so-called builder’s risk completed value form in amounts and with deductibles, terms and conditions required by the Administrative Agent (i) on a non-reporting basis, (ii) covering all risks required to be insured against pursuant to paragraphs 1, 3, 6, 11 and 12 of Part I of this Schedule 1.05, (3) including permission to occupy such Property, and (4) with an agreed amount endorsement waiving co-insurance provisions.

5. Workers’ compensation, subject to the statutory limits of the state in which any Property is located, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any work or operations on or about such Property, or in connection with such Property or its operation (if applicable).

6. Comprehensive boiler and machinery insurance in amounts required by the Administrative Agent and on terms consistent with the insurance required under paragraph 1 of this Schedule 1.05 (if applicable).

7. Umbrella liability insurance in addition to primary coverage in an amount not less than $75,000,000 per occurrence on terms consistent with the insurance required under paragraph 2 of Part I of this Schedule 1.05.

8.	Intentionally omitted.

9.	Intentionally omitted.

10.	Intentionally omitted.

11. With respect to commercial property, general liability, business income, and umbrella liability insurance required under this Schedule 1.05, insurance for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property, general liability, business income, and umbrella liability insurance required under this Schedule 1.05. The policy or endorsement providing for such insurance shall be in form and substance satisfactory to the Administrative Agent.

12. Upon sixty days’ notice, such other insurance and in such amounts as the Administrative Agent may, from time to time, reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to any Property located in or around the region in which any Property is located.

PART II

1. All insurance provided for in Part I of this Schedule 1.05 shall be obtained under valid and enforceable policies (each individually, a “Policy” and collectively, the “Policies”) and, to the extent not specified above, shall be subject to the approval of the Administrative Agent as to insurers, amounts, deductibles, loss payees and insureds. Not less than fifteen (15) days prior to the expiration dates of the Policies theretofore furnished to the Administrative Agent, certificates of insurance evidencing the Policies (and, upon the request of the Administrative Agent, certified copies of such Policies) accompanied by evidence satisfactory to the Administrative Agent of payment of the premiums then due thereunder (the “Insurance Premiums”) shall be delivered by the Borrowers to the Administrative Agent.

Notwithstanding anything to the contrary, the Borrowers may finance the payment of Insurance Premiums through a third-party premium financing company under a premium finance agreement so long as (A) the Borrowers submit to the Administrative Agent proof of payment of each and every installment as they become due and payable and (B) the premium financing company shall have agreed to provide the Administrative Agent with notice in the event of cancellation of the Policies that are subject to the premium finance agreement.

2. Any blanket insurance Policy shall be subject to approval of the Administrative Agent, which approval shall be conditioned upon, among other things, evidence satisfactory to the Administrative Agent that such Policy shall specifically allocate to each Property the amount of coverage from time to time required hereunder and provides the same protection as would separate Policies insuring each Property in compliance with the provisions of Part I of this Schedule 1.05.

3. All Policies of insurance provided for or contemplated by Part I of this Schedule 1.05 shall be primary coverage and, except for the Policy referenced in paragraph 1 of Part I of this Schedule 1.05, shall name the applicable Borrower as a named insured and the Administrative Agent and its successors and/or assigns as the additional insured, as its interests may appear, and, in the case of property insurance (including, but not limited to, flood, earthquake, boiler and machinery, and terrorism insurance), shall name the Administrative Agent and its successors and/or assigns, as their interests may appear, as mortgagee pursuant to a non-contributing mortgagee clause (or its equivalent) in favor of the Administrative Agent and its successors and/or assigns providing that the loss thereunder shall be payable to the Administrative Agent and its successors and/or assigns. The Borrowers shall not procure or permit any of its constituent entities to procure any other insurance coverage which would be on the same level of payment as the Policies or would adversely impact in any way the ability of the Borrowers or the Administrative Agent to collect any proceeds under any of the Policies.

4. All Policies of insurance provided for or contemplated by Part I of this Schedule 1.05, except for the Policies referenced in paragraph 5 thereof, shall contain clauses or endorsements to the effect that:

(i) with respect to the property policies, (1) no act or negligence of any Borrower, or of any other insured under the Policy, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, or foreclosure or similar action, shall in any way affect the validity or enforceability of the insurance insofar as the Administrative Agent is concerned, (2) the property policies shall not be cancelled without at least thirty (30) days’ written notice to the Administrative Agent, except ten (10) days’ notice for non-payment of premium and (3) the issuer(s) of the policies shall give written notice to the Administrative Agent if the issuers elect not to renew the policies prior to its expiration;

(ii) with respect to all Policies of liability insurance, if obtainable by the Borrowers using commercially reasonable efforts, (1) the Policy shall not be canceled or permitted to lapse without at least thirty days’ written notice to the Administrative Agent, except ten days’ notice for non-payment of premium and (2) the issuers thereof shall give notice to the Administrative Agent if the issuers elect not to renew such Policies prior to its expiration. If the issuers cannot or will not provide notice, the Borrowers shall be obligated to provide such notice; and

(iii) the Administrative Agent shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

5. If at any time the Administrative Agent is not in receipt of written evidence that all insurance required hereunder is in full force and effect, the Administrative Agent shall have the right, without notice to the Borrowers, to take such action as the Administrative Agent deems necessary to protect its interest in the Properties, including, without limitation, the obtaining of such insurance coverage as the Administrative Agent in its sole discretion deems appropriate and all costs and expenses (including any Insurance Premiums) incurred by the Administrative Agent in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by the Borrowers to the Administrative Agent upon demand with Default Interest from the date such costs and expenses were incurred to and including the date the reimbursement payment is received by the Administrative Agent. All such Indebtedness shall be secured by the Lien under the Collateral Documents.

6. In the event of foreclosure of the Mortgage Instruments or other transfer of title to the Properties in extinguishment in whole or in part of the Obligations, all right, title and interest of the Borrowers in and to the Policies then in force concerning the Properties and all proceeds payable thereunder shall thereupon vest in the Administrative Agent, the purchaser at such foreclosure or the transferee in the event of such other transfer of title.

PART III

The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State where the applicable Property is located and having a claims paying ability rating of “A-” or better by S&P or “AX” or better by AM Best. Notwithstanding the foregoing, the Borrowers shall be permitted to maintain a portion of the property coverage with Hamilton Re, Ltd. (“Hamilton”), rated “A- XIV” by AM Best, in its current participation amount and position within the syndicate provided that the AM Best rating of Hamilton is not withdrawn or downgraded below the Third Amendment Effective Date. In the event Hamilton’s rating is withdrawn or downgraded below this rating, the Borrowers shall promptly notify Administrative Agent and replace such insurer with an insurer meeting the rating requirements set forth herein.

Schedule 1.07

Single Purpose Entity Provisions

Subject to the matters described on Schedule 1.08, since the date of its formation and at all times on and after the Effective Date and continuing at all times until all Obligations (other than Unliquidated Obligations) have been paid in full:

(a) Each Borrower (i) has been, is, and will be organized solely for the purpose of acquiring, owning, leasing, managing and operating the related Property, entering into and performing its obligations under the Loan Documents, refinancing the related Property in connection with a permitted repayment of the Loans, ownership of the Equity Interests of Permitted Subsidiaries, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, and (ii) has not owned, does not own, and will not own any asset or property other than (A) the related Property, (B) incidental personal property necessary for the ownership, leasing, management or operation of the related Property, (C) ownership of the Equity Interests of Permitted Subsidiaries and (D) such other real property described on Schedule 1.08.

(b) Each Borrower has not engaged and will not engage in any business or activity other than the ownership, leasing, management and operation of the related Property ownership of the Equity Interests of Permitted Subsidiaries and each Borrower will conduct and operate its business as presently conducted and operated.

(c) Each Borrower has not entered and will not enter into any contract or agreement with any Affiliate of such Borrower, any constituent party of such Borrower or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair, commercially reasonable, and no less favorable to it than those that would be available on an arm’s-length basis from an unrelated third party.

(d) Each Borrower has not incurred and will not voluntarily incur any Indebtedness other than (i) the Loans and (ii) other Indebtedness permitted under Section 6.01. For the avoidance of doubt, the inability of any Borrower to pay costs and expenses (e.g. utility bills) as they come due, in each case arising from or attributable to insufficient cash flow from the Properties, or any Borrower’s lack of access thereto (to the extent caused by the Administrative Agent’s or any Lender’s exercise of remedies), shall not be deemed to constitute a voluntary incurrence of Indebtedness for purposes of this clause (d). No Indebtedness, other than the Loans, may be secured by any Property. No Exculpated Party is required to, nor prohibited from, contributing additional capital to the Borrowers for purposes of compliance with this clause (d).

(e) Each Borrower has not made and will not make any loans or advances to any other Person (including any Affiliate of such Borrower, any constituent party of such Borrower or any Affiliate of any constituent party), and has not acquired and shall not acquire obligations or securities of its Affiliates (other than the Equity Interests of Permitted Subsidiaries).

(f) Each Borrower has been, is, and intends to remain solvent and such Borrower has paid its debt and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same became due and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

(g) (i) Each Borrower has done or caused to be done, and will do and cause to be done, all things necessary to observe its organizational formalities and preserve its separate existence, (ii) no Borrower has terminated or failed to comply with and no Borrower will terminate or fail to comply with the provisions of its organizational documents, (iii) each Borrower has not amended, modified or otherwise changed its organizational documents except as disclosed to the Administrative Agent prior to the Effective Date and (iv) each Borrower will not amend, modify or otherwise change its organizational documents with respect to the matters set forth in this Schedule 1.07 or otherwise in any manner that is adverse to the interests of the Administrative Agent or any Lender.

(h) Each Borrower has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person. Each Borrower’s assets have not been listed as assets on the financial statement of any other Person; provided, however, that each Borrower’s assets may have been included in a consolidated financial statement of its Affiliates; provided that, if applicable, (i) appropriate notation were made on such consolidated financial statements to indicate the separateness of each Borrower and such Affiliates and to indicate that such Borrower’s assets and credit were not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets were listed on such Borrower’s own separate balance sheet. Each Borrower has filed and shall file its own tax returns (except to the extent that such Borrower was or is treated as a “disregarded entity” for tax purposes and was or is not required to file tax returns under applicable law) and has not filed and shall not file a consolidated federal income tax return with any other Person. Each Borrower has maintained and shall maintain its books, records, resolutions and agreements as official records.

(i) Each Borrower (i) has been, will be, and at all times has held and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of such Borrower or any constituent party of such Borrower), (ii) has corrected and shall correct any known misunderstanding regarding its status as a separate entity, (iii) has conducted and shall conduct business in its own name, (iv) has not identified and shall not identify itself or any of its Affiliates as a division or department or part of the other and (v) has maintained and utilized and shall maintain and utilize separate stationery, invoices and checks bearing its own name.

(j) Each Borrower has maintained and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(k) No Borrower and no constituent party of such Borrower has sought or will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of such Borrower, any sale or other transfer of all or substantially all of its assets or any sale or other transfer outside the ordinary course of business.

(l) No Borrower has commingled or will commingle funds or other assets of such Borrower with those of any Affiliate or constituent party or any other Person, and each Borrower has held and will hold all of its assets in its own name.

(m) Each Borrower has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

(n) No Borrower has assumed, guaranteed or become obligated for the debts or obligations of any other Person or has held itself out to be responsible for or has had its credit or assets available to satisfy the debts or obligations of any other Person. No Borrower will assume, guarantee or become obligated for the debts or obligations of any other Person or will hold itself out to be responsible for or have its credit or assets available to satisfy the debts or obligations of any other Person.

(o) The organizational documents of each Borrower shall provide that the business and affairs of such Borrower shall be managed by or under the direction of a board of one or more directors or managers designated by the member of such Borrower, and at all times there shall be at least one duly appointed individuals on the board managers (each, an “Independent Director”) of such Borrower, each of whom (i) has at least three years prior employment experience and continues to be employed as an independent director, independent manager or independent member by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors, independent managers and independent members, another nationally-recognized company that provides such services and which is reasonably approved by the Administrative Agent; (ii) is not on the board of directors or managers of more than two Affiliates of any Borrower; and (iii) is not, and has never been, and will not, while serving as an Independent Director be, any of the following: (A) a stockholder, director, manager, officer, employee, partner, member, attorney or counsel of any Borrower, any Affiliate of any Borrower or any direct or indirect equity holder of any of them, (B) a creditor, customer, supplier, service provider (including provider of professional services) or other Person who derives any of its purchases or revenues from its activities with any Borrower or any Affiliate of any Borrower (other than a nationally-recognized company that routinely provides professional independent directors, independent managers or independent members and other corporate services to a Borrower or any Affiliate of a Borrower in the ordinary course of its business), (C) a member of the immediate family of any such stockholder, director, manager, officer, employee, partner, member, creditor, customer, supplier, service provider or other Person, or (D) a Person controlling or under common control with any of (A), (B) or (C) above. A natural person who satisfies the foregoing definition other than clause (iii) shall not be disqualified as a result of clause (iii)(A) by reason of (I) being, having been or becoming an Independent Director of an Affiliate of any Borrower that is not in the direct chain of ownership of a Borrower and that is required by a creditor to be a “single purpose entity”; provided that such Independent Director is, was or will be employed by a company that routinely provides professional independent directors, independent managers or independent members, or (II) being, having been or becoming a member of any Borrower pursuant to an express provision in such Borrower’s operating agreement providing for the appointment of such Independent Director as a member of such Borrower upon the occurrence of any event pursuant to which the sole member of such Borrower ceases to be a member of such Borrower (including the withdrawal or dissolution of the sole member). A natural person who satisfies the foregoing definition other than clause (iii) shall not be disqualified as a result of clause (iii)(A) or (iii)(B) by reason of being, having been or becoming an Independent Director of a “single purpose entity” affiliated with any Borrower; provided that the fees or other compensation that such individual earns by serving as an Independent Director of one or more Affiliates of any Borrower in any given year constitute, in the aggregate, less than five percent (5%) of such individual’s income for such year. The organizational documents of each Borrower shall provide that no Independent Director of any Borrower may be removed or replaced without Cause, and unless such Borrower provides the Administrative Agent with not less than three Business Days’ prior notice of (1) any proposed removal of any Independent Director, together with a statement as to the reasons for such removal, and (2) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the organizational documents of such Borrower relating to an Independent Director. In addition, the organizational documents of such Borrower shall provide an express acknowledgment that Lender is an intended third-party beneficiary of the “special purpose” and “separateness” provisions of such organizational documents (it being agreed that the sole remedy of the Administrative Agent in such instance is equitable relief to ensure compliance herewith). As used in this paragraph, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise and the terms “controlled” and “controlling” shall have correlative meanings. As used in this paragraph, the term “single purpose entity” shall mean a Person whose organizational documents contain, and who covenants that such Person shall comply or cause compliance with, provisions substantially similar to those set forth in this Schedule 1.07. “Cause” shall mean, with respect to an Independent Director, (i) any acts or omissions by such Independent Director that constitute systematic, persistent or willful disregard of such Independent Director’s duties, or (ii) such Independent Director has been indicted or convicted for any crime or crimes of moral turpitude or dishonesty or for any violation of any legal requirements.

(p) The organizational documents of each Borrower shall provide that the board of directors or managers of such Borrower shall not take any action which, under the terms of any organizational documents (including, if applicable, any voting trust agreement with respect to any common stock), requires a unanimous vote of the board of directors or managers of such Borrower unless, at the time of such action, there shall be at least one member of the board of directors or managers who is an Independent Director (and such Independent Director has participated in such vote). The organizational documents of such Borrower shall provide that such Borrower will not (and such Borrower agrees that it will not), without the unanimous consent of its board of directors or managers, including the consent of the Independent Director, (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (ii) seek or consent to the appointment of a receiver, liquidator or any similar official for such Borrower or a substantial portion of its assets or properties, (iii) take any action that might cause such Borrower to become insolvent, (iv) make an assignment for the benefit of creditors, (v) admit in writing such Borrower’s inability to pay its debts generally as they become due (unless such admission was required to be made in a legal proceeding in order to not violate any applicable laws), (vi) declare or effectuate a moratorium on the payment of any obligations, or (vii) take any action in furtherance of any of the foregoing. In addition, the organizational documents of such Borrower shall provide that, when voting with respect to any of the matters set forth in the immediately preceding sentence of this paragraph (p), the Independent Directors shall consider only the interests of such Borrower, including its creditors.

(q) The organizational documents of each Borrower shall provide that, as long as any portion of the Loans remains outstanding, upon the occurrence of any event that causes the sole member of such Borrower (“Sole Member”) to cease to be a member of such Borrower (other than (i) upon an assignment by Sole Member of all of its limited liability company interests in such Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of such Borrower and the Loan Documents, or (ii) the resignation of the Sole Member and the admission of an additional member of such Borrower, if permitted pursuant to the organizational documents of such Borrower and the Loan Documents), each of the persons acting as an Independent Director of such Borrower shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of such Borrower, automatically be admitted as a member of such Borrower (a “Special Member”) and shall preserve and continue the existence of such Borrower without dissolution. The organizational documents of such Borrower shall further provide that for so long as any portion of the Loans is outstanding, no Special Member may resign or transfer its rights as a Special Member unless (A) a successor Special Member has been admitted to such Borrower as a Special Member, and (B) such successor Special Member has also accepted its appointment as an Independent Director of such Borrower.

(r) The organizational documents of each Borrower shall provide that, as long as any portion of the Loans remains outstanding, except as expressly permitted pursuant to the terms of the Loan Documents, (i) the Sole Member may not resign, and (ii) no additional member shall be admitted to such Borrower.

(s) The organizational documents of each Borrower shall provide that, as long as any portion of the Loans remains outstanding: (i) such Borrower shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of such Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of such Borrower in such Borrower unless the business of such Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the “Act”), or (B) the entry of a decree of judicial dissolution under

Section 18-802 of the Act; (ii) upon the occurrence of any event that causes the last remaining member of such Borrower to cease to be a member of such Borrower or that causes Sole Member to cease to be a member of such Borrower (other than (A) upon an assignment by Sole Member of all of its limited liability company interests in such Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of such Borrower and the Loan Documents, or (B) the resignation of the Sole Member and the admission of an additional member of such Borrower, if permitted pursuant to the organizational documents of such Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety days after the occurrence of the event that terminated the continued membership of such member in such Borrower, agree in writing (1) to continue the existence of such Borrower, and (2) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of such Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in such Borrower; (iii) the bankruptcy of Sole Member or a Special Member shall not cause such Sole Member or Special Member to cease to be a member of any Borrower and upon the occurrence of such event, the business of such Borrower shall continue without dissolution; (iv) in the event of the dissolution of any Borrower, such Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of its assets and properties in an orderly manner), and its assets and properties shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (v) to the fullest extent permitted by applicable law, each of Sole Member and Special Members shall irrevocably waive any right or power that they might have to cause any Borrower or any of its assets or properties to be partitioned, to cause the appointment of a receiver for all or any portion of the assets or properties of such Borrower, to compel any sale of all or any portion of the assets or properties of such Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of such Borrower.

(t) Each Borrower shall conduct its business so that the assumptions made with respect to such Borrower in the Non-Consolidation Opinion shall be true and correct in all respects. In connection with the foregoing, each Borrower hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the facts and assumptions (whether regarding such Borrower or any other Person) set forth in the Non-Consolidation Opinion, (ii) all of the representations, warranties and covenants in this Schedule 1.07, and (iii) all of the organizational documents of Borrower.

(u) [reserved].

(v) Each Borrower has paid and shall pay its own liabilities and expenses, including the salaries of its own employees (if any) from its own funds, and has maintained and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations.

(w) Each Borrower has compensated and shall compensate each of its consultants and agents from its funds for services provided to it. Each Borrower has paid and shall pay from its assets all obligations of any kind incurred.

(x) No Borrower has (i) filed a bankruptcy, insolvency or reorganization petition or otherwise instituted insolvency proceedings or otherwise sought any relief under any laws relating to the relief from debts or the protection of debtors generally, (ii) sought or consented to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such Borrower or for all or any portion of such Borrower’s assets or properties or (iii) made any assignment for the benefit of such Borrower’s creditors. Without the unanimous consent of all of its directors or managers (including each Independent Director), as applicable, will not (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such Borrower or for all or any portion of such Borrower’s assets or properties or (C) make any assignment for the benefit of such Borrower’s creditors.

(y) Each Borrower has maintained and will maintain an arm’s-length relationship with its Affiliates.

(z) Each Borrower has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including shared office space.

(aa) Except in connection with the Loans, no Borrower has pledged or will pledge its assets or properties for the benefit of, or to secure the obligations of, any other Person.

(bb) No Borrower has had, has or will have any obligation to indemnify its directors, managers, officers, members or Special Members, as the case may be, or, if applicable, has such an obligation that is fully subordinated to the Loans and that will not constitute a claim against such Borrower if cash flow in excess of the amount required to pay the Obligations is insufficient to pay such obligation.

(cc) The organizational documents of each Borrower shall provide that such Borrower will not: (i) dissolve, merge, liquidate, consolidate; (ii) sell, transfer, dispose, or encumber (except in accordance with the Loan Documents) all or substantially all of its assets or properties or acquire all or substantially all of the assets or properties of any other Person; or (iii) engage in any other business activity, or amend its organizational documents with respect to any of the matters set forth in this Schedule 1.07, without the prior consent of the Administrative Agent in its sole discretion.

(dd) Each Borrower and Independent Directors will consider the interests of such Borrower’s creditors in connection with all actions.

(ee) No Borrower has had and, except in connection with the Loan, has or will have any of its obligations guaranteed by any Affiliate.

(ff) No Borrower has owned or acquired or will own or acquire any stock or securities of any Person (except Equity Interests of Permitted Subsidiaries and except to the extent expressly permitted under the Loan Documents).

(gg) No Borrower has bought or held or will buy or hold evidence of Indebtedness issued by any other Person (other than cash or investment-grade securities).

Notwithstanding the foregoing, it is agreed that any failure to comply with clauses (f), (j), (v) and (w) arising from or attributable to insufficient cash flow from the Property, or any Borrower’s lack of access thereto (to the extent caused by the Administrative Agent’s or any Lender’s exercise of remedies) is not a default. In addition, with respect to such provisions, no Exculpated Party is required to, nor prohibited from, contributing additional capital to the Borrowers for purposes of compliance with these provisions.

Table 1 to Schedule 1.07

Borrower	Currently Owned Permitted Subsidiaries	Previously Owned Permitted Subsidiaries
SRC O.P. LLC	SRC Facilities LLC (formerly known as SRC Facilities Statutory Trust No. 2003-A)	None

SRC Facilities LLC	SRC Real Estate (TX), LLC	SRC Real Estate Holdings (TX), LLC

SRC Real Estate (TX), LLC	None	None

Schedule 1.08

Other Real Property

Store	Location	Notes
1012	Des Moines, IA	SRC Facilities LLC owns the leasehold interest
1092	Westland, MI	SRC Facilities LLC owns the leasehold interest
2017	Gastonia, NC	SRC Facilities LLC (formerly known as SRC Facilities Statutory Trust No. 2003-A) used to own
2029	Union Gap, WA	SRC Facilities LLC owns the leasehold interest
8745	Tucker, GA	SRC Facilities LLC used to own parcel 1 and a portion of parcel 2
1080	Frisco, TX	Borrower previously owned; removed from REMIC
1099	Federal Way, WA	Borrower previously owned; removed from REMIC
1109	Lynnwood, WA	Borrower previously owned; removed from REMIC
1204	Freehold, NJ	Borrower previously owned; removed from REMIC
1271	Littleton, CO	Borrower previously owned; removed from REMIC
1286	Gretna, NA	Borrower previously owned; removed from REMIC
1343	Cambridge, MA	Borrower previously owned; removed from REMIC
1357	Austin, TX	Borrower previously owned; removed from REMIC
1390	Ann Arbor, MI	Borrower previously owned; removed from REMIC
1403	Natick, MA	Borrower previously owned; removed from REMIC
1405	Fayetteville, NC	Borrower previously owned; removed from REMIC
1424	Bethesda, MD	Borrower previously owned; removed from REMIC
1435	Macon, GA	Borrower previously owned; removed from REMIC
1437	Arlington, TX	Borrower previously owned; removed from REMIC
1455	Wilmington, NC	Borrower previously owned; removed from REMIC
1457	The Woodlands, TX	Borrower previously owned; removed from REMIC
1464	Deptford, NJ	Borrower previously owned; removed from REMIC
1475	Durham, NC	Borrower previously owned; removed from REMIC
1664	Paramus, NJ	Borrower previously owned; removed from REMIC
1750	Orland Park, IL	Borrower previously owned; removed from REMIC
1790	Louisville, KY	Borrower previously owned; removed from REMIC
1810	Cincinnati, OH	Borrower previously owned; removed from REMIC
1985	High Point, NC	Borrower previously owned; removed from REMIC
2060	Forsyth, IL	Borrower previously owned; removed from REMIC
2115	Waycross, GA	Borrower previously owned; removed from REMIC
2161	Coralville, IA	Borrower previously owned; removed from REMIC
2250	Crystal Lake, IL	Borrower previously owned; removed from REMIC
2271	Fort Collins, CO	Borrower previously owned; removed from REMIC
2507	McAllen, TX	Borrower previously owned; removed from REMIC
2524	Toms River, NJ	Borrower previously owned; removed from REMIC
2865	Union City, GA	Borrower previously owned; removed from REMIC
1076	Lewisville, TX	Sold after Effective Date
1226	Metairie, LA	Sold after Effective Date
4937	Chillicothe, OH	Sold after Effective Date
1387	Amarillo, TX	Sold after Effective Date
1367	Waco, TX	Sold after Effective Date
7385	Raleigh, NC	Sold after Effective Date
1754	Gaithersburg, MD	Sold after Effective Date
1685	Duluth, GA	Sold after Effective Date
1221	Co Springs, CO	Sold after Effective Date

Store	Location	Notes
2855	Charleston, SC	Sold after Effective Date
1690	Chesterfield, MO	Sold after Effective Date
447	Garland, TX	Sold after Effective Date
1141	Aurora, CO	Sold after Effective Date
2422	Sioux City, IA	Sold after Effective Date
1210	Columbus, OH	Sold after Effective Date
2557	Longview, TX	Sold after Effective Date
1805	Raleigh, NC	Sold after Effective Date
8065	Doral, FL	Sold after Effective Date
8206	Nashville, TN	Sold after Effective Date

Schedule 1.09

Physical Condition Reports

EMG Project #	Service	Store #	Report Date
129620.17R000-058.042	Property Condition Assessment	1011	12/28/2017
129620.17R000-019.042	Property Condition Assessment	1012	12/27/2017
129620.17R000-078.042	Property Condition Assessment	1022	01/12/2018
129620.17R000-127.042	Property Condition Assessment	1027	01/12/2018
129620.17R000-136.042	Property Condition Assessment	1029	01/13/2018
129620.17R000-046.042	Property Condition Assessment	1033	12/28/2017
129620.17R000-018.042	Property Condition Assessment	1035	12/29/2017
129620.17R000-137.042	Property Condition Assessment	1038	01/12/2018
129620.17R000-066.042	Property Condition Assessment	1042	01/09/2018
129620.17R000-008.042	Property Condition Assessment	1043	01/12/2018
129620.17R000-092.042	Property Condition Assessment	1051	01/09/2018
129620.17R000-048.042	Property Condition Assessment	1074	12/22/2017
129620.17R000-102.042	Property Condition Assessment	1076	01/12/2018
129620.17R000-040.042	Property Condition Assessment	1077	01/11/2018
129620.17R000-038.042	Property Condition Assessment	1086	01/12/2018
129620.17R000-053.042	Property Condition Assessment	1092	01/12/2018
129620.17R000-014.042	Property Condition Assessment	1095	12/27/2017
129620.17R000-044.042	Property Condition Assessment	1104	12/28/2017
129620.17R000-057.042	Property Condition Assessment	1110	12/28/2017
129620.17R000-042.042	Property Condition Assessment	1116	01/08/2018
129620.17R000-089.042	Property Condition Assessment	1120	12/28/2017
129620.17R000-131.042	Property Condition Assessment	1139	12/29/2017
129620.17R000-004.042	Property Condition Assessment	1141	12/27/2017
129620.17R000-039.042	Property Condition Assessment	1147	12/27/2017
129620.17R000-015.042	Property Condition Assessment	1155	12/27/2017
129620.17R000-075.042	Property Condition Assessment	1165	01/10/2018
129620.17R000-068.042	Property Condition Assessment	1166	01/13/2018
129620.17R000-067.042	Property Condition Assessment	1171	12/28/2017
129620.17R000-022.042	Property Condition Assessment	1172	01/13/2018
129620.17R000-115.042	Property Condition Assessment	1176	01/12/2018
129620.17R000-064.042	Property Condition Assessment	1182	12/28/2017
129620.17R000-104.042	Property Condition Assessment	1187	12/28/2017
129620.17R000-059.042	Property Condition Assessment	1192	12/28/2017
129620.17R000-090.042	Property Condition Assessment	1210	12/28/2017
129620.17R000-122.042	Property Condition Assessment	1217	01/12/2018
129620.17R000-006.042	Property Condition Assessment	1221	12/29/2017
129620.17R000-063.042	Property Condition Assessment	1222	01/12/2018
129620.17R000-045.042	Property Condition Assessment	1223	12/28/2017
129620.17R000-037.042	Property Condition Assessment	1226	12/27/2017
129620.17R000-003.042	Property Condition Assessment	1228	12/27/2017

EMG Project #	Service	Store #	Report Date
129620.17R000-009.042	Property Condition Assessment	1263	01/08/2018
129620.17R000-108.042	Property Condition Assessment	1267	01/15/2018
129620.17R000-007.042	Property Condition Assessment	1281	01/08/2018
129620.17R000-107.042	Property Condition Assessment	1297	12/28/2017
129620.17R000-069.042	Property Condition Assessment	1306	01/12/2018
129620.17R000-126.042	Property Condition Assessment	1307	01/10/2018
129620.17R000-084.042	Property Condition Assessment	1314	12/28/2017
129620.17R000-100.042	Property Condition Assessment	1315	01/08/2018
129620.17R000-128.042	Property Condition Assessment	1317	12/28/2017
129620.17R000-027.042	Property Condition Assessment	1321	12/27/2017
129620.17R000-116.042	Property Condition Assessment	1327	01/08/2018
129620.17R000-103.042	Property Condition Assessment	1337	01/12/2018
129620.17R000-112.042	Property Condition Assessment	1367	01/15/2018
129620.17R000-070.042	Property Condition Assessment	1375	12/28/2017
129620.17R000-113.042	Property Condition Assessment	1377	12/28/2017
129620.17R000-125.042	Property Condition Assessment	1387	01/11/2018
129620.17R000-118.042	Property Condition Assessment	1407	01/15/2018
129620.17R000-114.042	Property Condition Assessment	1417	12/28/2017
129620.17R000-121.042	Property Condition Assessment	1427	12/28/2017
129620.17R000-109.042	Property Condition Assessment	1447	12/28/2017
129620.17R000-124.042	Property Condition Assessment	1487	12/28/2017
129620.17R000-088.042	Property Condition Assessment	1504	01/12/2018
129620.17R000-096.042	Property Condition Assessment	1545	01/08/2018
129620.17R000-082.042	Property Condition Assessment	1554	12/28/2017
129620.17R000-016.042	Property Condition Assessment	1565	01/12/2018
129620.17R000-024.042	Property Condition Assessment	1570	12/28/2017
129620.17R000-098.042	Property Condition Assessment	1595	12/28/2017
129620.17R000-031.042	Property Condition Assessment	1600	12/28/2017
129620.17R000-073.042	Property Condition Assessment	1605	12/28/2017
129620.17R000-079.042	Property Condition Assessment	1614	12/28/2017
129620.17R000-051.042	Property Condition Assessment	1634	12/28/2017
129620.17R000-035.042	Property Condition Assessment	1642	01/08/2018
129620.17R000-033.042	Property Condition Assessment	1650	12/27/2017
129620.17R000-030.042	Property Condition Assessment	1680	01/15/2018
129620.17R000-013.042	Property Condition Assessment	1685	01/12/2018
129620.17R000-062.042	Property Condition Assessment	1690	12/28/2017
129620.17R000-052.042	Property Condition Assessment	1700	12/28/2017
129620.17R000-091.042	Property Condition Assessment	1710	12/28/2017
129620.17R000-077.042	Property Condition Assessment	1712	01/08/2018
129620.17R000-085.042	Property Condition Assessment	1717	01/12/2018
129620.17R000-054.042	Property Condition Assessment	1720	12/28/2017

EMG Project #	Service	Store #	Report Date
129620.17R000-036.042	Property Condition Assessment	1730	12/28/2017
129620.17R000-083.042	Property Condition Assessment	1734	12/28/2017
129620.17R000-049.042	Property Condition Assessment	1754	12/28/2017
129620.17R000-055.042	Property Condition Assessment	1760	12/27/2017
129620.17R000-080.042	Property Condition Assessment	1764	12/28/2017
129620.17R000-029.042	Property Condition Assessment	1780	01/09/2018
129620.17R000-034.042	Property Condition Assessment	1800	12/27/2017
129620.17R000-072.042	Property Condition Assessment	1805	12/28/2017
129620.17R000-023.042	Property Condition Assessment	1820	01/12/2018
129620.17R000-065.042	Property Condition Assessment	1822	12/28/2017
129620.17R000-005.042	Property Condition Assessment	1831	12/29/2017
129620.17R000-025.042	Property Condition Assessment	1840	12/28/2017
129620.17R000-050.042	Property Condition Assessment	1854	12/28/2017
129620.17R000-081.042	Property Condition Assessment	1874	01/08/2018
129620.17R000-093.042	Property Condition Assessment	2010	01/10/2018
129620.17R000-134.042	Property Condition Assessment	2029	12/28/2017
129620.17R000-056.042	Property Condition Assessment	2040	01/12/2018
129620.17R000-043.042	Property Condition Assessment	2087	01/11/2018
129620.17R000-026.042	Property Condition Assessment	2121	01/08/2018
129620.17R000-074.042	Property Condition Assessment	2175	01/08/2018
129620.17R000-060.042	Property Condition Assessment	2180	01/11/2018
129620.17R000-117.042	Property Condition Assessment	2197	01/12/2018
129620.17R000-086.042	Property Condition Assessment	2207	01/12/2018
129620.17R000-133.042	Property Condition Assessment	2219	12/28/2017
129620.17R000-120.042	Property Condition Assessment	2247	12/28/2017
129620.17R000-032.042	Property Condition Assessment	2290	01/15/2018
129620.17R000-099.042	Property Condition Assessment	2305	01/08/2018
129620.17R000-132.042	Property Condition Assessment	2309	12/28/2017
129620.17R000-028.042	Property Condition Assessment	2360	01/08/2018
129620.17R000-094.042	Property Condition Assessment	2390	01/09/2018
129620.17R000-020.042	Property Condition Assessment	2422	01/09/2018
129620.17R000-123.042	Property Condition Assessment	2497	01/09/2018
129620.17R000-076.042	Property Condition Assessment	2515	12/28/2017
129620.17R000-119.042	Property Condition Assessment	2547	01/12/2018
129620.17R000-106.042	Property Condition Assessment	2557	01/12/2018
129620.17R000-111.042	Property Condition Assessment	2587	01/13/2018
129620.17R000-041.042	Property Condition Assessment	2677	01/09/2018
129620.17R000-021.042	Property Condition Assessment	2760	01/12/2018
129620.17R000-001.042	Property Condition Assessment	2819	01/15/2018
129620.17R000-017.042	Property Condition Assessment	2845	01/12/2018
129620.17R000-097.042	Property Condition Assessment	2855	12/28/2017

EMG Project #	Service	Store #	Report Date
129620.17R000-047.042	Property Condition Assessment	2934	01/12/2018
129620.17R000-135.042	Property Condition Assessment	4147	12/28/2017
129620.17R000-002.042	Property Condition Assessment	4371	12/28/2017
129620.17R000-087.042	Property Condition Assessment	4928	12/28/2017
129620.17R000-095.042	Property Condition Assessment	4937	01/09/2018
129620.17R000-071.042	Property Condition Assessment	7385	01/09/2018
129620.17R000-010.042	Property Condition Assessment	7979	01/13/2018
129620.17R000-011.042	Property Condition Assessment	8065	12/24/2017
129620.17R000-130.042	Property Condition Assessment	8147	01/13/2018
129620.17R000-101.042	Property Condition Assessment	8206	12/29/2017
129620.17R000-110.042	Property Condition Assessment	8217	01/08/2018
129620.17R000-061.042	Property Condition Assessment	8702	12/28/2017
129620.17R000-129.042	Property Condition Assessment	8717	01/08/2018
129620.17R000-012.042	Property Condition Assessment	8745	12/27/2017
129620.17R000-105.042	Property Condition Assessment	477	12/28/2017
129620.17R000-065.066	Seismic Risk Analysis	1822	12/28/2017
129620.17R000-131.316	Seismic Risk Study	1139	12/28/2017
129620.17R000-003.316	Seismic Risk Study	1228	12/28/2017
129620.17R000-133.316	Seismic Risk Study	2219	12/28/2017
129620.17R000-132.316	Seismic Risk Study	2309	12/28/2017
129620.17R000-001.316	Seismic Risk Study	2819	01/11/2018
129620.17R000-002.316	Seismic Risk Study	4371	12/28/2017

Schedule 2.01

Commitments

LENDER	COMMITMENT ON EFFECTIVE DATE
UBS AG, Stamford Branch	$200,000,000
AGGREGATE COMMITMENTS	$200,000,000

LENDER	THIRD AMENDMENT TERM LOAN COMMITMENT
UBS AG, Stamford Branch	$113,045,485.89
AGGREGATE COMMITMENTS	$113,045,485.89

Schedule 4.01

Effective Date Mortgage Instruments

1. Store 2819 – Deed of Trust, Security Agreement, Assignment of Rents, and Fixture Filing, executed and delivered by SRC Facilities LLC to Fidelity Title Agency of Alaska, LLC, as trustee, for the benefit of the Administrative Agent;

2. Store 4371 – Deed of Trust and Security Agreement, executed and delivered by SRC Facilities LLC to Chicago Title Insurance Company (“CTT”), as trustee for the benefit of the Administrative Agent;

3. Store 1228 – Deed of Trust and Security Agreement, executed and delivered by SRC Facilities LLC to CTT, as trustee, for the benefit of the Administrative Agent;

4. Store 1281 – Deed of Trust, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to PUBLIC TRUSTEE OF PUEBLO COUNTY, COLORADO, as trustee, for the benefit of the Administrative Agent;

5. Store 1141 – Deed of Trust, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to PUBLIC TRUSTEE OF ARAPAHOE COUNTY, COLORADO, as trustee, for the benefit of the Administrative Agent;

6. Store 1221 – Deed of Trust, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to PUBLIC TRUSTEE OF EL PASO COUNTY, COLORADO, as trustee, for the benefit of the Administrative Agent;

7. Store 1831 – Deed of Trust, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to PUBLIC TRUSTEE OF ADAMS COUNTY, COLORADO, as trustee, for the benefit of the Administrative Agent;

8. Store 1043 – Open-End Mortgage, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

9. Store 1263 – Open-End Mortgage, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

10. Store 8065 – Mortgage, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

11. Store 7979 – Mortgage, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative the Administrative Agent;

12. Store 1035 – Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC to the Administrative Agent;

13. Store 1155 – Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC to the Administrative Agent;

14. Store 1565 – Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC to the Administrative Agent;

15. Store 1685 – Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC to the Administrative Agent;

16. Store 2845 – Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC to the Administrative Agent;

17. Store 8745 – Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC to the Administrative Agent;

18. Store 1095 – Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC to the Administrative Agent;

19. Store 2422 – Mortgage, Assignment of Leases and Rents, and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

20. Store 2760 – Mortgage, Assignment of Leases and Rents, and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

21. Store 1172 – Mortgage, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

22. Store 1321 – Mortgage, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

23. Store 1570 – Mortgage, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

24. Store 1780 – Mortgage, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

25. Store 1820 – Mortgage, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

26. Store 1840 – Mortgage, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

27. Store 2360 – Mortgage, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

28. Store 2121 – Mortgage, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

29. Store 1600 – Mortgage, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

30. Store 1680 – Mortgage, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

31. Store 1800 – Mortgage, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

32. Store 2290 – Mortgage, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

33. Store 1650 – Mortgage, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

34. Store 1642 – Mortgage, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

35. Store 1730 – Mortgage, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

36. Store 1077 – Mortgage, Pledge of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

37. Store 1086 – Mortgage, Pledge of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

38. Store 1116 – Mortgage, Pledge of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

39. Store 1147 – Mortgage, Pledge of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

40. Store 1226 – Mortgage, Pledge of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

41. Store 2087 – Mortgage, Pledge of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

42. Store 2677 – Mortgage, Pledge of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

43. Store 1104 – Mortgage and Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC to the Administrative Agent;

44. Store 1033 – Mortgage and Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC to the Administrative Agent;

45. Store 2934 – Mortgage and Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC to the Administrative Agent;

46. Store 1074 –Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC O.P. LLC to LAWYERS TITLE REALTY SERVICES, INC., as trustee, for the benefit of the Administrative Agent;

47. Store 1634 –Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC O.P. LLC to LAWYERS TITLE REALTY SERVICES, INC., as trustee, for the benefit of the Administrative Agent;

48. Store 1754 –Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC O.P. LLC to LAWYERS TITLE REALTY SERVICES, INC., as trustee, for the benefit of the Administrative Agent;

49. Store 1854 – Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC O.P. LLC to LAWYERS TITLE REALTY SERVICES, INC., as trustee, for the benefit of the Administrative Agent;

50. Store 1223 – Leasehold Mortgage and Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC to the Administrative Agent;

51. Store 1192 – Mortgage, executed and delivered by SRC Facilities LLC to the Administrative Agent;

52. Store 1011 – Mortgage, executed and delivered by SRC Facilities LLC to the Administrative Agent;

53. Store 1110 – Mortgage, executed and delivered by SRC Facilities LLC to the Administrative Agent;

54. Store 1700 – Mortgage, executed and delivered by SRC Facilities LLC to the Administrative Agent;

55. Store 1720 – Mortgage, executed and delivered by SRC Facilities LLC to the Administrative Agent;

56. Store 1760 – Mortgage, executed and delivered by SRC Facilities LLC to the Administrative Agent;

57. Store 2040 – Mortgage, executed and delivered by SRC Facilities LLC to the Administrative Agent;

58. Store 2180 – Mortgage, executed and delivered by SRC Facilities LLC to the Administrative Agent;

59. Store 9693 – Mortgage, executed and delivered by SRC Facilities LLC to the Administrative Agent;

60. Store 8702 – Mortgage, Assignment of Leases and Rents, and Security Agreement, executed and delivered by SRC Facilities LLC to the Administrative Agent;

61. Store 1182 – Deed of Trust and Security Agreement, executed and delivered by SRC Facilities LLC to MARTIN LEIGH ATTORNEYS PC, as trustee, for the benefit of the Administrative Agent;

62. Store 1690 – Deed of Trust and Security Agreement, executed and delivered by SRC Facilities LLC to MARTIN LEIGH ATTORNEYS PC, as trustee, for the benefit of the Administrative Agent;

63. Store 1822 – Deed of Trust and Security Agreement, executed and delivered by SRC Facilities LLC to MARTIN LEIGH ATTORNEYS PC, as trustee, for the benefit of the Administrative Agent;

64. Store 1171 – Deed of Trust and Security Agreement, executed and delivered by and among SRC Facilities LLC to MARTIN LEIGH ATTORNEYS PC, as trustee, for the benefit of the Administrative Agent;

65. Store 1042 – Leasehold Deed of Trust and Security Agreement, executed and delivered by SRC Facilities LLC to MARTIN LEIGH ATTORNEYS PC, as trustee, for the benefit of the Administrative Agent;

66. Store 1222 – Leasehold Deed of Trust and Security Agreement, executed and delivered by SRC Facilities LLC to MARTIN LEIGH ATTORNEYS PC, as trustee, for the benefit of the Administrative Agent;

67. Store 1306 – Deed of Trust, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to R. PAUL RANDALL, JR., as trustee, for the benefit of the Administrative Agent;

68. Store 1166 – Leasehold Deed of Trust, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC to R. PAUL RANDALL, JR., as trustee, for the benefit of the Administrative Agent;

69. Store 1165 – Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC, as borrower, to CTT, as trustee for the benefit of the Administrative Agent;

70. Store 1375 – Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC, as borrower, to CTT, as trustee for the benefit of the Administrative Agent;

71. Store 1605 – Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC, as borrower, to CTT, as trustee for the benefit of the Administrative Agent;

72. Store 1805 – Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC, as borrower, to CTT, as trustee for the benefit of the Administrative Agent;

73. Store 2175 – Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC, as borrower, to CTT, as trustee for the benefit of the Administrative Agent;

74. Store 2515 – Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC, as borrower, to CTT, as trustee for the benefit of the Administrative Agent;

75. Store 7385 – Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC, as borrower, to CTT, as trustee for the benefit of the Administrative Agent;

76. Store 1712 – Mortgage and Security Agreement, executed and delivered by SRC Facilities LLC, as borrower, to the Administrative Agent;

77. Store 1022 – Deed of Trust, Security Agreement and Assignment of Leases and Rents, executed and delivered by SRC Facilities LLC, as borrower, to CTT, as trustee for the benefit of the Administrative Agent;

78. Store 1734 – Mortgage and Security Agreement, executed and delivered by SRC Facilities LLC, as borrower, to the Administrative Agent;

79. Store 1614 – Mortgage and Security Agreement, executed and delivered by SRC Facilities LLC, as borrower, to the Administrative Agent;

80. Store 1314 – Mortgage and Security Agreement, executed and delivered by SRC Facilities LLC, as borrower, to the Administrative Agent;

81. Store 1764 – Mortgage and Security Agreement, executed and delivered by SRC Facilities LLC, as borrower, to the Administrative Agent;

82. Store 1874 – Mortgage and Security Agreement, executed and delivered by SRC Facilities LLC, as borrower, to the Administrative Agent;

83. Store 1554 – Leasehold Mortgage and Security Agreement, executed and delivered by SRC Facilities LLC, as borrower, to the Administrative Agent;

84. Store 2207 – Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing, executed and delivered by SRC Facilities LLC, as borrower, to Fidelity National Title of New Mexico Inc. (“Fidelity”) as trustee, for the benefit of the Administrative Agent;

85. Store 1717 – Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing, executed and delivered by SRC Facilities LLC, as borrower, to Fidelity, as trustee, for the benefit of the Administrative Agent;

86. Store 1504 – Mortgage, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC, as borrower, to the Administrative Agent;

87. Store 4928 – Mortgage, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC, as borrower, to the Administrative Agent;

88. Store 1051 – Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC, as borrower, to the Administrative Agent;

89. Store 1120 – Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC, as borrower, to the Administrative Agent;

90. Store 1210 – Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC, as borrower, to the Administrative Agent;

91. Store 1710 – Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC, as borrower, to the Administrative Agent;

92. Store 2010 – Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC, as borrower, to the Administrative Agent;

93. Store 2390 – Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC, as borrower, to the Administrative Agent;

94. Store 4937 – Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC, as borrower, to the Administrative Agent;

95. Store 1545 – Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC, as borrower, to the Administrative Agent;

96. Store 1595 – Fee and Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC, as borrower, to the Administrative Agent;

97. Store 2305 – Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC, as borrower, to the Administrative Agent;

98. Store 2855 –Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, executed and delivered by SRC Facilities LLC, as borrower, to the Administrative Agent;

99. Store 1315 – Deed of Trust, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC, as borrower, to Stuart Jones (“Stuart”), as trustee for the benefit of the Administrative Agent;

100. Store 8206 – Deed of Trust, Assignment of Leases and Rents and Security Agreement, executed and delivered by SRC Facilities LLC, as borrower, to Stuart, as trustee for the benefit of the Administrative Agent;

101. Store 447 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower, to Rebecca S. Conrad (“Rebecca”), as trustee for the benefit of the Administrative Agent;

102. Store 1407 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower, to Rebecca, as trustee for the benefit of the Administrative Agent;

103. Store 1417 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower to Rebecca, as trustee for the benefit of the Administrative Agent;

104. Store 1427 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower to Rebecca, as trustee for the benefit of the Administrative Agent;

105. Store 1267 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower to Rebecca, as trustee for the benefit of the Administrative Agent;

106. Store 1297 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower to Rebecca, as trustee for the benefit of the Administrative Agent;

107. Store 1307 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower to Rebecca, as trustee for the benefit of the Administrative Agent;

108. Store 1327 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower to Rebecca, as trustee for the benefit of the Administrative Agent;

109. Store 1337 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower to Rebecca, as trustee for the benefit of the Administrative Agent;

110. Store 1377 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower to Rebecca, as trustee for the benefit of the Administrative Agent;

111. Store 1387 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower to Rebecca, as trustee for the benefit of the Administrative Agent;

112. Store 1447 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower to Rebecca, as trustee for the benefit of the Administrative Agent;

113. Store 1487 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower to Rebecca, as trustee for the benefit of the Administrative Agent;

114. Store 2247 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower to Rebecca, as trustee for the benefit of the Administrative Agent;

115. Store 2497 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower to Rebecca, as trustee for the benefit of the Administrative Agent;

116. Store 1027 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower to Rebecca, as trustee for the benefit of the Administrative Agent;

117. Store 1076 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower to Rebecca, as trustee for the benefit of the Administrative Agent;

118. Store 1187 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower to Rebecca, as trustee for the benefit of the Administrative Agent;

119. Store 1217 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower to Rebecca, as trustee for the benefit of the Administrative Agent;

120. Store 1367 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower to Rebecca, as trustee for the benefit of the Administrative Agent;

121. Store 2197 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower to Rebecca, as trustee for the benefit of the Administrative Agent;

122. Store 2547 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower to Rebecca, as trustee for the benefit of the Administrative Agent;

123. Store 2557 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower to Rebecca, as trustee for the benefit of the Administrative Agent;

124. Store 2587 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower to Rebecca, as trustee for the benefit of the Administrative Agent;

125. Store 8147 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower to Rebecca, as trustee for the benefit of the Administrative Agent;

126. Store 8217 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower to Rebecca, as trustee for the benefit of the Administrative Agent;

127. Store 8717 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower to Rebecca, as trustee for the benefit of the Administrative Agent;

128. Store 1176 – Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower to Rebecca, as trustee for the benefit of the Administrative Agent;

129. Store 1317 – Leasehold Deed of Trust, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing, executed and delivered by SRC Real Estate (TX), LLC, as borrower to Rebecca, as trustee for the benefit of the Administrative Agent;

130. Store 1029 – Deed of Trust, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, executed and delivered by SRC Facilities LLC, as borrower, to Chicago Title Company of Washington (“CTCW”), as trustee for the benefit of the Administrative Agent;

131. Store 1038 – Deed of Trust, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, executed and delivered by SRC Facilities LLC, as borrower, to CTCW, as trustee for the benefit of the Administrative Agent;

132. Store 2219 – Deed of Trust, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, executed and delivered by SRC Facilities LLC, as borrower, to CTCW, as trustee for the benefit of the Administrative Agent;

133. Store 2309 – Deed of Trust, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, executed and delivered by SRC Facilities LLC, as borrower, to CTCW, as trustee for the benefit of the Administrative Agent;

134. Store 4147 – Deed of Trust, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, executed and delivered by SRC Facilities LLC, as borrower, to CTCW, as trustee for the benefit of the Administrative Agent;

135. Store 1139 – Leasehold Deed of Trust, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, executed and delivered by SRC Facilities LLC, as borrower, to CTCW, as trustee for the benefit of the Administrative Agent

EXHIBIT F

Form of Shortfall Notice

[Date]

UBS AG, Stamford Branch

Administrative Agent

600 Washington Boulevard

Stamford, Connecticut 06901

Attention: Agency Group

Email: Agency-UBSAmericas@ubs.com and ol-ccs+-falcon@ubs.com

Re:	SRC O.P. LLC, SRC Facilities LLC and SRC Real Estate (TX), LLC Credit Agreement

Ladies and Gentlemen:

This Shortfall Notice is delivered to you pursuant to Section 2.20 of that certain Credit Agreement dated as of March 14, 2018 (as amended, supplemented, restated, replaced or otherwise modified from time to time, the “Credit Agreement”), among SRC O.P. LLC, a Delaware limited liability company (“SRC OP”), SRC Facilities LLC, a Delaware limited liability company (“SRC Facilities”), SRC Real Estate (TX), LLC, a Delaware limited liability company (“SRC Real Estate” and, together with SRC OP and SRC Facilities, collectively, the “Borrowers”), the Lenders party thereto from time to time and UBS AG, Stamford Branch, as Administrative Agent. Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.

The Borrowers hereby certify to the Administrative Agent as of the date hereof as follows:

1. no Default or Event of Default has occurred and is continuing;

2. a Shortfall Trigger Event is anticipated to occur on the interest payment date under the

[Effective Date Mezzanine Loan Agreement][and][an Additional Mezzanine Loan Agreement] on                      (the “Upcoming Mezzanine Payment Date”);

3. such Shortfall Trigger Event has not been, and will not be, caused directly or indirectly by any Master Lessee’s failure to make a required payment under the Master Lease; and

4. the calculation of the Shortfall Amount giving rise to such Shortfall Trigger Event is set forth as follows:

(a) the amount of interest due on the Upcoming Mezzanine Payment Date under the Effective Date Mezzanine Loan Agreement is $            ;

(b) the amount of interest due on the Upcoming Mezzanine Payment Date under any Additional Mezzanine Loan Agreement is $            ;

(c) the amount of interest due on the next Interest Payment Date is $            ; and

(d) the amount of Basic Rent (under and as defined in the Master Lease) due on such date under the Master Lease is $            .

The Shortfall Amount is equal to $            , which is the total of (a) + (b) + (c) – (d).

The Borrowers hereby direct the Administrative Agent, provided that there are sufficient Shortfall Reserve Funds in the Shortfall Reserve Account, to remit the Shortfall Amount to the Borrowers, by transfer to the following account of the Mezzanine Agent (or, if applicable, the mezzanine lender under the Additional Mezzanine Loan Agreement) for application to the interest payment due on the Upcoming Mezzanine Payment Date:

[INSERT ACCOUNT INFORMATION]

The terms and provisions of Section 9.14 of the Credit Agreement are incorporated herein by reference and shall apply to the certifications and obligations of the Borrowers hereunder with the same force and effect as if fully set forth herein.

[Signature page follows]

Exhibit F-2

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

SRC REAL ESTATE (TX), LLC

By:
Name:
Title:

SRC FACILITIES LLC

By:
Name:
Title:

SRC O.P. LLC

By:
Name:
Title:

Exhibit B

Properties

Each property listed below is a “Property” owned by the Borrowers as of the Third Amendment Effective Date for all purposes of the Credit Agreement and the other Loan Documents. Three Properties designated with a ** are not subject to a Mortgage at closing.

	Store Number	Address	City	County	State
1	2819	3115 Airport Way	Fairbanks	Fairbanks North Star Borough	AK
2	1228	1601 Arden Way	Arden	Sacramento	CA
3	4371	2875 Santa Maria Way	Santa Maria	Santa Barbara	CA
4
5
6	1281	3201 Dillon Dr	Pueblo	Pueblo	CO
7	1831	16395 Washington Street	Thornton	Adams	CO
8	1043	470 Lewis Ave	Meriden	New Haven	CT
9	1263	425 Union St	Waterbury	New Haven	CT
10	7979	3555 St. Johns Bluff Road South	Jacksonville	Duval	FL
11
12	1035	3450 Wrightsboro Road	Augusta	Richmond	GA
13	1095	6580 Douglas Blvd	Douglasville	Douglas	GA
14	1155	400 Ernest W Barrett Pkwy Nw	Kennesaw	Cobb	GA
15	1565	1300 Southlake Mall	Morrow(Southlake)	Clayton	GA
16
17	2845	3700 Atlanta Highway	Athens	Clarke	GA
18	8745	4650, 4616 & 4740 Hugh Howell Road; 2301 Mountain Industrial Boulevard	Tucker	DeKalb	GA
19	1012	4000 Merle Hay Road**	Des Moines	Polk	IA
20
21	2760	320 W Kimberly Road	Davenport	Scott	IA
22	1172	5 Stratford Square	Bloomingdale	Dupage	IL
23	1321	2200 W War Memorial Dr Ste 998	Peoria	Peoria	IL
24	1570	2 Woodfield Mall	Schaumburg	Cook	IL
25	1780	104 White Oaks Mall	Springfield	Sangamon	IL
26	1820	5000 Spring Hill Mall	West Dundee	Kane	IL
27	1840	6501 95Th Street	Chicago Ridge	Cook	IL
28	2121	1607 36Th Street	Peru	La Salle	IL
29	2360	3400 Quincy Mall	Quincy	Adams	IL
30	1600	6020 E 82Nd St	Indianapolis	Marion	IN
31	1650	2300 Southlake Mall	Merrillville	Lake	IN
32	1680	10202 E Washington Street	Indianapolis	Marion	IN
33	1800	6501 Grape Road	Mishawaka	St. Joseph	IN
34	2290	3901 Franklin Street	Michigan City	Laporte	IN
35	1642	1781 SW Wanamaker Road	Topeka	Shawnee	KS
36	1730	3000 Mall Road	Florence	Boone	KY
37	1077	3601 Southern Ave	Shreveport	Caddo Parish	LA
38	1086	9001 Cortana Place	Baton Rouge	East Baton Rouge Parish	LA

	Store Number	Address	City	County	State
39	1116	4800 Millhaven Road	Monroe	Ouachita Parish	LA
40	1147	6501 Blubonnet Boulevard	Baton Rouge	East Baton Rouge Parish	LA
41
42	2087	3401 Masonic Dr	Alexandria	Rapides Parish	LA
43	2677	2950 E. Texas Street	Bossier City	Bossier Parish	LA
44	1033	1009 South Washington Street	North Attleboro	Bristol	MA
45	1104	521 Donald Lynch Blvd	Marlborough	Middlesex and Worcester	MA
46	1223	200 Westgate Dr	Brockton-Westgate	Plymouth	MA
47	2934	8 Galleria Mall Drive	Taunton	Bristol	MA
48	1074	11170 Mall Circle	Waldorf	Charles	MD
49	1634	6901 Security Blvd	Baltimore	Baltimore	MD
50
51	1854	8200 Perry Hall	Nottingham	Baltimore	MD
52	1011	3622 Rivertown Pkwy Sw	Grandville	Kent	MI
53	1092	35000 Warren Road **	Westland	Wayne	MI
54	1110	6780 S Westnedge Ave	Portage	Kalamazoo	MI
55	1192	5500 Harvey St	Muskegon	Muskegon	MI
56	1700	18900 Michigan Ave	Dearborn	Wayne	MI
57	1720	14100 Lakeside Circle	Sterling Hts	Macomb	MI
58	1760	27600 Novi Road	Novi	Oakland	MI
59	2040	5575 B Drive N	Battle Creek	Calhoun	MI
60	2180	1212 S Airport Road W	Traverse City	Grand Traverse	MI
61	9693	Shortcut Road	Marine City	St Clair	MI
62	8702	2700 Winter St Ne	Minneapolis	Hennepin	MN
63	1042	101 N Rangeline Road	Joplin	Jasper	MO
64	1171	2825 S Glenstone Ave, Suite 500	Springfield	Greene	MO
65	1182	3 Mid Rivers Mall Dr	St. Peters	St. Charles	MO
66	1222	250 S County Center Way	St. Louis	St. Louis County	MO
67
68	1822	330 Siemers Drive	Cape Girardeau	Cape Girardeau County	MO
69	1166	1740 Bonita Lakes Circle	Meridian	Lauderdale	MS
70	1306	1000 Turtle Creek Dr	Hattiesburg	Lamar	MS
71	1165	1480 Concord Parkway	Concord	Cabarrus	NC
72	1375	3320 Silas Creek Pkwy	Winston Salem	Forsyth	NC
73	1605	7330 Old Wake Forest Road	Raleigh	Wake	NC
74
75	2175	3600 S. Memorial Drive	Greenville	Pitt	NC
76	2515	1940 US Highway 70 SE	Hickory	Catawba	NC
77
78	1712	2800 S Columbia Road	Grand Forks	Grand Forks	ND
79	1022	3420 Oak View Drive	Oakview	Douglas	NE
80	1314	51 Us Hwy #1	New Brunswick	Middlesex	NJ
81	1554	4409 Black Horse Pike	Mays Landing	Atlantic	NJ
82	1614	112 Eisenhower Pkwy Ste 2A	Livingston	Essex	NJ
83	1734	300 Quaker Bridge Mall	Lawrenceville	Mercer	NJ

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	Store Number	Address	City	County	State
84	1764	Route 80 & Mt. Hope Avenue	Rockaway	Morris	NJ
85	1874	2501 Mt Holly Road	Burlington	Burlington	NJ
86	1717	10000 Coors Bypass Nw	Albuquerque	Bernalillo	NM
87	2207	1000 S Main St	Roswell	Chaves	NM
88	1504	4475 Transit Road	Clarence	Erie	NY
89	4928	308 Dix Avenue	Queensberry	Warren	NY
90	1051	17271 Southpark Ctr	Strongsville	Cuyahoga	OH
91	1120	5053 Tuttle Crossing Blvd	Columbus	Franklin	OH
92
93	1710	5000 Great Northern Mall	North Olmsted	Cuyahoga	OH
94	2010	600 Richland Mall	Mansfield	Richland	OH
95	2390	1475 Upper Valley Pike	Springfield	Clark	OH
96
97	1545	205 W. Blackstock Road	Spartanburg	Spartanburg	SC
98	1595	700 Haywood Road	Greenville	Greenville	SC
99	2305	3101 N. Main Street	Anderson	Anderson	SC
100
101	1315	401 Northgate Mall	Chattanooga	Hamilton	TN
102
103
104	1027	750 Sunland Park Drive	El Paso	El Paso	TX
105
106	1176	999 Pasadena Blvd	Pasadena	Harris	TX
107	1187	3000 Town East Mall	Mesquite	Dallas	TX
108	1217	1305 Airline Road	Corpus Christi	Nueces	TX
109	1267	1800 Green Oaks Road	Fort Worth	Tarrant	TX
110	1297	1101 Melbourne Road	Hurst	Tarrant	TX
111	1307	4310 Buffalo Gap Road	Abilene	Taylor	TX
112	1317	8401 Gateway Blvd W	El Paso	El Paso	TX
113	1327	1000 San Jacinto Mall	Baytown	Harris	TX
114	1337	851 N Central Expwy	Plano	Collin	TX
115
116	1377	7925 Fm 1960 Road W	Houston	Harris	TX
117
118	1407	6461 Eastex Fwy	Beaumont	Jefferson	TX
119	1417	20131 Highway 59 N	Humble	Harris	TX
120	1427	6909 N Loop 1604 E	San Antonio	Bexar	TX
121	1447	4900 S. Hulen Street	Hulen	Tarrant	TX
122	1487	12701 Ridgeline Boulevard	Austin	Williamson	TX
123	2197	10000 Emmett F Lowry Expy	Texas City	Galveston	TX
124	2247	5300 San Dario Avenue	Laredo	Webb	TX
125	2497	2320 N Expressway	Brownsville	Cameron	TX
126	2547	1502 Harvey Road	College Station	Brazos	TX
127
128	2587	2201 S. Interstate 35 E	Denton	Denton	TX
129	8147	7353 NW Loop 410	San Antonio	Bexar	TX
130	8217	5001 N. Beach Street	Fort Worth	Tarrant	TX

12

	Store Number	Address	City	County	State
131	8717	5901 Griggs Road	Houston	Harris	TX
132	1029	4700 N Division St	Spokane	Spokane	WA
133	1038	14720 E Indiana Ave	Spokane Valley	Spokane	WA
134	1139	301 Southcenter Mall	Tukwila	King	WA
135	2029	9 E Valley Mall Blvd **	Union Gap	Yakima	WA
136	2219	651 Sleater Kinney Road	Lacey/Olympia	Thurston	WA
137	2309	10315 Silverdale Way Nw, Suite C	Silverdale	Kitsap	WA
138	4147	4110 E Sprague Avenue	Spokane	Spokane	WA

13